Exhibit 10.3

EXECUTION VERSION

ABL CREDIT AGREEMENT

Dated as of May 4, 2016

among

PQ CORPORATION,

as the US Borrower,

THE CANADIAN BORROWERS PARTY HERETO,

THE EUROPEAN BORROWERS PARTY HERETO,

CPQ MIDCO I CORPORATION,

as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

CITIBANK, N.A.,

as Administrative Agent and Issuing Bank,

and

CITIGROUP GLOBAL MARKETS INC., CREDIT SUISSE SECURITIES (USA) LLC,

JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC.,

DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS LENDING PARTNERS LLC,

JEFFERIES FINANCE LLC and KEYBANC CAPITAL MARKETS INC.,

as Joint Lead Arrangers

and Joint Bookrunners

-i-

-ii-

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SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Mortgages
Schedule 1.01(c)	–	Specified Lease Transactions
Schedule 1.01(d)	–	Existing Letters of Credit
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.13	–	Subsidiaries
Schedule 3.19	–	Deposit Accounts and Securities Accounts
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 9.01	–	Borrower’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Borrowing Request
Exhibit B-2	–	Form of Letter of Credit Request
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Interest Election Request
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Perfection Certificate Supplement
Exhibit G	–	Form of Promissory Note
Exhibit H-1	–	Form of Trademark Security Agreement
Exhibit H-2	–	Form of Patent Security Agreement
Exhibit H-3	–	Form of Copyright Security Agreement
Exhibit I	–	Form of US Loan Guaranty Agreement
Exhibit J	–	Form of US Security Agreement
Exhibit K-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

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Exhibit K-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit L	–	Form of Solvency Certificate
Exhibit M	–	Form of Global Intercompany Note
Exhibit N	–	Form of US, Canadian and European Borrowing Base Certificate,
Exhibit O	–	Form of Hedge Agreement Designation Notice

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ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of May 4, 2016 (this “Agreement”), by and among PQ Corporation, a Pennsylvania corporation (“US Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Canadian Borrowers from time to time party hereto, the European Borrowers from time to time party hereto, the Lenders from time to time party hereto and Citibank, N.A. (“Citi”), in its capacities as administrative agent and collateral agent for the Lenders (the “Administrative Agent”); with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, Jefferies Finance LLC and KeyBanc Capital Markets Inc., as joint lead arrangers and joint bookrunners (in such capacities, collectively, the “Arrangers”).

RECITALS

A. Pursuant to the terms of the Reorganization Agreement, the US Borrower and the other parties thereto will consummate a series of steps to reorganize and combine the businesses of the US Borrower and certain of its affiliates and Eco Services Operations LLC, a Delaware limited liability company (“Eco Services”) and certain of its affiliates, and in connection therewith (i) Eco Services Intermediate Holdings LLC, a Delaware limited liability company and direct parent of Eco Services, will merge with and into PQ Holdings Inc., pursuant to which PQ Holdings Inc. will continue as the surviving corporation (the “First PQ/Eco Merger”), (ii) immediately following the First PQ/Eco Merger, PQ Holdings Inc. will contribute and assign to Holdings, and Holdings will accept such contribution and assignment of, PQ Holdings Inc.’s membership interests in Eco Services (the “PQ Holdings Contribution”), (iii) immediately following the PQ Holdings Contribution, Eco Services will merge with and into the US Borrower, pursuant to which the US Borrower will continue as the surviving corporation (the “Second PQ/Eco Merger”), and (iv) following the Second PQ/Eco Merger, the US Borrower will contribute and assign to Eco Services Operations Corp., a Delaware corporation, and Eco Services Operations Corp. will assume, all of the assets and liabilities of the US Borrower that were formerly assets or liabilities of Eco Services prior to the Second PQ/Eco Merger (the “Eco Contribution”).

B. The US Borrower has requested that the Lenders extend credit in the form of an asset-based Revolving Facility with Commitments in an aggregate amount of $200,000,000, subject to increase as permitted herein.

C. In addition, the US Borrower will also (i) issue (a) the 2022 Senior Secured Notes (as hereinafter defined) in an aggregate principal amount equal to $625,000,000 under the 2022 Senior Secured Note Documents (as hereinafter defined), and (b) the 2022 Senior Unsecured Notes (as hereinafter defined) in an aggregate principal amount equal to $525,000,000 under the 2022 Senior Unsecured Note Documents (as hereinafter defined), and (ii) borrow term loans under a term facility comprised of (a) a Dollar tranche of term loans in an aggregate principal amount of $900,000,000 and (b) a Euro tranche of term loans in an aggregate principal amount of €265,000,000, in each case the proceeds of which shall be used to finance a portion of the Refinancing and the other Transactions.

D. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral” means “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of the Closing Date, by and among the Administrative Agent, the Term Loan Administrative Agent, Wells Fargo Bank, National Association, as trustee under the 2022 Senior Secured Note Indenture and the other parties thereto from time to time and acknowledged by the US Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Revolving Loan” means a Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Intercreditor Agreement” means the Intercreditor Agreements, a Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Lead Borrower and the Administrative Agent.

“Account” has the meaning assigned to such term in the UCC (and/or, with respect to any Accounts of any Canadian Loan Party, as defined in the PPSA), including all rights to payment for Inventory, merchandise and goods sold or leased, or for services rendered.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Acquired Canadian Eligible Accounts” has the meaning assigned to such term in the definition of “Canadian Borrowing Base”.

“Acquired Canadian Eligible Inventory” has the meaning assigned to such term in the definition of “Canadian Borrowing Base”.

“Acquired European Eligible Accounts” has the meaning assigned to such term in the definition of “European Borrowing Base”.

“Acquired European Eligible Inventory” has the meaning assigned to such term in the definition of “European Borrowing Base”.

“Acquired US Eligible Accounts” has the meaning assigned to such term in the definition of “US Borrowing Base”.

“Acquired US Eligible Inventory” has the meaning assigned to such term in the definition of “US Borrowing Base”.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Section 2.22 or 2.23.

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender, plus the aggregate outstanding amount at such time of such Lender’s LC Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Additional Revolving Commitments.

“Additional Revolving Facility” means any revolving credit facility added pursuant to Section 2.22 or 2.23.

“Additional Revolving Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Revolving Loans” means any Revolving Loan made hereunder pursuant to any Additional Revolving Commitments.

“Adjustment Date” means the first day of January, April, July and October of each Fiscal Year.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” has the meaning assigned to such term in Section 5.16(b).

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrowers or any of their respective Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrowers or any of their respective Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrowers or any of their respective Restricted Subsidiaries or any property of Holdings, the Borrowers or any of their respective Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, the Arrangers, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof. For purposes of the Loan Documents, Jefferies Finance LLC and its Affiliates shall be deemed to be “Affiliates” of Jefferies LLC and its Affiliates.

“Aggregate Commitments” means, at any time, the sum of all Commitments at such time. As of the Closing Date, the amount of Aggregate Commitments is $200,000,000.

“Agreement” has the meaning assigned to such term in the preamble to this ABL Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00%; provided that for the purpose of this clause (b), the Published LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to ICE LIBOR as published by Bloomberg (or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time), and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be.

“Alternate Currency” means any currency other than Dollars, Canadian Dollars, Euros and Sterling, approved by the Lenders in accordance with Section 1.12.

“Applicable Administrative Agent” means (i) with respect to ABL Collateral, the Administrative Agent, (ii) with respect to Term Loan Collateral, the Term Loan Administrative Agent (or other analogous term in another Acceptable Intercreditor Agreement, as applicable) or (iii) if at any time there is no Intercreditor Agreement or other intercreditor agreement described in the definition of “Acceptable Intercreditor Agreement” then in effect, the Administrative Agent.

“Applicable Percentage” means, with respect to any Lender for any Class, the percentage of the Aggregate Commitments for such Class represented by such Lender’s Commitment for such Class; provided that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Commitment shall be disregarded in the relevant calculations. In the event the Aggregate Commitments for any Class shall have expired or been terminated, the Applicable Percentages of any Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of the applicable Lenders of such Class, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day,

(a) with respect to Initial Revolving Loans, any Overadvance or any Protective Advance, the rate per annum applicable to the relevant Class of Revolving Loans set forth below, based upon the Average Availability as of the last day of the most recently ended Test Period; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter ended after the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average Availability	ABR Revolving Loans and Canadian Prime Rate Revolving Loans	LIBO Revolving Loans and CDOR Revolving Loans
Category 1
≥ 66.7%	0.50%	1.50%
Category 2
< 66.7% but ≥ 33.3%	0.75%	1.75%
Category 3
< 33.3%	1.00%	2.00%

(b) with respect to any Additional Revolving Loan of any Class, the rate or rates per annum specified in the applicable Incremental Facility, or Extension Amendment.

The Applicable Rate pursuant to clause (a) shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Availability in accordance with the table above; provided that if a Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(l), the “Applicable Rate” shall be the rate per annum set forth above in Category 3 until such Borrowing Base Certificate is delivered in compliance with Section 5.01(l).

“Approved Appraiser” means Hilco Valuation Services, LLC or any other appraiser or consultant approved in writing by the Lead Borrower (such approval not to be unreasonably withheld) so long as an Event of Default does not exist or is continuing, in which case the Lead Borrower’s consultation (but not approval) shall be required with respect to the appointment of an “Approved Appraiser”.

“Arrangers” has the meaning assigned to such term in the preamble to this Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Lead Borrower.

“Availability” means as of any applicable date, the amount by which the Line Cap exceeds the Total Revolving Credit Exposure, in each case at such time.

“Availability Reserve” means without duplication, (a) the Rent and Charges Reserve; (b) the Hedge Product Reserve, (c) the Banking Services Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Lead Borrower; (d) the Retention of Title Reserve; (e) the Priority Payable Reserve; (f) the GST, HST, VAT Tax Reserve; (g) the Enterprise Act Reserve; (h) such additional reserves not otherwise addressed in clauses (a) through (g) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserves shall not be established or changed except upon not less than five (5) Business Days’ (or such shorter period as may be agreed by the Lead Borrower) prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Lead Borrower and (b) the Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent), (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall be limited to such Availability Reserve or changes as the Administrative Agent determines in its Permitted Discretion to be necessary (a) to reflect items that could reasonably be expected to adversely affect the value of the applicable Eligible Accounts or Eligible Inventory or (b) to reflect items that could reasonably be expected to adversely affect the enforceability or priority of the Administrative Agent’s Liens on the applicable Collateral, and (iii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change; provided that (x) no Availability Reserves may be established after the Closing Date based on events, conditions or matters known to the Administrative Agent as of the Closing Date for which no Availability Reserve was imposed on the Closing Date or criteria included in the definitions of Eligible Accounts or Eligible Inventory, in each case, as in effect on the Closing Date, unless such events, conditions or matters have changed in any material adverse respect since the Closing Date, (y) in no event shall any Availability Reserve with respect to any component of the Borrowing Base duplicate any Availability Reserve or adjustment already accounted for in determining eligibility criteria (including collection and/or advance rates) and (z) no Availability Reserve shall be imposed on the first 5% of dilution of Accounts and thereafter no dilution Availability Reserve shall exceed 1% for each incremental whole percentage in dilution over 5% (it being agreed that partial percentage point reserves are permitted (e.g., a reserve for 0.1 percentage points where dilution is 5.1%). Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserves solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed to by the Lead Borrower) shall only be subject to a notice period of one (1) Business Day, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of five (5) Business Days.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrowers, but excluding any Cure Amount) received by the Borrowers or any of their Restricted Subsidiaries after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock (other than any amounts received from the Borrowers or any of its Restricted Subsidiaries), and

(2) the sale of Qualified Capital Stock of the Borrower or any of its Restricted Subsidiaries (other than (x) to the Borrowers or any Restricted Subsidiary of the Borrowers, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be.

“Average Availability” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Availability for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Line Cap for such Fiscal Quarter. In determining “Average Availability”, the Borrowing Base as of any day shall be calculated by reference to the most recent Borrowing Base Certificates delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(l).

“Average Usage” means, on the applicable Adjustment Date, the quotient, expressed as a percentage, obtained by dividing (a) the average daily Outstanding Amount of the Total Revolving Credit Exposure for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Aggregate Commitments (other than Commitments of Defaulting Lenders) for such Fiscal Quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Levy” means the UK bank levy as set out in Schedule 19 to the Finance Act 2011.

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Restricted Subsidiary: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into, in each case, that has been designated to the Administrative Agent in writing by the Lead Borrower as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender.

“Banking Services Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Banking Services Obligations.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Blocked Account Agreement” has the meaning assigned to such term in Section 5.16(a).

“Blocked Accounts” has the meaning assigned to such term in Section 5.16(a).

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Company Competitor or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such Person (i) makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to Holdings, the Borrowers or their respective subsidiaries or any entity that forms a part of any of their respective businesses; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with clause (a)(i) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable on the basis of such Affiliate’s name.

“Borrowers” means, collectively, the US Borrower, the Canadian Borrowers and the European Borrowers.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means any (a) Revolving Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Revolving Loans or CDOR Loans, as to which a single Interest Period is in effect or (b) Protective Advance.

“Borrowing Base” means, at any time of calculation, the aggregate amount of the US Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base.

“Borrowing Base Certificates” means the US Borrowing Base Certificate, Canadian Borrowing Base Certificate or European Borrowing Base Certificate, as applicable.

“Borrowing Request” means a request by any Borrower (or the Lead Borrower on its behalf) for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and such Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York, London, England or Toronto, Ontario are authorized or required by law to remain closed; provided that (x) when used in connection with a LIBO Rate Revolving Loan or Letter of Credit denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar or Sterling deposits in the London interbank market, (y) when used in connection with a LIBO Rate Revolving Loan or Letter of Credit denominated in Euros, the term “Business Day” shall also exclude any TARGET2 Day or (z) when used in connection with any CDOR Revolving Loan or Letter of Credit denominated in Canadian Dollars any funding, disbursement, settlement and/or payments in Canadian Dollars in respect of such CDOR Revolving Loan or Letter of Credit or any other dealing in Canadian Dollars to be carried out pursuant to this Agreement in respect of any such CDOR Revolving Loan or Letter of Credit, means any such day that is also a day on which dealings are conducted by and between banks in the Toronto interbank market.

“Canadian AML Laws” has the meaning assigned to such term in Section 9.17.

“Canadian Banking Services Obligations” means Banking Services Obligations of a Canadian Loan Party that are not “Banking Services Obligations” as defined in the Term Loan Agreement (or any equivalent term under the Term Facility).

“Canadian Borrower” means any Subsidiary of the US Borrower that is incorporated or organized under the laws of the Canada or any province or territory thereof and designated as a “Canadian Borrower” pursuant to a Canadian Borrower Joinder Agreement.

“Canadian Borrower Joinder Agreement” means a joinder agreement executed by the applicable Canadian Loan Party in form and substance reasonably satisfactory to the Administrative Agent (which shall include a condition that each Revolving Lender with an Initial Canadian Commitment has reasonably satisfied its requirements under applicable “know your customer” and anti-money laundering rules and regulations with respect to each applicable Canadian Loan Party).

“Canadian Borrowing Base” means the sum, in Dollars, of the following as set forth in the most recently delivered Canadian Borrowing Base Certificate:

(a) 85% of the Canadian Loan Parties’ Eligible Accounts; plus

(b) the lesser of (i) 85% of the Net Orderly Liquidation Value or (ii) 70% of the book value of the Canadian Loan Parties’ Eligible Inventory (calculated at the lower of cost or market value); plus

(c) 100% of Qualified Cash of the Canadian Loan Parties; provided that the sum of all Qualified Cash of all Loan Parties included in the US Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base may not exceed $25,000,000 in the aggregate; minus

(d) any Availability Reserve established in connection with the foregoing.

In connection with any Subject Transaction, the Canadian Borrowers may submit a Canadian Borrowing Base Certificate reflecting a calculation of the Canadian Borrowing Base that includes Eligible Accounts and Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by Canadian Loan Parties in connection with such Subject Transaction (the “Acquired Canadian Eligible Accounts” and the “Acquired Canadian Eligible Inventory”, respectively) and, from and after the Subject Transaction Date, the Canadian Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory, such adjustment to the Canadian Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to (i) from the Subject Transaction Date until the date that is 91 days after the Subject Transaction Date, the aggregate amount of Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory included in the Canadian Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the Canadian Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired Canadian Eligible Accounts and Acquired Canadian Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the 91st day following the Subject Transaction Date (or such later date as the Administrative Agent may agree), the Canadian Borrowing Base shall be calculated without reference to the Acquired Canadian Eligible Accounts and the Acquired Canadian Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired Canadian Eligible Accounts and the Acquired Canadian Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b).

“Canadian Borrowing Base Certificate” means a certificate from a Responsible Officer of the Canadian Borrowers, in substantially the form of Exhibit N, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Canadian Borrowers and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“Canadian Borrowing Base Effective Date” means the first date on which (i) a Canadian Borrower delivers a Canadian Borrower Joinder Agreement and complies with clause (a)(ii) of the Collateral and Guarantee Requirement and (ii) a Canadian Borrowing Base Certificate has been delivered to the Administrative Agent.

“Canadian Collateral” means any and all property of any Canadian Loan Party or US Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Canadian Loan Party or US Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document, in each case, to secure the Canadian Secured Obligations.

“Canadian Concentration Account” has the meaning assigned to such term in Section 5.16(a).

“Canadian Dollars” or “C$” refers to the lawful money of Canada.

“Canadian Employee” means any employee or former employee of any Canadian Borrower or any other Canadian Loan Party.

“Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employment group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees.

“Canadian Hedge Product Amount” has the meaning assigned to such term in the definition of Canadian Secured Hedging Obligations.

“Canadian LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“Canadian LC Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to Canadian Letters of Credit that have not yet been reimbursed at such time. The Canadian LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate Canadian LC Exposure at such time.

“Canadian Letter of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(B)

“Canadian Letter of Credit Sublimit” means $2,000,000, subject to increase in accordance with Section 2.22.

“Canadian Line Cap” means at any time, the lesser of (i) the aggregate Initial Canadian Commitment and (ii) the then-applicable Canadian Borrowing Base.

“Canadian Loan Guaranty” means the Canadian Loan Guaranty Agreement, in form and substance reasonably satisfactory to the Administrative Agent (which shall be based on the US Loan Guaranty, with changes to be reasonably agreed), executed by each Canadian Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Canadian Loan Party” any Loan Party that is incorporated or organized under the laws of the Canada or any province or territory thereof.

“Canadian Lockbox” has the meaning assigned to such term in Section 5.16(a).

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial Canadian Revolving Loans, all Canadian Overadvances, all Canadian Protective Advances, all Canadian LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Canadian Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Initial Canadian Revolving Loan, Canadian Overadvance, Canadian Protective Advance, Canadian Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Canadian Overadvance” has the meaning assigned to such term in Section 2.04(b).

“Canadian Overnight Rate” means the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by Canadian Borrowers for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Person” means any person that is incorporated or organized under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means, on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by Citi in effect as its prime rate on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate” and (ii) the annual rate of interest equal to the sum of (A) the one-month CDOR Loan Rate in effect on such day and (B) 1.00%, with any such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“Canadian Required Lenders” means, at any time, Lenders having Initial Canadian Revolving Credit Exposure or unused Initial Canadian Revolving Commitments representing more than 50% of the sum of the total Initial Canadian Revolving Credit Exposure and such unused Initial Canadian Revolving Commitments at such time; provided that the Initial Canadian Revolving Credit Exposure and unused Initial Canadian Revolving Commitments of any Defaulting Lender shall be disregarding in the determination of the Canadian Required Lenders at any time.

“Canadian Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) of any Canadian Loan Party under each Hedge Agreement that (a) is in effect on the Closing Date between any Canadian Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date or (b) is entered into after the Closing Date between any Canadian Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such Canadian Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the Canadian Borrower as being a Canadian Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender: provided that for any such Canadian Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable Canadian Loan Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit O notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable Canadian Loan Party that may arise thereunder (the “Canadian Hedge Product Amount”). The Canadian Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and Canadian Loan Party. No Canadian Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“Canadian Secured Obligations” means all Secured Obligations of the Canadian Loan Parties.

“Canadian Security Agreement” means the ABL Canadian Security Agreement among the Canadian Loan Parties and the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably acceptable to the Administrative Agent and the Canadian Borrowers, and to the extent that a Canadian Loan Party has a place of business, registered office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable.

“Canadian Super Majority Lenders” means, at any time, Lenders having Initial Canadian Revolving Credit Exposure and unused Initial Canadian Revolving Commitments representing more than 66-2/3% of the sum of the aggregate Initial Canadian Revolving Credit Exposure and such unused Initial Canadian Revolving Commitments of all Lenders at such time; provided that the Initial Canadian Revolving Credit Exposure and unused Initial Canadian Revolving Commitment of any Defaulting Lender shall be disregarded in the determination of the Canadian Super Majority Lenders at any time.

“Canadian Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Lead Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined in accordance with GAAP.

“Cash Dominion Period” means (a) each Liquidity Period or (b) the period during which any Specified Default has occurred and is continuing.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. or Canadian government or (ii) issued by any agency or instrumentality of the U.S., Canada or the U.K. the obligations of which are backed by the full faith and credit of the U.S., Canada or the U.K., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by the U.K., any state of the U.S. or province or territory of Canada or any political subdivision of any such state, province or territory or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., Canada or England and Wales, any state or province, as applicable, thereof or the District of Columbia or any political subdivision thereof and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (f) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

In the case of any Investment by any Foreign Subsidiary, “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph.

“CDOR Loan Rate” means the CDOR Rate plus the Applicable Rate.

“CDOR Rate” means, for any day, a rate per annum equal to the annual rate of interest that is the rate equal to the average discount rate for Canadian dollar bankers’ acceptances issued on such day for a term equal or comparable to the interest period of the CDOR Revolving Loan requested as such rate appears on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000, definitions, as modified and amended from time to time or any successor thereto) rounded to the nearest 1/l00th of 1% (with 0.005% being rounded up), as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, that, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the

CDOR Rate on any day shall be the average of the annual discount rate applicable in respect of an issue of Canadian Dollar bankers’ acceptances having a term equal or comparable to the Interest Period of CDOR Revolving Loan requested, quoted by Citi as of 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided that in no event shall the CDOR Rate be less than zero.

“CDOR Revolving Loans” means Revolving Loans denominated in Canadian Dollars and bearing interest at a rate determined by reference to the CDOR Loan Rate.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” means any direct or indirect Subsidiary that has no material assets other than the capital stock of, or indebtedness and capital stock of, one or more subsidiaries that are CFCs or other CFC Holdcos (for the avoidance of doubt, on the Closing Date, Potters GP, Potters LP, Potters Holdings II L.P. and Potters Holdings II GP, LLC shall not be considered CFC Holdcos).

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of Holdings;

(b) at any time on or after a Qualifying IPO, the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders (it being understood that a “Change of Control” shall not be deemed to have occurred with respect to clauses (a) and (b) above if the Permitted Holders have, at such time, the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings); and

(c) the US Borrower ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings;

provided that the creation of a Parent Company shall not in and of itself cause a Change of Control so long as at the time such Person became a Parent Company, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any such group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than the Permitted Holders), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provisions), directly or indirectly, of 50% or more, in the case of clause (a) above, or 35% or more (or, if higher, the percentage then held by the Permitted Holders), in the case of clause (b) above, of the total voting power of all of the outstanding voting stock of Holdings.

“Charge” means any charge, fee, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Citi” has the meaning assigned to such term in the preamble to this Agreement.

“Class”, when used in reference to any Revolving Loan, Borrowing or Commitment, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are Initial US Revolving Loans, Initial Canadian Revolving Loans, Initial European Revolving Loans, US Protective Advances, Canadian Protective Advances or European Protective Advances or respective Commitments related thereto or other loans or commitments added as a separate Class pursuant to Section 2.22 or 2.23. For the avoidance of doubt, the Initial US Revolving Loans, the Initial Canadian Revolving Loans and the Initial European Revolving Loans constitute separate Classes of Revolving Loans.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986 as amended (unless otherwise provided herein).

“Co-Investors” means (a) INEOS Investments Partnership and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates and (b) the officers, directors and members of the management of the US Borrower, any Parent Company and/or any subsidiary of the US Borrower solely to the extent that such Persons own Capital Stock in the US Borrower or any direct or indirect parent thereof on the Closing Date.

“Collateral” means the US Collateral, the Canadian Collateral and the European Collateral.

“Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee, mortgagee, customs broker or other Person (other than any Loan Party) having possession of, a Lien upon, or having rights or interests in the inventory (or any books or records relating thereto) of any Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a) the Administrative Agent shall have received in the case of any Restricted Subsidiary that is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(i) in the case of any Person that will become a US Loan Party, (A) a joinder to the US Loan Guaranty in substantially the form attached as an exhibit thereto, (B) a supplement to the Security Agreement in substantially the form attached as an exhibit thereto, (C) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as an exhibit hereto, (D) a completed Perfection Certificate Supplement with respect thereto, (E) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (F) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts; and

(ii) in the case of any Person that will become a Canadian Loan Party, (A) a joinder to the Canadian Loan Guaranty, (B) the Canadian Security Agreement or a supplement thereto in substantially the form attached as an exhibit thereto, (C) PPSA financing statements and other appropriate registration documents in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request and (D) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts;

(iii) in the case of any Person that will become a European Loan Party, (A) a joinder to the European Loan Guaranty, (B) the instrument or document pursuant to which the European Loan Party grants a Lien on any European Collateral as security for payments of the European Obligations in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, (C) to the extent applicable, registration of such Collateral Document with the relevant authorities, and (D) entry into a Blocked Account Agreement with respect to each of its Blocked Accounts;

(iv) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the US Security Agreement or any corresponding provision in any other Collateral Document (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a));

(b) the Administrative Agent shall have received with respect to any Material Real Estate Assets acquired after the Closing Date by any US Loan Party, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Administrative Agent and the Lead Borrower):

(i) evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the

Administrative Agent for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Lead Borrower)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Administrative Agent, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii) customary legal opinions of local counsel for the relevant Loan Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Loan Party, in each case as the Administrative Agent may reasonably request;

(iv) surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications and any required borrower notices under Regulation H (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Administrative Agent may in its reasonable discretion accept any such existing certificate, appraisal or survey so long as such existing certificate or appraisal satisfies any applicable local law requirements; and

(v) such other evidence that all other actions that the Administrative Agent may reasonably request and deem necessary in order to create a valid and subsisting Lien on such Material Real Estate Assets have been taken.

“Collateral Documents” means, collectively, (i) each Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) each security agreement and any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” and (v) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Commitment and Additional Revolving Commitment, as applicable, in effect as of such time.

“Commitment Fee Rate” means on any date, with respect to the Initial Commitments, the applicable rate per annum set forth below based upon the Average Usage; provided that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Closing Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Level II:

Level	Average Usage	Unused Line Fee Rate
I	≥ 50%	0.250%
II	< 50%	0.375%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Usage as of such Adjustment Date.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means (a) any competitor of the Borrowers and/or any of their subsidiaries and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xi), (xii) and (xiv) below) the amounts of:

(i) consolidated interest expense determined in accordance with GAAP and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk (net of interest income and gains on such hedging obligations), costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), and fees and expenses paid to the Administrative Agent in connection with its services hereunder, other bank, administrative agency (or trustee) and financing fees;

(ii) Taxes paid (including pursuant to any Tax sharing arrangement or any Tax distribution) and provisions for Taxes of such Person and its subsidiaries, including, in each case, arising out of tax examinations;

(iii) (A) depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) impairment of goodwill and other assets and (C) any asset write-off and/or write-down;

(iv) any non-cash Charge (including, without limitation, (A) any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods) including changes in capitalization and variances and non-cash adjustments for LIFO accounting and (B) losses or expenses recognized in respect of any pension related benefits as a result of the application of FASB ASC 715); provided that to the extent any such non-cash Charge represents an accrual or reserve for potential cash items in any future period, (A) such Person may determine not to add back such non-cash Charge in the then-current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent;

(v) (A) Transaction Costs, and (B) transaction fees and Charges (1) incurred in connection with the consummation of any transaction (or any transaction proposed and not consummated) permitted under this Agreement, including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions, (2) incurred in connection with any Qualifying IPO and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);

(vi) Public Company Costs;

(vii) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.09(f);

(viii) the amount of any expense or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(ix) the amount of earnout obligation expense incurred in connection with (A) acquisitions and Investments completed prior to the Closing Date and (B) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;

(x) expected cost savings (including sourcing), operating expense reductions, operating improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person, as certified by a chief financial officer, treasurer or equivalent officer of such Person) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives, similar initiatives and/or specified transaction (any such operating improvement, restructuring, cost savings initiative, similar initiative or specified transaction, a “Cost Savings Initiative”); provided that (x) such cost savings, operating expense reductions, operating improvements or synergies are reasonably expected to be realized within 18 months of the event giving rise thereto and (y) the aggregate amount of addbacks made under this clause (x) shall not exceed an amount equal to 25% of Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended (and such determination shall be made prior to the making of, and without giving effect to, any adjustments pursuant to this clause (x);

(xi) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration Charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs);

(xii) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));

(xiii) unrealized net losses in the fair market value of any arrangements under Hedge Agreements;

(xiv) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the related non-Cash gain was deducted in the calculation of Consolidated Adjusted EBITDA;

(xv) [Reserved];

(xvi) accretion of asset retirement obligations in accordance with FASB ASC 410;

(xvii) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i) through (iii) above relating to such joint venture corresponding to the proportionate share of such joint venture’s consolidated net income (determined as if such joint venture were a Restricted Subsidiary); and

(xviii) other add-backs and adjustments reflected in the model delivered by the Sponsor to the Arrangers on March 28, 2016;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) non-cash gains or income; provided that to the extent any non-cash gain or income represents an accrual or deferred income in respect of potential Cash items in any future period, such Person may determine not to deduct such non-cash gain or income in the then current period;

(ii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements;

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(B)(3) above (as described in such clause) to the extent the relevant reimbursement amounts were not received within the time period required by such clause;

(iv) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause;

(v) to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the cash payment in respect thereof in the relevant future period; and

(vi) the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for GAAP purposes.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio and the Secured Leverage Ratio for any period that includes the Fiscal Quarters ended March 31, 2015, June 30, 2015, September 30, 2015 or December 31, 2015, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended March 31, 2015 shall be deemed to be $86,785,308.21, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended June 30, 2015 shall be deemed to be $107,259,652.67, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended September 30, 2015 shall be deemed to be $130,629,890.52 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended December 31, 2015 shall be deemed to be $87,217,646.85; provided that (x) for the four Fiscal Quarter period ended December 31, 2015, Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis, shall be deemed to be $433,630,498.25 and (y) for any subsequent four Fiscal Quarter period that includes any of the Fiscal Quarters described under clauses (ii) through (iv) above, Consolidated Adjusted EBITDA shall include the applicable amounts set forth in such clauses and the Pro Forma Basis calculation shall be in accordance with the terms thereof.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided that there shall be excluded, without duplication,

(a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or dispositions of Capital Stock or assets (including asset retirement costs) or of returned surplus assets outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of actual or prospective legal settlements, fines, judgments or orders), including in connection with any acquisition,

(d) any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness),

(e) any net gains, Charges or losses with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Lead Borrower, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to GAAP,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements),

(g) (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, any Borrower and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(h) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are required to be established or adjusted as a result of the Transactions in accordance with GAAP or as a result of the adoption or modification of accounting policies in accordance with GAAP,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) goodwill or other asset impairment charges, write-offs or write-downs and (C) amortization of intangible assets, and

(j) (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Senior Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a first priority Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money, Capital Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit); provided that, Consolidated Total Debt shall (i) be calculated net of (x) unrestricted Cash and Cash Equivalents of such Person and (y) Cash and Cash Equivalents restricted in favor of the Secured Obligations (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral) in each case determined in accordance with GAAP and (ii) not include any Indebtedness of the Borrower and/or any Restricted Subsidiary incurred in connection with a NMTC Transaction permitted by Section 6.01(x)(ii).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 (UK).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Corresponding Obligations” means all Obligations as they may exist from time to time, other than the Parallel Debts.

“Cost Savings Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Covenant Trigger Period” means the period (a) commencing on any day on which either (1) Availability is less than the greater of (A) 10% of the Line Cap and (B) $20.0 million or (2) US Availability is less than $15.0 million and (b) continuing until (1) Availability for each day over a 30 consecutive day period has been equal to or greater than the greater of (A) 10% of the Line Cap and (B) $20.0 million and (2) US Availability for each day over a 30 consecutive day period has been equal to or greater than $15.0 million.

“Credit Extension” means each of (i) the making of a Revolving Loan or Protective Advance or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Suisse” means Credit Suisse AG, Cayman Islands Branch.

“Cure Amount” has the meaning assigned to such term in Section 6.15(b).

“Cure Right” has the meaning assigned to such term in Section 6.15(b).

“Debtor Relief Laws” means (a) the Bankruptcy Code of the U.S., (b) the Bankruptcy and Insolvency Act (Canada), (c) the Companies Creditors Arrangement Act (Canada), (d) the Winding-Up and Restructuring Act (Canada), and (e) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., the United Kingdom (including the Insolvency Act 1986), the Netherlands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the Dutch Faillissementswet.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, (x) to make a Revolving Loan within two Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit required to be funded by it hereunder within two Business Days of such obligation arose or such Revolving Loan, Letter of Credit was required to be made or funded, (b) notified the Administrative Agent, any Issuing Bank or any Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally, (c) failed, within two Business Days after the request of Administrative Agent or the Borrowers, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (1) become (or any parent company thereof has become) the subject of a Bail-In Action or (2) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Lender subject to this clause (e), the Borrowers and the Administrative Agent shall each have determined that such Lender intends, and has all approvals required to enable it (in form and substance satisfactory to each of the Borrowers and the Administrative Agent), to continue to perform its obligations as a Lender hereunder; provided that no Lender shall be deemed to be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority or (ii) in the case of a solvent Person, the commencement of silent administration proceedings under The Financial Supervision Act (Wet financieel toezicht – Wft) then in effect in the Netherlands; provided that, in either case, such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Lender is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrowers or their subsidiaries shall be a Derivative Transaction.

“Designated Hedging Obligations” means any Canadian Secured Hedging Obligations, European Secured Hedging Obligations and US Secured Hedging Obligations for which the applicable Loan Party has complied with the requirements of the definitions of Canadian Secured Hedging Obligations, European Secured Hedging Obligations and US Secured Hedging Obligations, as applicable, to constitute “Designated Hedging Obligations.”

“Designated Non-Cash Consideration” means the fair market value (as determined by the Lead Borrower in good faith) of non-Cash consideration received by any Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) or any Sale Lease-Back Transaction pursuant to Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Lead Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Direction” has the meaning set forth in Section 2.17(i)(ii).

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change in control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Holdings, any Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of any Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) (i) any Person identified in writing to the Arrangers on or prior to March 29, 2016 and (ii) any Affiliate of such Person that is reasonably identifiable on the basis of such Affiliate’s name or that the Lead Borrower has otherwise identified by name in writing as an Affiliate to the Administrative Agent (provided that any such designation may not apply retroactively to disqualify any person that has previously acquired an assignment or participation interest in any Revolving Loan) and (b) (i) any Person that is or becomes a Company Competitor and is designated by the Lead Borrower as such in a writing provided to the Administrative Agent after the date hereof, which designation shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation interest in any Revolving Loan and (ii) any Affiliate of any such Company Competitor (other than a Bona Fide Debt Fund) that is reasonably identifiable on the basis of such Affiliate’s name or that the Lead Borrower has otherwise identified as an Affiliate; provided that an entity becoming an Affiliate of a Company Competitor shall not retroactively disqualify any Person that has previously acquired any assignment or participation interest in any Revolving Loan.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such other currency.

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“Dutch Loan Party” means a Loan Party incorporated under the laws of the Netherlands.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account Debtor Jurisdictions” shall mean (i) with respect to the US Borrowing Base, the United States, (ii) with respect to the Canadian Borrowing Base, Canada or the United States, or (iii) with respect to the European Borrowing Base, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, New Zealand, Portugal, Spain, Sweden, Switzerland, United Kingdom or the United States, in each case together with any state, province or territory thereof (as applicable).

“Eligible Accounts” means those Accounts created by any Loan Party (other than Holdings) in the ordinary course of business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties in all material respects respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit performed by the Administrative Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

(a) Accounts (i) that are more than 60 days past due and (ii) that the Account Debtor has failed to pay within 90 days of original invoice date (or 120 days for Accounts in an amount not in excess of $5,000,000),

(b) Accounts owed by an Account Debtor where 50% or more of all Accounts owed by that Account Debtor are deemed ineligible under clause (a) above,

(c) Accounts with respect to which the Account Debtor is an Affiliate of a Loan Party, or an employee or agent of a Loan Party, as applicable, (other than Accounts of an Affiliate that is a portfolio company of the Sponsor (and is not a Subsidiary of Holdings) arising in the ordinary course of business on arm’s length terms),

(d) Accounts arising in a transaction wherein goods are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except where ownership in the underlying good has been transferred to the Account Debtor and in connection therewith the Administrative Agent has in its Permitted Discretion, established an Availability Reserve), or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e) Accounts that are payable in a currency other than Dollars, Canadian Dollars, Sterling or Euros,

(f) Accounts with respect to which the Account Debtor is either (i) not domiciled in an Eligible Account Debtor Jurisdiction or (ii) if other than a natural Person, not organized, formed or incorporated under the laws of an Eligible Account Debtor Jurisdiction unless, (w) the Account is supported by an irrevocable letter of credit or other credit support reasonably satisfactory to the Administrative Agent which is assigned to the Administrative Agent for benefit of the Secured Parties (with such assignment acknowledged by the issuing or domestic confirming bank) or, if requested by the Administrative Agent, that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent, (x) the Account is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to the Administrative Agent, (y) the Account Debtor is an Affiliate of an Account Debtor that satisfies either clause (i) or (ii) above that has initiated the relevant purchase order on behalf of such Account Debtor in the ordinary course of business or (z) the Account Debtor is an Eligible Multinational Account Debtor; provided that the sum of all Eligible Accounts due from all Eligible Multinational Account Debtors included in the US Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base shall not exceed $10,000,000 in the aggregate.

(g) (i) with respect to the US Borrowing Base, Accounts in excess of $7,500,000 in the aggregate with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC § 3727), (ii) with respect to the Canadian Borrowing Base, Accounts in excess of $5,000,000 in the aggregate with respect to which the Account Debtor is Canada, any province or territory of Canada or any department, agency, or instrumentality thereof (exclusive, however, of Accounts with respect to which the applicable Loan Party has complied, to the reasonable satisfaction of the Administrative Agent, with Part VII of the Financial Administration Act (Canada) or other Applicable Law and also excluding Accounts, the perfection on which may be effected by registration under the PPSA), (iii) with respect to the European Borrowing Base, Accounts in excess of $5,000,000 in the aggregate with respect to which the Account Debtor is the United Kingdom or any department, agency, or instrumentality of the United Kingdom, or (iv) with respect to the European Borrowing Base, Accounts in excess of $5,000,000 in the aggregate with respect to which the Account Debtor is or any department, agency, or instrumentality of the Netherlands,

(h) Accounts with respect to which the Account Debtor is a creditor of a Borrower or any Loan Party, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or dispute (unless such Account Debtor has entered into a written agreement reasonably satisfactory to the Administrative Agent to waive such claim, right of offset, or dispute), solely to the extent of such claim, right of setoff or dispute or open accounts payable,

(i) Accounts with respect to which an Account Debtor whose total obligations owing to the Loan Parties exceeded 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative Agent’s Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit but shall not be excluded in an amount in excess of the foregoing percentage,

(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower or any Loan Party has received notice of an imminent Insolvency Proceeding unless an Account Debtor has been authorized to pay such Accounts pursuant to a valid court order (and so long as the financial condition of such Account Debtor is reasonably satisfactory to the Administrative Agent in its Permitted Discretion),

(k) Accounts that are not subject to a valid and perfected first priority Administrative Agent’s Lien (including taking into account the governing law of the applicable contracts evidencing the Accounts and sufficiency of the applicable Collateral Documents to create valid and enforceable Liens with respect thereto as determined by the Administrative Agent acting in its Permitted Discretion); provided that this clause (k) shall not exclude from Eligible Accounts those Accounts subject to unregistered Liens created by operation of law that accrue amounts not yet due and payable, provided that such Liens are Permitted Liens,

(l) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor or (iii) the services represent fees for shared warehouse space, lab fees and other miscellaneous non-trade activity,

(m) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party, of the subject contract for goods or services,

(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Country,

(o) Accounts with dated terms of more than 180 days from the invoice date, and

(p) In the case of Accounts governed by the laws of the Netherlands, Accounts for which the assignment or encumbrance thereof is restricted or prohibited by the terms of such Account to the extent such restriction or prohibition results in the inability of the applicable Loan Party to grant a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), or (c) any Affiliate of any Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) the Borrowers or any of their Affiliates.

“Eligible Inventory” means Inventory of a Loan Party (other than Holdings) that complies with each of the representations and warranties in all material respects respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion to address, among other things, the results of any audit or appraisal performed by the Administrative Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market value on a basis consistent with the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a) a Loan Party does not have good, valid, and marketable title thereto,

(b) a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Loan Party), unless, in each case, such Inventory is otherwise eligible pursuant to clause (d) below,

(c) it is not located at a location in (i) with respect to the US Borrowing Base, the United States, (ii) with respect to the European Borrowing Base, England and Wales or the Netherlands or (iii) with respect to the Canadian Borrowing Base, Canada,

(d) it is in-transit to or from a location of a Loan Party (other than in-transit from one location of a Loan Party to another location of a Loan Party),

(e) it is located on real property leased by a Loan Party or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement or (ii) a Rent and Charges Reserve has been established by the Administrative Agent in its Permitted Discretion,

(f) it is the subject of a bill of lading or other document of title,

(g) it is not subject to a valid and perfected first priority Administrative Agent’s Lien; provided that this clause (g) shall not exclude from Eligible Inventory that Inventory subject to unregistered Liens created by operation of law that secure amounts not yet due and payable, provided such Liens are Permitted Liens,

(h) it is located at any location at which the aggregate value of all Inventory at such location is less than $50,000,

(i) it is the portion of the Eligible Inventory that represents intercompany profit,

(j) it is Inventory as to which the Borrower takes a revaluation reserve (whereby favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory),

(k) it is consigned to a customer,

(l) any Inventory as to which the applicable Loan Party takes a revaluation reserve, but only to the extent of the reserve,

(m) it is located at an outside processor or vendor,

(n) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Loan Party’s business, bill and hold goods, defective goods, “out-of-spec”, damaged, non-standard, trial items, “seconds” or Inventory acquired on consignment,

(o) it consists of goods returned or rejected by the applicable Loan Party’s customers other than the goods that are undamaged or resalable in the Ordinary Course of Business,

(p) to the extent located in the Netherlands it is subject to reclamation rights or the documentation for the purchase of such Inventory contains a retention of title provision in favor of the seller,

(q) to the extent located in the Netherlands, it is subject to formation (zaaksvorming), commingling (vermenging) or accession (natrekking) with assets owned by third parties,

(r) it is subject to any licensing arrangement or any other intellectual property or other proprietary rights of any Person, the effect of which would be to limit the ability of the Administrative Agent, or any Person selling the Inventory on behalf of the Administrative Agent, to sell such Inventory in enforcement of the Administrative Agent’s Liens without further consent or payment to the licensor or such other Person (unless such consent has then been obtained),

(s) it is not covered by casualty insurance maintained as required by Section 5.05, or

(t) in the case of a European Borrower, it is subject to retention of title or extended retention of title rights.

Each reference to Loan Parties in the foregoing definition of Eligible Inventory shall be deemed to exclude Holdings.

“Eligible Multinational Account Debtors” shall mean (i) GlaxoSmithKline, Colgate Palmolive, Unilever and Procter & Gamble, in each case, so long as such Account Debtor has an investment grade rating from either S&P or Moody’s and (ii) Lucite International and any other Account Debtor approved by the Administrative Agent in its Permitted Discretion.

“Enterprise Act Reserves” means with respect to each UK Loan Party an amount equal to (a) a maximum of £600,000, being the amount ring-fenced for distribution to unsecured creditors from the proceeds of realising a floating charge pursuant to section 176A of the Insolvency Act 1986 and the Insolvency Act 1986 (Prescribed Part) Order 2003 or such other amount as may be specified as a matter of English law plus (b) sums which are due by way of contributions to occupational pension schemes and state scheme premiums plus (c) unpaid remuneration of its employees in respect of the 4 month period prior to insolvency, subject to a maximum cap (currently £800 per employee) plus (d) any other claims constituting a preferential claim ranking ahead of the holder of a floating charge by operation of law.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to environmental matters, including those relating to any Hazardous Materials Activity or exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any trade or business (whether or not incorporated) which, solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by any Borrower, any of their Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to Section 303(k) ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency unit of the Participating Member States.

“European Banking Services Obligations” means Banking Services Obligations of a European Loan Party that are not “Banking Services Obligations” as defined in the Term Loan Agreement (or any equivalent term under the Term Facility).

“European Borrower” means any Subsidiary of the US Borrower that is incorporated or organized under the laws of the Netherlands or England and Wales and designated as a “European Borrower” pursuant to a European Borrower Joinder Agreement.

“European Borrower Joinder Agreement” means a joinder agreement executed by the applicable European Loan Party in form and substance reasonably acceptable to the Administrative Agent.

“European Borrowing Base” means the sum, in Dollars, of the following as set forth in the most recently delivered European Borrowing Base Certificate:

(a) 85% of the European Loan Parties’ Eligible Accounts; plus

(b) the lesser of (i) 85% of the Net Orderly Liquidation Value or (ii) 70% of the book value of the European Loan Parties’ Eligible Inventory (calculated at the lower of cost or market value); plus

(c) 100% of Qualified Cash of the European Loan Parties provided that the sum of all Qualified Cash of all Loan Parties included in the US Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base may not exceed $25,000,000 in the aggregate; minus

(d) any Availability Reserve established in connection with the foregoing.

In connection with any Subject Transaction, the European Borrowers may submit a European Borrowing Base Certificate reflecting a calculation of the European Borrowing Base that includes Eligible Accounts and Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by European Loan Parties in connection with such Subject Transaction (the “Acquired European Eligible Accounts” and the “Acquired European Eligible Inventory”, respectively) and, from and after the Subject Transaction Date, the European Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired European Eligible Accounts and Acquired European Eligible Inventory, such adjustment to the European Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to (i) from the Subject Transaction Date until the date that is 91 days after the Subject Transaction Date, the aggregate amount of Acquired European Eligible Accounts and Acquired European Eligible Inventory included in the European Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the European Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired European Eligible Accounts and Acquired European Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the 91st day following the Subject Transaction Date (or such later date as the Administrative Agent may agree), the European Borrowing Base shall be calculated without reference to the Acquired European Eligible Accounts and the Acquired European Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired European Eligible Accounts and the Acquired European Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b).

“European Borrowing Base Certificate” means a certificate from a Responsible Officer of the Lead Borrower, in substantially the form of Exhibit N, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Lead Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“European Borrowing Base Effective Date” means the first date on which (i) a European Borrower delivers a European Borrower Joinder Agreement and complies with clause (a)(iii) of the Collateral and Guarantee Requirement and (ii) a European Borrowing Base Certificate has been delivered to the Administrative Agent.

“European Collateral” means any and all property of any European Loan Party or US Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any European Loan Party or US Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document, in each case, to secure the European Secured Obligations.

“European Concentration Account” has the meaning assigned to such term in Section 5.16(a).

“European Hedge Product Amount” has the meaning assigned to such term in the definition of European Secured Hedging Obligations.

“European LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“European LC Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding European Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to European Letters of Credit that have not yet been reimbursed at such time. The European LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate European LC Exposure at such time.

“European Letter of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(C)

“European Letter of Credit Sublimit” means $8,000,000, subject to increase in accordance with Section 2.22.

“European Line Cap” means at any time, the lesser of (i) the aggregate Initial European Commitment and (ii) the then-applicable European Borrowing Base.

“European Loan Guaranty” means any European Loan Guaranty Agreement, in form and substance reasonably satisfactory to the Administrative Agent (which shall be based on the US Loan Guaranty, with changes to be reasonably agreed), executed by each European Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties.

“European Loan Party” means any Loan Party that is incorporated or organized under the laws of the Netherlands or England and Wales.

“European Lockbox” has the meaning assigned to such term in Section 5.16(a).

“European Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial European Revolving Loans, all European Overadvances, all European Protective Advances, all European LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the European Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Initial European Revolving Loan, European Overadvance, European Protective Advance, European Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“European Overadvance” has the meaning assigned to such term in Section 2.04(c).

“European Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“European Required Lenders” means, at any time, Lenders having Initial European Revolving Credit Exposure or unused Initial European Revolving Commitments representing more than 50% of the sum of the total Initial European Revolving Credit Exposure and such unused Initial European Revolving Commitments at such time; provided that the Initial European Revolving Credit Exposure and unused Initial European Revolving Commitments of any Defaulting Lender shall be disregarded in the determination of the European Required Lenders at any time.

“European Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) of any European Loan Party under each Hedge Agreement that (a) is in effect on the Closing Date between any European Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date or (b) is entered into after the Closing Date between any European Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such European Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by any European Borrower as being a European Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender; provided that for any such European Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable European Loan Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit O notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable European Loan Party that may arise thereunder (the “European Hedge Product Amount”). The European Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and European Loan Party. No European Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“European Secured Obligations” means all Secured Obligations of the European Loan Parties.

“European Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“European Super Majority Lenders” means, at any time, Lenders having Initial European Revolving Credit Exposure and unused Initial European Revolving Commitments representing more than 66-2/3% of the sum of the aggregate Initial European Revolving Credit Exposure and such unused Initial European Revolving Commitments of all Lenders at such time; provided that the Initial European Revolving Credit Exposure and unused Initial European Revolving Commitment of any Defaulting Lender shall be disregarded in the determination of the European Super Majority Lenders at any time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excluded Account” means any Deposit Account or Securities Account (in each case, as defined in the UCC) (i) which is a Trust Fund Account, (ii) any deposit account used by any Loan Party exclusively for disbursements and payments (including payroll) in the ordinary course of business, (iii) which is used for the sole purpose of holding the proceeds of Term Loan Collateral pending reinvestment by the Borrowers or application against the Term Loans, (iv) which is a zero balance account or (v) which has an average daily balance for any fiscal month of less than $500,000 individually or $2,000,000 in the aggregate for all such Excluded Accounts.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a) any contract, instrument, lease, licenses, agreement or other document as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party (other than Holdings, the Borrowers or any of their Restricted Subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, the PPSA or any other applicable law; provided further that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above,

(b) the Capital Stock of any (i) Immaterial Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a Form UCC-1 (or similar) financing statement), (iv) not-for-profit subsidiary and/or (v) special purpose entity used for any securitization facility,

(c) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability of any registration that issues from such intent-to-use Trademark application under applicable federal law,

(d) any asset or property, the grant or perfection of a security interest in which would (A) require any governmental consent, approval, license or authorization that has not been obtained, (B) be prohibited by enforceable anti-assignment provisions of applicable Requirements of Law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the UCC, the PPSA or other applicable law notwithstanding such prohibition, or (C) be prohibited by enforceable anti-assignment provisions of contracts governing such asset in existence on the Closing Date (or on the date of acquisition of the relevant asset (and in each case not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party)) other than to the extent such prohibition would be rendered in effective under the UCC, the PPSA or other applicable law,

(e) (i) any leasehold Real Estate Asset and (ii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged without (i) the consent of one or more third parties other than Holdings, any Borrower or any of their Restricted Subsidiaries (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, or any similar and/or any equivalent provision of the PPSA or any other applicable law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, any Borrower or any of their Restricted Subsidiaries,

(g) any Margin Stock,

(h) with respect to any Credit Extension, Overadvance or Protective Advance made to the US Borrower, the Capital Stock of (i) any CFC, (ii) any CFC Holdco or (iii) Potters Holdings II GP, LLC, Potters Holdings II LP, Potters GP and Potters LP, other than 65% of the issued and outstanding voting Capital Stock and 100% of any issued and outstanding non-voting Capital Stock of (i) each first-tier CFC, (ii) each first tier CFC Holdco and (iii) Potters GP and Potters LP,

(i) Commercial Tort Claims with a value (as reasonably estimated by the Lead Borrower) of less than $15,000,000,

(j) any Cash or Cash Equivalents comprised of (a) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (b) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, U.S. federal and state withholding Taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person (Cash and Cash Equivalents described in this clause (h), “Tax and Trust Funds”) as long as such Tax and Trust Funds are deposited in a Trust Fund Account,

(k) any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement, and

(l) any asset with respect to which the Administrative Agent and the relevant Loan Party have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs the benefit of a security interest to the relevant Secured Parties afforded thereby.

Notwithstanding the foregoing, it is understood and agreed that the exclusions above shall not be applicable solely to the extent necessary for any customary English law floating charge to constitute a qualifying floating charge granted by a UK Loan Party.

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary that is prohibited by law, regulation or contractual obligation existing on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary) from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide a Loan Guaranty (unless such consent, approval, license or authorization has been obtained),

(d) that is a Foreign Subsidiary and does not have legal capacity to provide a Loan Guaranty (whether as a result of financial assistance or similar legal principles), or

(e) that is a Foreign Subsidiary and the provision of a Loan Guaranty could reasonably be expected to conflict with the fiduciary duties of such Restricted Subsidiary’s directors (or equivalent managers) or result in, or reasonably be expected to result in, a material risk of personal or criminal liability for such Restricted Subsidiary or any of its officers or directors, in each case after giving effect to applicable “whitewash” or similar procedures to the extent that any such “whitewash” or similar procedure is commercially reasonably in the good faith determination of the Lead Borrower,

(f) any not-for-profit subsidiary,

(g) any Captive Insurance Subsidiary,

(h) any special purpose entity used for any permitted securitization or receivables facility or financing,

(i) with respect to any Credit Extension, Overadvance or Protective Advance made to the US Borrower, any CFC,

(j) with respect to any Credit Extension, Overadvance or Protective Advance made to the US Borrower, (i) any CFC Holdco, (ii) Potters GP, Potters LP and Potters Holdings II GP, LLC and/or (iii) any Subsidiary that is a direct or indirect subsidiary of any (x) CFC or (y) CFC Holdco, provided that clause (j)(iii) hereof shall not apply to any direct or indirect subsidiary of Potters LP or Potters GP that is a Guarantor as of the date hereof to the extent such clause would otherwise apply solely by reason of Potters LP or Potters GP becoming a CFC after the date hereof,

(k) any Unrestricted Subsidiary, and

(l) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrowers, the burden or cost of providing a Loan Guaranty outweighs the benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender (which for purposes of this term shall include any Issuing Bank) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its income or franchise Taxes, in each case (i) imposed as a result of the Administrative Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) any branch profits Taxes or similar Taxes imposed by any jurisdiction described in clause (a), (c) in the case of any Foreign Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Foreign Lender under any Loan Document pursuant to Requirements of Law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Tax imposed as a result of a failure by the Administrative Agent or any Lender to comply with the requirements of Section 2.17(f), (e) any U.S. federal withholding Tax under FATCA and (f) any Bank Levy.

“Existing Credit Agreements” means (i) that certain Credit Agreement, dated as of November 8, 2012, among CPQ Midco I Corporation, a Delaware corporation, PQ Corporation, a Pennsylvania corporation, as borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other parties thereto and (ii) that certain Credit Agreement, dated as of December 1, 2014, among Eco Services Intermediate Holdings LLC, as holdings, Eco Services Operations LLC, as borrower, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other parties thereto.

“Existing Letter of Credit” means any letter of credit previously issued that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.01(d).

“Existing PQ Notes” means 8.750% Second Lien Senior Secured Notes due 2018 issued pursuant to that certain Indenture, dated as of November 8, 2012, among PQ Corporation, as issuer and Wilmington Trust, National Association, as trustee.

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Facility” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrowers executed by each of (a) Holdings, (b) the Borrowers, (c) the Administrative Agent and (d) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by any Borrower or any of their Restricted Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement between the U.S. and any other jurisdiction that facilitates the implementation of such Sections of the Code and any treaty, law, regulation or other official guidance issued under or with respect to the foregoing.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain Fee Letter, dated as of March 29, 2016 by and among, inter alias, the Borrower and Citi.

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004 (UK).

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Lead Borrower ending December 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, the ratio, determined on a consolidated basis for the Borrowers and their Restricted Subsidiaries for the most recent four Fiscal Quarters period, of (a) trailing 4-quarter Consolidated Adjusted EBITDA minus (i) Capital Expenditures (except to the extent financed with the proceeds of Dispositions, long term Indebtedness (other than the Revolving Loans) for such period and (ii) the aggregate amount of federal, state, local and foreign income Taxes paid or payable currently in cash for such period to (b) Fixed Charges paid or payable currently in cash for such period, in each case, of the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charges” means without duplication, the sum of (a) Net Interest Expense, (b) scheduled principal payments in respect of Indebtedness for borrowed money paid or payable in cash (other than payments made by the Borrowers or their Restricted Subsidiaries to the Borrowers or any of their Subsidiaries and, in any case, excluding any earn-out obligation or purchase price adjustment), (c) scheduled payments in respect of Capital Leases paid or payable in Cash to the extent allocated to principal in accordance with GAAP, all calculated for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis, (c) solely for purposes of testing Section 6.15, unfinanced Restricted Payments made in reliance on the Payment Conditions and (d) solely to the extent testing compliance with the Payment Conditions, Restricted Payments made in reliance on the Payment Conditions. For purposes of determining the amount of principal allocated to scheduled payments under Capital Leases under this definition, interest in respect of any Capital Lease of any Person shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Funding Account” has the meaning assigned to such term in Section 2.03(h).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Global Intercompany Note” means the Global Intercompany Note in effect from time to time in the form attached hereto as Exhibit M, or such other form reasonably acceptable to the Administrative Agent and the Lead Borrower, among the Loan Parties and the Restricted Subsidiaries party thereto.

“Governmental Authority” means any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the U.S., the U.S., or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“GST, HST, VAT Tax Reserve” means an amount determined by the Administrative Agent in its Permitted Discretion from time to time representing an estimate of potential prior or pari passu ranking capital gains tax, value added tax, goods and services tax, harmonized sales tax and/or any other taxes and the costs of any administration or winding-up.

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law or any Governmental Authority.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Hedge Product Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Designated Hedging Obligations, which shall not exceed the sum of all Canadian Hedge Product Amounts, European Hedge Product Amounts and US Hedge Product Amounts in respect of Designated Hedging Obligations at such time.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Lead Borrower (a) that does not have assets in excess of 2.5% of Consolidated Total Assets of the Lead Borrower and its Restricted Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA in excess of 2.5% of the Consolidated Adjusted EBITDA of the Lead Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.0% of Consolidated Total Assets and 5.0% of Consolidated Adjusted

EBITDA, in each case, of the Lead Borrower and its Restricted Subsidiaries for the relevant Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Lead Borrower delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a) the greater of (i) $50,000,000 and (ii) if, after giving pro forma effect to any Incremental Revolving Facility implemented in reliance on this clause (a) (assuming a full drawing of such Incremental Revolving Facility), the Total Leverage Ratio does not exceed 5.80:1.00, the amount by which the Borrowing Base exceeds the Aggregate Commitments at such time, plus

(b) the amount of any permanent voluntary reduction of any Aggregate Commitment, plus

(c) in the case of any Incremental Revolving Facility that effectively replaces any Aggregate Commitment terminated in accordance with Section 2.19, an amount equal to the relevant terminated Aggregate Commitment, provided, that for the avoidance of doubt, amounts under the preceding clauses (b) and (c) may not be duplicative of any Incremental Revolving Facility implemented to replace a Aggregate Commitment incurred in reliance on clause (a)(ii) above.

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility or Incremental Revolving Loans.

“Incremental Revolving Facility Agreement” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.21) and the Borrower executed by each of (a) Holdings and the Lead Borrower, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock; and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. Notwithstanding the foregoing, Indebtedness of Holdings and its Restricted Subsidiaries shall exclude (1) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (2) reserves for deferred taxes and (3) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the Confidential Information Memorandum dated April 2016, relating to the Lead Borrower and its subsidiaries and the Transactions.

“Initial Canadian Commitment” means with respect to each Lender, the commitment of such Lender to make Initial Canadian Revolving Loans (and acquire participations in Canadian Letters of Credit) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial Canadian Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22 or (c) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. The aggregate amount of the Initial Canadian Commitments as of the Closing Date is $10,000,000.

“Initial Canadian Revolving Credit Exposure” means, with respect to any Initial Canadian Revolving Lender at any time (a) the aggregate Outstanding Amount at such time of all Initial Canadian Revolving Loans of such Initial Canadian Revolving Lender, plus (b) the aggregate amount at such time of such Initial Canadian Revolving Lender’s Canadian LC Exposure and participation interest in Canadian Protective Advances and Canadian Overadvances, in each case attributable to its Initial Canadian Commitment.

“Initial Canadian Revolving Lender” means any Lender with an Initial Canadian Commitment.

“Initial Canadian Revolving Loan” means any loan made pursuant to Section 2.01(b).

“Initial Commitment” means with respect to any Lender, such Lender’s Initial US Commitment, Initial European Commitment and/or Initial Canadian Commitment.

“Initial European Commitment” means with respect to each Lender, the commitment of such Lender to make Initial European Revolving Loans (and acquire participations in European Letters of Credit) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial European Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22 or (c) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. The aggregate amount of the Initial European Commitments as of the Closing Date is $40,000,000.

“Initial European Revolving Credit Exposure” means, with respect to any Initial European Revolving Lender at any time (a) the aggregate Outstanding Amount at such time of all Initial European Revolving Loans of such Initial European Revolving Lender, plus (b) the aggregate amount at such time of such Initial European Revolving Lender’s European LC Exposure and participation interest in European Protective Advances and European Overadvances, in each case attributable to its Initial Canadian Commitment.

“Initial European Revolving Lender” means any Lender with an Initial European Commitment.

“Initial European Revolving Loan” means any loan made pursuant to Section 2.01(c).

“Initial Revolving Credit Exposure” means with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Initial Commitments.

“Initial Revolving Credit Maturity Date” means the date that is five years after the Closing Date.

“Initial Revolving Facility” means the Initial Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means any Initial US Revolving Loan, any Initial European Revolving Loan and/or any Initial Canadian Revolving Loan.

“Initial US Commitment” means with respect to each Lender, the commitment of such Lender to make Initial US Revolving Loans (and acquire participations in US Letters of Credit) hereunder as set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender assumed its Initial US Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 2.22 or (c) established or increased from time to time pursuant to Section 2.22 in connection with an Incremental Revolving Facility. The aggregate amount of the Initial US Commitments as of the Closing Date is $150,000,000.

“Initial US Revolving Credit Exposure” means, with respect to any Initial US Revolving Lender at any time (a) the aggregate Outstanding Amount at such time of all Initial US Revolving Loans of such Initial US Revolving Lender, plus (b) the aggregate amount at such time of such Initial US Revolving Lender’s US LC Exposure and participation interest in US Protective Advances and US Overadvances, in each case attributable to its Initial US Commitment.

“Initial US Revolving Lender” means any Lender with an Initial US Commitment.

“Initial US Revolving Loan” means any loan made pursuant to Section 2.01(a).

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form of Exhibit H-1, (b) a Patent Security Agreement substantially in the form of Exhibit H-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit H-3, together with any and all supplements or amendments thereto.

“Intercreditor Agreements” means the ABL Intercreditor Agreement and the Pari Passu Term Loan Intercreditor Agreement.

“Interest Election Request” means a request by the applicable Borrower in the form of Exhibit D or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Revolving Loan or Canadian Prime Rate Revolving Loan, the last Business Day of each March, June, September and December (commencing on June 30, 2016) or the maturity date applicable to such Revolving Loan and (b) with respect to any LIBO Rate Revolving Loan or CDOR Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a LIBO Rate Borrowing or CDOR Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any CDOR Rate Borrowing or LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months or a shorter period) thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the UCC (and/or, with respect to any Inventory of a Canadian Loan Party, as defined in the PPSA).

“Investment” means (a) any purchase or other acquisition by the Borrowers or any of their Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrowers, any Restricted Subsidiary or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrowers or any of their Restricted Subsidiaries to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor and (b) the Co-Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IRS” means the U.S. Internal Revenue Service.

“Issuing Bank” means (i) Citi, JPM and any other Lender that, at the request of any Borrower and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed)

agrees to become an Issuing Bank; provided that the maximum amount of US Letters of Credit, Canadian Letters of Credit and European Letters of Credit issued and outstanding of any Issuing Bank shall not exceed the amount set forth on Schedule 1.01(a) (as such schedule may be updated from time to time pursuant to Section 2.05(i) with the consent of the applicable Issuing Banks to reflect additional Issuing Banks) at any time unless otherwise agreed in writing by such Issuing Bank and (ii) solely with respect to the applicable Existing Letters of Credit, which will not be extended beyond the applicable maturity date as in effect on the Closing Date, Credit Suisse. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“JPM” means JPMorgan Chase Bank, N.A.

“Junior Indebtedness” means any Subordinated Indebtedness (other than Indebtedness among Holdings and/or its subsidiaries) with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Secured Obligations with an individual outstanding principal amount in excess of the Threshold Amount. For the avoidance of doubt, Indebtedness outstanding under any Term Loan Facility shall not be Subordinated Indebtedness.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Revolving Loan, Additional Revolving Loan or Additional Revolving Commitment.

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the US LC Exposure, the Canadian LC Exposure and the European LC Exposure. The LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.

“LC Obligations” means, at any time, the sum of (a) the amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal amount of all unreimbursed LC Disbursements.

“LC Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e)(i).

“Lead Borrower” means the US Borrower.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Initial Revolving Lenders, any Additional Revolving Lender, and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any US Letter of Credit, Canadian Letter of Credit or European Letter of Credit.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b).

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities.

“LIBO Rate Revolving Loan” means a Revolving Loan bearing interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Line Cap” means at any time, the lesser of (i) the Aggregate Revolving Commitments and (ii) the then-applicable Borrowing Base.

“Liquidity Period” means any period (a) beginning on the date on which (i) Availability shall have been less than the greater of (A) 10% of the Line Cap and (B) $20.0 million or (ii) US Availability is less than $15.0 million, in either case for each day during a period of 5 consecutive Business Days, and (b) ending on the date on which (i) Availability is equal to or greater than the greater of (a) 10% of the Line Cap and (b) $20.0 million and (ii) US Availability is equal to or greater than $15.0 million, in either case for each day during a period of 30 consecutive calendar days.

“Loan Documents” means this Agreement, any Promissory Note, each Loan Guaranty, the Collateral Documents, each Blocked Account Agreement, the Intercreditor Agreements, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and any other document or instrument designated by the Lead Borrower and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means (a) the US Loan Guaranty, (b) the Canadian Loan Guaranty, (c) the European Loan Guaranty and (d) each other guaranty agreement executed by any Person pursuant to Section 5.12 in substantially the form attached as Exhibit I or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Lead Borrower.

“Loan Parties” means Holdings, the Borrowers, each Subsidiary Guarantor, and in each case their respective successors and permitted assigns.

“Management Agreement” means, collectively, (a) the Consulting Agreement dated December 29, 2014, by and among PQ Holdings Inc., the Borrower and CCMP Capital Advisors, LP and (b) the Consulting Agreement dated December 29, 2014, by and among PQ Holdings Inc., the Borrower and INEOS AG.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Market Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms including, to the extent relevant for the type of Indebtedness to be subject to such intercreditor agreement, those governing standstill provisions, release mechanics and security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable (which may, if applicable, consist of a payment “waterfall”), at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, which is reasonably satisfactory to the Administrative Agent.

“Material Account” means any Deposit Account or Securities Account of a Loan Party other than any Excluded Account.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of Holdings, the Lead Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, each Real Estate Asset listed on Schedule 1.01(b) and (b) any “fee-owned” Real Estate Asset acquired by any US Loan Party after the Closing Date having a fair market value (as reasonably determined by the Lead Borrower after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $15,000,000.

“Maturity Date” means (a) with respect to the Initial Revolving Loans, the Initial Revolving Credit Maturity Date, (b) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Facility Agreement and (c) with respect to any Extended Revolving Credit Commitment, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Mortgages” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA

Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a customary management discussion and narrative report describing the operations of Holdings, the Lead Borrower and its Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.

“Net Interest Expense” means for any period, as to the Lead Borrower and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP, (i) the amount equal to cash interest expense paid or payable currently for such period, excluding (a) any fees and expenses associated with the Transactions and any annual agency fees, (b) any costs associated with obtaining, or breakage costs in respect of, Hedging Agreements, (c) any fees or expenses associated with any Dispositions, Permitted Acquisitions, Investments, equity issuances or debt issuances or other transactions (in each case, whether or not consummated) or (d) amortization of deferred financing costs, less (ii) any cash interest income for such period.

“Net Orderly Liquidation Value” means with respect to Eligible Inventory of any Person, the orderly liquidation value thereof, net of all costs and expenses reasonably estimated to be incurred in connection with such liquidation, as determined based upon the most recent Inventory appraisal conducted in accordance with this Agreement.

“Net Proceeds” means with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“New Lender” has the meaning set forth in Section 2.17(f)(v).

“NMTC Transactions” means one or more transactions involving the disposition and/or financing of Real Estate Assets owned by any Subsidiary of Holdings in the form of a new market tax credit financing or similar financing in an aggregate amount not to exceed $75,000,000.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.15(b).

“Obligations” means, collectively, the US Obligations, Canadian Obligations and European Obligations.

“OFAC” has the meaning assigned to such term in the definition of “Sanctions”.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes, charges or similar levies arising from any payment made under or with respect to any Loan Document or from the execution, delivery, performance of, registration of, perfection of a security interest under, or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding any Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Amount” means (a) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date, (b) with respect to any Letters of Credit, the Dollar Equivalent of the aggregate amount available to be drawn under such Letters of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letters of Credit or the issuance or expiry of any Letters of Credit, including as a result of any LC Disbursements and (c) with respect to any LC Disbursements on any date, the Dollar Equivalent of the amount of the aggregate outstanding amount of such LC Disbursements on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of the LC Disbursements as of such date, including as a result of any reimbursements by any Borrower of unreimbursed LC Disbursements.

“Overadvance” means a US Overadvance, a Canadian Overadvance or a European Overadvance.

“Parallel Debt” has the meaning assigned to such term in Article 8.

“Parent Company” means Holdings and any other Person of which the US Borrower is an indirect Wholly-Owned Subsidiary.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement dated as of the Closing Date, by and between the Term Loan Administrative Agent, Wells Fargo Bank, National Association, as trustee under the 2022 Senior Secured Note Indenture and the other parties thereto from time to time and acknowledged by the US Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Conditions” means as to any transaction, (i) no Specified Default exists or would result from any such transaction, and (ii) Availability (calculated on a Pro Forma Basis) on the date of the proposed transaction and at all times during the 30-consecutive day period immediately preceding such transaction would be equal to or greater than (a) in the case of Restricted Payments, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 15% of the Line Cap and $30 million and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 20% of the Line Cap and $40 million and (b) in the case of Investments, Restricted Debt Payments and any other similar transaction subject to Payment Conditions, (x) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00:1.00, the greater of 12.5% of the Line Cap and $25 million and (y) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00:1.00, the greater of 17.5% of the Line Cap and $35 million.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Lead Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part 1 of the Pensions Act 2004 (UK).

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Certificate Supplement” means a supplement to the Perfection Certificate substantially in the form of Exhibit F.

“Perfection Requirements” means the filing of appropriate financing statements with the office of the Secretary of State, UK Companies House, personal property registries or other appropriate office of the state of organization or incorporation of each Loan Party or location where such Loan Party has assets, the filing of appropriate security agreements or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office and any other relevant national and supra-national intellectual property office or registry, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Administrative Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate, promissory note or other instrument required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank and entry into a Blocked Account Agreement with respect to each Blocked Account.

“Permitted Acquisition” means any acquisition by the Borrowers or any of their Restricted Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Restricted Subsidiary which serves to increase the Borrowers’ or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrowers’ or their relevant Restricted Subsidiary’s ownership interest in such joint venture); provided that:

(a) no Event of Default under Section 7.01(a), (f) or (g) exists or would result after giving pro forma effect to such acquisition;

(b) the total consideration paid by Persons that are Loan Parties for (i) the Capital Stock of any Person that does not become a Guarantor and (ii) in the case of an asset acquisition, assets that are not acquired by any Borrower or any Guarantor, when taken together with the total consideration for all such Persons and assets so acquired after the Closing Date, shall not exceed the sum of (A) (i) the greater of $160,000,000 and 4% of Consolidated Total Assets as of the last day of the most recent Test Period minus (ii) the aggregate amount of Investments in Restricted Subsidiaries that are not Loan Parties made pursuant to Section 6.06(e)(ii), and (B) amounts otherwise available under clauses (q), (r), (x) and (bb) of Section 6.06; provided that the limitation described in this clause (b) shall not apply to any acquisition or, series of related acquisitions consummated substantially simultaneously, to the extent (x) such acquisition is made with the proceeds of sales of the Qualified Capital Stock of, or common equity capital contributions to, the Borrowers or any Restricted Subsidiary or (y) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person owns Capital Stock in Persons that are not otherwise required to become Subsidiary Guarantors, if, in the case of this clause (y), not less than 65.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (for this purpose and for the component definitions used therein, determined on a consolidated basis for such Persons and their respective Restricted Subsidiaries) is generated by Person(s) that will become Subsidiary Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Subsidiary Guarantors that are not (or will not become) Subsidiary Guarantors); and

(c) the Payment Conditions with respect to Investments have been satisfied on a Pro Forma Basis.

“Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by the Lead Borrower or any of its Restricted Subsidiaries, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“Potters GP” means Potters Holdings GP, Ltd, a Cayman Islands exempted company.

“Potters LP” means Potters Holdings, L.P., an exempt limited partnership registered under the laws of Cayman Islands.

“PPSA” means the Personal Property Security Act (Ontario) or similar legislation of any other Canadian province or territory the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum determined from time to time by Citi as its prime rate in effect at its principal office in New York City and notified to the Borrower. The prime rate is a rate set by Citi based upon various factors including Citi’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Priority Payable Reserve” means, in each case other than items reflected in the GST, HST, VAT Tax Reserve (i) with respect to the European Loan Parties, the total amount of liabilities at such time of the European Loan Parties which, by operation of law or contract rank (or are likely in an insolvency or bankruptcy of any European Loan Party to rank) senior to or pari passu with the liabilities of the European Loan Parties under the Loan Documents and (ii) with respect to the Canadian Loan Parties, the total amount of liabilities at such time of the Canadian Loan Parties which are secured by a Lien which ranks or is capable of ranking prior to or pari passu with the Liens created by the Canadian Security Agreements in respect of Canadian Loan Parties’ Eligible Accounts or Canadian Loan Parties’ Eligible Inventory, including amounts owing for wages, vacation pay, employee deductions, sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) (net of GST input credits), income tax, workers compensation, government royalties, overdue employee and employer pension plan contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls), overdue rents or Taxes, and other statutory or other claims that have or may have priority over, or rank pari passu with, such Liens created by the Canadian Security Agreements.

“Pro Forma Basis” or “pro forma effect” means “Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the Secured Leverage Ratio, the Senior Secured Leverage Ratio, the Fixed Charge Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), that:

(a) each Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets or any other balance sheet item, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made,

(b) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Lead Borrower, any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (C) the implementation of any Cost Savings Initiative, income statement items (whether positive or negative and including any Expected Cost Savings) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (b) may be applied to any such test or covenant solely to the extent that such adjustment is consistent with the definition of “Consolidated Adjusted EBITDA”,

(c) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(d) any Indebtedness incurred by the Lead Borrower or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Lead Borrower, and

(e) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Lead Borrower or any of its subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made.

In the case of any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio, the Senior Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets for any events described above that occur prior to the first date on which financial statements have been (or are required to be) delivered hereunder, such calculation to be made on a “Pro Forma Basis” shall use the financial statements delivered pursuant to Section 4.01(c)(ii) for the Fiscal Year ended December 31, 2015. Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Senior Secured Leverage Ratio for purposes of the definitions of “Applicable Rate” and for purposes of Section 6.15(a), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Projections” means the projections of the Lead Borrower and its subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of the relevant Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit G, evidencing the aggregate outstanding principal amount of Revolving Loans of such Borrower to such Lender resulting from the Revolving Loans made by such Lender.

“Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Revolving Loan or Borrowing,

(a) in the case of any LIBO Rate Revolving Loan denominated in any currency other than Euros, (1) the rate of interest per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Bloomberg (or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) as the London interbank offered rate for deposits in the applicable currency for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (2) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in the applicable currency for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Revolving Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for the applicable currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that, with respect to any Interest Period for which there is no corresponding Eurocurrency Rate as published by Bloomberg (or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time), LIBO Rate shall be determined through the use of straight-line interpolation by reference to two such rates, one of which shall be determined as if the length of the period of such deposits were the period of time for which the rate for such deposits is available is the period next shorter than the length of such Interest Period and the other of which shall be determined as if the period of time for which the rate for such deposits is available is the period next longer than the length of such Interest Period, as determined by the Administrative Agent; and

(b) in the case of any LIBO Rate Revolving Loan denominated in Euros, (1) the rate of interest per annum equal to the ICE Benchmark Administration Limited EURIBOR Rate (“ICE EURIBOR”), as published by Bloomberg (or another commercially available source providing quotations of ICE EURIBOR as designated by the Administrative Agent from time to time) as the Euro Interbank Offered Rate for deposits in Euros for a term comparable to such Interest Period at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (2) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in Euros for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Revolving Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Euros at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that, with respect to any Interest Period for which there is no corresponding Eurocurrency Rate as published by Bloomberg (or another commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time), LIBO Rate shall be determined through the use of straight-line interpolation by reference to two such rates, one of which shall be determined as if the length of the period of such deposits were the period of time for which the rate for such deposits is available is the period next shorter than the length of such Interest Period and the other of which shall be determined as if the period of time for which the rate for such deposits is available is the period next longer than the length of such Interest Period, as determined by the Administrative Agent;

provided that in no event shall the Published LIBO Rate be less than zero.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Cash” means the amount of unrestricted cash and cash equivalents of the applicable Loan Parties at such time to the extent held in an account subject to a Deposit Account Control Agreement, in each case as to which the Loan Parties have no access without the Administrative Agent’s consent (provided that the Administrative Agent shall grant such consent so long as (x) no Default or Event of Default exists at the time of, or after giving effect to, such withdrawal and (y) the applicable Borrower has delivered an updated Borrowing Base Certificate to the Administrative Agent demonstrating that the Initial US Revolving Credit Exposure does not exceed the US Line Cap, the Initial Canadian Revolving Credit Exposure does not exceed the Canadian Line Cap and the Initial European Revolving Credit Exposure does not exceed the European Line Cap, in each case, after giving effect to such withdrawal) and maintained either (1) with the Administrative Agent or (2) with another depositary, subject to a control agreement in favor of the Administrative Agent and in compliance with Section 5.16.

“Qualifying IPO” means the issuance and sale by the Lead Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $70,000,000 are received by, or contributed to, the Lead Borrower.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Recipient” has the meaning in Section 2.17(j)(ii).

“Refinancing” means the repayment in full of all Indebtedness outstanding under, and the termination of the commitments under (and all guaranties, Liens and security relating to) the Existing Credit Agreements and the Existing PQ Notes.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Register” has the meaning assigned to such term in Section 9.05(b).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and controlling persons and its or their respective directors, officers, employees, partners, agents, advisors and other representatives.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Rent and Charges Reserve” means the aggregate of (a) all past due amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory and could legally assert a Lien on any Eligible Inventory; and (b) an amount equal to up to three months’ rent for all of the Loan Parties’ leased locations or the amount that may be payable for up to three months to any third party warehouse or other storage facilities where Eligible Inventory is located, in each case, other than (x) any such location with respect to which the Administrative Agent shall have received a Collateral Access Agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that upon receipt of any such Collateral Access Agreement with respect to such location any Rent and Charges Reserve shall be immediately released), (y) any amounts being disputed in good faith and (z) any such location where Eligible Inventory not in excess of $2,000,000 is located.

“Reorganization” means transactions contemplated by the Reorganization Agreement, including the First/PQ/Eco Merger, the PQ Holdings Contribution, the Second PQ/Eco Merger and the Eco Contribution.

“Reorganization Agreement” means the Reorganization and Transaction Agreement dated August 17, 2015, by and among PQ Holdings Inc., PQ Group Holdings Inc., Eco Merger Sub Corporation, the Lead Borrower, certain affiliated investment funds of the Sponsor, Eco Services Topco LLC, Eco Services Midco LLC, Eco Services Group Holdings LLC, Eco Services Intermediate Holdings LLC and Eco Services Operations LLC.

“Representative” has the meaning assigned to such term in Section 9.13.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure or unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and such unused commitments at such time; provided that the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarding in the determination of the Required Lenders at any time.

“Required Minimum Balance” has the meaning assigned to such term in Section 5.16(b).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, the president, a statutory director, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include a statutory director, any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party or, in relation to a Dutch Loan Party, one or more managing directors authorized to represent such Loan Party or any other authorized signatory. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Lead Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Lead Borrower as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Lead Borrower, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Lead Borrower and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Lead Borrower now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of the Borrowers.

“Retention of Title Reserve” sums payable or which may become payable to suppliers of any of the European Loan Parties pursuant to retention of title rights under applicable law or arising by contract or in respect of royalties, intellectual property and other licence fees to enable the European Loan Parties to hold, deal with or sell Inventory.

“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following: (i) the date of the Borrowing of such Revolving Loan, (ii) each date of any continuation of such Revolving Loan pursuant to the terms of this Agreement, (iii) the date of delivery of the Borrowing Base Certificate required to be delivered pursuant to Section 5.01(l) (without giving effect to the proviso thereto) and (iv) the date of any voluntary reduction of the related Commitment pursuant to Section 2.09(c); (b) with respect to any Letter of Credit, each of the following: (i) the date of on which such Letter of Credit is issued, (ii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (iii) the date of delivery of the Borrowing Base Certificate required to be delivered pursuant to Section 5.01(m) (without giving effect to the proviso thereto); and (c) any additional date as the Administrative Agent or the relevant Issuing Bank, as applicable, may determine or the Required Lenders may require at any time.

“Revolving Credit Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total Revolving Credit Exposure, at such time.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility and/or any Extended Revolving Facility.

“Revolving Loans” means the Initial Revolving Loans and the Additional Revolving Loans.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, except that any Person that is not organized in the U.S. shall not be a Sanctioned Person on the basis of having transactions in or relating to a Sanctioned Country that are not prohibited by Sanctions, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Banking Services Obligations” means the US Secured Banking Services Obligations, the Canadian Secured Banking Services Obligations and the European Secured Banking Services Obligations.

“Secured Banking Services Provider” means the Administrative Agent, any Lender or any Arranger or an Affiliate of the Administrative Agent, any Lender or any Arranger as of the Closing Date that is providing Banking Services.

“Secured Hedging Obligations” means Canadian Secured Hedging Obligations, European Secured Hedging Obligations and US Secured Hedging Obligations.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Secured Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Issuing Banks, (iii) the Administrative Agent, (iv) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (v) Secured Banking Services Provider, (vi) the Arrangers and (vii) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreements” means the US Security Agreement and the Canadian Security Agreement.

“Senior Note Documents” means the 2022 Senior Note Documents, the 2022 Senior Secured Note Documents, and the 2022 Senior Unsecured Note Documents.

“Senior Note Indentures” means the 2022 Senior Note Indenture, the 2022 Senior Secured Note Indenture, and the 2022 Senior Unsecured Note Purchase Agreement.

“Senior Notes” means the 2022 Senior Notes, the 2022 Senior Secured Notes, and the 2022 Senior Unsecured Notes.

“Senior Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Senior Secured Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case for the Lead Borrower and its Restricted Subsidiaries on a consolidated basis.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Lease Transactions” means lease and lease-back and sale and lease-back transactions consummated by any Loan Party and one or more governmental units in connection with arrangements pursuant to applicable state or local law by which a Loan Party obtains partial or full abatement of ad valorem taxes levied against the subject property, including, without limitation, those transactions described on Schedule 1.01(c).

“Specified Default” means any Event of Default arising under Section 6.15, Section 7.01(a), Section 7.01(d) (with respect to any material misrepresentation in any Borrowing Base Certificate), Section 7.01(e)(i), Section 7.01(e)(ii), Section 7.01(f) or Section 7.01(g).

“specified transaction” shall have the meaning ascribed to such term in Section 1.08(a).

“Sponsor” means CCMP Capital Advisors, LP and any of its controlled Affiliates and funds managed or advised by any of them or any of their respective controlled Affiliates.

“Spot Rate” means, on any date of determination, the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding Business Day in the financial market for the first currency or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding Business Day in Administrative Agent’s principal foreign exchange trading office for the first currency.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Party” has the meaning set forth in Section 2.17(j)(ii).

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or any facility, or of a majority of the outstanding Capital Stock of any Person (including any Investment in a subsidiary which serves to increase any Borrower’s or any subsidiary’s respective equity ownership in such subsidiary or any acquisition or Investment in any joint venture for the purpose of purchasing any or all of the interests of any joint venture partner), in each case permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of a subsidiary (or any business unit, line of business or division of any Borrower or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10 hereof, (e) the incurrence or repayment of Indebtedness, (f) the implementation of any Cost Savings Initiative and/or or (g) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“Subject Transaction Date” means the date a Subject Transaction is consummated.

“Subordinated Indebtedness” means any Indebtedness of the Borrowers or any of their Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Borrowers.

“Subsidiary Guarantor” means (x) on the Closing Date, each subsidiary of the Borrowers (other than any subsidiary that is an Excluded Subsidiary on the Closing Date) and (y) thereafter, each subsidiary of the Borrowers that guarantees any of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Supplier” has the meaning set forth in Section 2.17(j)(ii).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“TARGET2 Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax and Trust Funds” has the meaning specified in the definition of “Excluded Asset”.

“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan Administrative Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent under the Term Loan Facility Documentation, or any successor administrative agent and collateral agent under the Term Loan Facility Documentation.

“Term Loan Collateral” means Pari Passu Collateral as defined in the ABL Intercreditor Agreement.

“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of the Closing Date, by and among Holdings, the US Borrower, the lenders party thereto in their capacities as lenders thereunder and the Term Loan Administrative Agent and the other agents party thereto and any amendments, restatements, amendments and restatements, supplements or modifications thereof.

“Term Loan Facility” means the credit facility governed by the Term Loan Credit Agreement and any Refinancing Indebtedness that refinance or replaces any part of the loans, notes, guarantees, other credit facilities or commitments thereunder.

“Term Loan Facility Documentation” means the Term Loan Facility and all related notes, collateral documents, letters of credit and guarantees, instruments and agreements executed in connection therewith, and any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time).

“Term Loans” shall mean the term loans under the Term Loan Facility.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4.01(c).

“Threshold Amount” means $50,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended in each case for the Lead Borrower and its Restricted Subsidiaries.

“Total Revolving Credit Exposure” means at any time, the sum of the Initial Revolving Credit Exposure and the Additional Revolving Credit Exposure.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements and dilutions thereof; (d) all rights to sue for past, present, and future infringements and dilutions of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing.

“tranche” has the meaning assigned to such term in Section 2.23(a).

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by Holdings and its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Revolving Loans hereunder, (b) the Reorganization, (c) the execution, delivery and performance by the Loan Parties and certain other Subsidiaries of the Lead Borrower of the Term Loan Facility Documentation and the borrowing of the loans thereunder on the Closing Date, (d) the issuance of the Senior Notes, (e) the Refinancing and (f) the payment of the Transaction Costs.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“Treaty” has the meaning assigned to such term in the definition of “Treaty State”.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Trust Fund Account” means any account containing Cash and Cash Equivalents consisting solely of Tax and Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Lead Borrower certifying (a) the type and amount of any Tax and Trust Funds contained or held in a Blocked Account, and (b) that (x) the obligation requiring such Tax and Trust Funds is due and payable within 15 Business Days of delivery of such certificate and (y) amounts on deposit in any applicable Trust Fund Account are insufficient to make such payment.

“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the CDOR Loan Rate, the Canadian Prime Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Unrestricted Subsidiary” means any subsidiary of any Borrower designated by the Lead Borrower as an Unrestricted Subsidiary on the Closing Date and listed on Schedule 5.10 or after the Closing Date pursuant to Section 5.10.

“U.S.” means the United States of America.

“UK Borrower” means a Borrower which is incorporated or established under the laws of England and Wales..

“UK Borrower DTTP Filing” means an HM Revenue & Customs Form DTTP2 duly completed and filed by the relevant UK Borrower which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated opposite such Lender’s name in Schedule 1.01(a); and

(i) where the UK Borrower is a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within thirty (30) days of the date of this Agreement; or

(ii) where such UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within thirty (30) days of the date on which that Person becomes a Borrower; and

(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption or as otherwise notified to the Lead Borrower, the Administrative Agent or the UK Borrower in writing within fifteen (15) days of the relevant UK Treaty Lender becoming a party to this Agreement and:

(i) where the UK Borrower is a Borrower as at the relevant transfer date, is filed with HM Revenue & Customs within thirty (30) days of that date; or

(ii) where the UK Borrower is not a Borrower as at the relevant transfer date, is filed with HM Revenue & Customs within thirty (30) days of the date on which that UK Borrower becomes a Borrower.

“UK CTA” means the Corporation Tax Act 2009 of the United Kingdom.

“UK DB Plan” means the Ballotini Pension and Life Assurance Scheme.

“UK ITA” means the Income Tax Act 2007 of the United Kingdom.

“UK Loan Party” means each Loan Party incorporated or established under the laws of England and Wales.

“UK Non-Bank Lender” means (a) where a Lender becomes a party to this Agreement on the day on which this the Agreement is entered into, a Lender listed as a UK Non-Bank Lender in

Schedule 1.01(a) and (b) where a Lender becomes a party to this Agreement after the date on which this Agreement is entered into, a Lender which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement or as otherwise notified to the Lead Borrower, the Administrative Agent or the UK Borrower in writing within fifteen (15) days of the relevant Lender becoming a party to this Agreement.

“UK Qualifying Lender” means each Lender which makes a Loan to a UK Borrower and that is:

(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(i) a Lender

(1) which is a bank (as defined for the purpose of section 879 of the UK ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK CTA; or

(2) in respect of an advance made under a Loan Document by a Person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii) a Lender which is:

(1) a company resident in the United Kingdom for United Kingdom tax purposes;

(2) a partnership each member of which is:

(A) a company so resident in the United Kingdom; or

(B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company; or

(iii) a UK Treaty Lender; or

(b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA) making an advance under a Loan Document.

“UK Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document.

“UK Treaty Lender” means a Lender which:

(a) is treated as a resident of a Treaty State for the purposes of the relevant Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the loan is effectively connected; and

(c) fulfills any conditions which must be satisfied under the relevant Treaty by residents of that Treaty State to obtain full exemption from Tax imposed on interest by the United Kingdom, subject to the completion of any necessary procedural formalities.

“US Availability” means as of any applicable date, the amount by which the US Line Cap exceeds the Initial US Revolving Credit Exposure, in each case at such time.

“US Banking Services Obligations” means Banking Services Obligations of a US Loan Party that are not “Banking Services Obligations” as defined in the Term Loan Agreement (or any equivalent term under the Term Facility).

“US Borrower” has the meaning set forth in the preamble hereto

“US Borrowing Base” means the sum, in Dollars, of the following as set forth in the most recently delivered US Borrowing Base Certificate:

(a) 85% of the US Loan Parties’ Eligible Accounts; plus

(b) the lesser of (i) 85% of the Net Orderly Liquidation Value or (ii) 70% of the book value of the US Loan Parties’ Eligible Inventory (calculated at the lower of cost or market value); plus

(c) 100% of Qualified Cash of the US Loan Parties; provided that the sum of all Qualified Cash of all Loan Parties included in the US Borrowing Base, the Canadian Borrowing Base and the European Borrowing Base may not exceed $25,000,000 in the aggregate; minus

(d) any Availability Reserve established in connection with the foregoing.

In connection with any Subject Transaction, the US Borrower may submit a US Borrowing Base Certificate reflecting a calculation of the US Borrowing Base that includes Eligible Accounts and Eligible Inventory (otherwise satisfying the criteria in respect thereof, contained in such definition) acquired by US Loan Parties in connection with such Subject Transaction (the “Acquired US Eligible Accounts” and the “Acquired US Eligible Inventory”, respectively) and, from and after the Subject Transaction Date, the US Borrowing Base hereunder shall be calculated giving effect thereto; provided that prior to the completion of a field examination and inventory appraisal with respect to such Acquired US Eligible Accounts and Acquired US Eligible Inventory, such adjustment to the US Borrowing Base shall only be available if a customary desktop audit with respect to such assets reasonably satisfactory to the Administrative Agent in its Permitted Discretion has been completed and shall be limited to (i) from the Subject Transaction Date until the date that is 91 days after the Subject Transaction Date, the aggregate amount of Acquired US Eligible Accounts and Acquired US Eligible Inventory included in the US Borrowing Base prior to the completion of a field examination and inventory appraisal with respect thereto, shall not exceed 10% of the US Borrowing Base (calculated after giving effect to the inclusion (up to such 10% cap) of the Acquired US Eligible Accounts and Acquired US Eligible Inventory as to which a field examination and inventory appraisal has not been performed). From the 91st day following the Subject Transaction Date (or such later date as the Administrative Agent may agree), the US Borrowing Base shall be calculated without reference to the Acquired US Eligible Accounts and the Acquired US Eligible Inventory until a field examination and inventory appraisal has been completed with respect to such assets; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such inventory appraisal and field examination on or prior to the dates indicated above and (y) the performance of such inventory appraisal and field examination on the Acquired US Eligible Accounts and the Acquired US Eligible Inventory shall not count toward the limitations on the number of inventory appraisals and field examinations contained in Section 5.06(b).

Notwithstanding anything to the contrary herein, from the Closing Date until the date on which the initial US Borrowing Base Certificate is delivered in accordance with Section 5.01(l), the US Borrowing Base shall be deemed to be $125,000,000; provided that if a US Borrowing Base Certificate has not been delivered on or prior to (i) May 25, 2016, the US Borrowing Base shall be deemed to be $100,000,000 as of such date or (ii) June 25, 2016, the US Borrowing Base shall be deemed to be $0 as of such date.

“US Borrowing Base Certificate” means a certificate from a Responsible Officer of the Lead Borrower, in substantially the form of Exhibit N, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Lead Borrower and the Administrative Agent or such other form which is acceptable to the Administrative Agent in its reasonable discretion.

“US Collateral” means any and all property of any US Loan Party subject to a Lien under any Collateral Document and any and all other property of any US Loan Party, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any Collateral Document, in each case, to secure the US Secured Obligations.

“US Concentration Account” has the meaning assigned to such term in Section 5.16(a).

“US Hedge Product Amount” has the meaning assigned to such term in the definition of US Secured Hedging Obligations.

“US LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“US LC Exposure” means at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn amount of all outstanding US Letters of Credit at such time and (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements with respect to US Letters of Credit that have not yet been reimbursed at such time. The US LC Exposure of any Lender at any time shall equal its Applicable Percentage of the aggregate US LC Exposure at such time.

“US Letters of Credit” has the meaning assigned to such term in Section 2.05(a)(i)(A).

“US Letter of Credit Sublimit” means $50,000,000, subject to increase in accordance with Section 2.22.

“US Line Cap” means at any time, the lesser of (i) the aggregate Initial US Commitment and (ii) the then-applicable US Borrowing Base.

“US Loan Guaranty” means the US Loan Guaranty Agreement, substantially in the form of Exhibit I, executed by each US Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties.

“US Loan Party” means any Loan Party that is incorporated or organized under the laws of the US, any state thereof or the District of Columbia.

“US Lockbox” has the meaning assigned to such term in Section 5.16(a).

“US Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Initial US Revolving Loans, all US Overadvances, all US Protective Advances, all US LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the US Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Revolving Loan, Overadvance, Protective Advance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“US Overadvance” has the meaning assigned to such term in Section 2.04(a).

“US Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“US Required Lenders” means, at any time, Lenders having Initial US Revolving Credit Exposure or unused Initial US Revolving Commitments representing more than 50% of the sum of the total Initial US Revolving Credit Exposure and such unused Initial US Revolving Commitments at such time; provided that the Initial US Revolving Credit Exposure and unused Initial US Revolving Commitments of any Defaulting Lender shall be disregarding in the determination of the US Required Lenders at any time.

“US Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) of any US Loan Party under each Hedge Agreement that (a) is in effect on the Closing Date between any US Loan Party and a counterparty that is the Administrative Agent, a Lender, an Arranger or any Affiliate of the Administrative Agent, a Lender or an Arranger as of the Closing Date or (b) is entered into after the Closing Date between any US Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or any Arranger at the time such Hedge Agreement is entered into, for which such US Loan Party agrees to provide security and in each case that has been designated to the Administrative Agent in writing by the US Borrower as being a US Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 as if it were a Lender; provided that for any such US Secured Hedging Obligations to constitute “Designated Hedging Obligations,” the applicable US Loan Party must have provided written notice to the Administrative Agent substantially in the form of Exhibit O notifying the Administrative Agent of (i) the existence of the applicable Hedge Agreement and (ii) the maximum amount of obligations of the applicable US Loan Party that may arise thereunder (the “US Hedge Product Amount”). The US Hedge Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and US Loan Party. No US Hedge Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

“US Secured Obligations” means all Secured Obligations of the US Loan Parties.

“US Security Agreement” means the ABL Pledge and Security Agreement, substantially in the form of Exhibit J, among the US Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“US Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“US Super Majority Lenders” means, at any time, Lenders having Initial US Revolving Credit Exposure and unused Initial US Revolving Commitments representing more than 66-2/3% of the sum of the aggregate Initial US Revolving Credit Exposure and such unused Initial US Revolving Commitments of all Lenders at such time; provided that the Initial US Revolving Credit Exposure and unused Initial US Revolving Commitment of any Defaulting Lender shall be disregarded in the determination of the US Super Majority Lenders at any time.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f).

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax as amended (EC Directive 2006/112) and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2022 Senior Note Documents” means the 2022 Senior Note Indenture under which the 2022 Senior Notes are issued and all other instruments, agreements and other documents evidencing the 2022 Senior Notes or providing for any Guarantee or other right in respect thereof.

“2022 Senior Note Indenture” means the Indenture for the 2022 Senior Notes, dated as of October 24, 2014, among the Borrower (as successor to Eco Finance Corp., a Delaware corporation), and Wilmington Trust, National Association, as trustee.

“2022 Senior Notes” means the senior unsecured notes due 2022 in the aggregate principal amount of $200,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.

“2022 Senior Secured Note Documents” means the 2022 Senior Secured Note Indenture under which the 2022 Senior Secured Notes are issued and all other instruments, agreements and other documents evidencing the 2022 Senior Secured Notes or providing for any Guarantee or other right in respect thereof.

“2022 Senior Secured Note Indenture” means the Indenture for the 2022 Senior Secured Notes, dated as of May 4, 2016, among the Borrower, the guarantors named therein and Wells Fargo Bank, National Association, as trustee and as collateral agent.

“2022 Senior Secured Notes” means the senior secured notes due 2022 in the aggregate principal amount of $625,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.

“2022 Senior Unsecured Note Documents” means the 2022 Senior Unsecured Note Purchase Agreement under which the 2022 Senior Unsecured Notes are issued and all other instruments, agreements and other documents evidencing the 2022 Senior Unsecured Notes or providing for any Guarantee or other right in respect thereof.

“2022 Senior Unsecured Note Purchase Agreement” means the Note Purchase Agreement for the 2022 Senior Unsecured Notes, dated as of May 4, 2016, among the Borrower, the purchasers named therein and Wilmington Trust, National Association, as administrative agent.

“2022 Senior Unsecured Notes” means the senior unsecured notes due 2022 in the aggregate principal amount of $525,000,000 and the Guarantees thereof, in each case together with any amendment, modification, supplement, restatement, amendment and restatement, extension, renewal, refinancing, refunding or replacement thereof to the extent permitted or not restricted by this Agreement.

Section 1.02 Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Revolving Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan” or “Initial US Revolving Loan”) or by Type (e.g., a “LIBO Rate Revolving Loan”) or by Class and Type (e.g., a “LIBO Rate Initial US Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial US Revolving Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial US Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and

“including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Section 6.01(a) and (c)), 6.02 (other than Section 6.02(a)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04 Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower notifies the Administrative Agent that the Borrower (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.10, all financial ratios and tests (including the Total Leverage Ratio, the Senior Secured Leverage Ratio, the Secured Leverage Ratio, the Fixed Charge Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating compliance with Section 6.15 and the Senior Secured Leverage Ratio for purposes of the definitions of “Applicable Rate” the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP on the date hereof shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05 Quebec Terms. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim”, “reservation of ownership” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected”

liens or security interest shall be deemed to include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “joint and several” shall be deemed to include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”, (m) “priority” shall be deemed to include “rank” or “prior claim”, as applicable, and (n) “lease” shall be deemed to include a “leasing contract”.

Section 1.06 Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.07 Timing of Payment of Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.09 Currency Generally; Exchange Rate.

(a) For purposes of any determination under Article 5, Article 6 (other than Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.15 and the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar Equivalent amount of such Indebtedness. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Lead Borrower would not be in compliance with Section 6.15 if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15 if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency effects of any Hedge Agreement permitted hereunder and entered into with respect to the currency exchange risks relating to such Indebtedness), then, solely for purposes of compliance with Section 6.15, the Fixed Charge Coverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.10 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Revolving Loans with Incremental Revolving Loans, Revolving Loans in connection with any Replacement Revolving Facility, or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in Canadian Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.11 Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, any Fixed Charge Coverage Ratio test or any Payment Conditions test) and/or the amount of Consolidated Adjusted EBITDA or any cap expressed as a percentage of Consolidated Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment, (B) the making of any Restricted Payment, and/or (C) the making of any Restricted Debt Payment (including in each case of clauses (A), (B) and (C), the related assumption or incurrence of Indebtedness) (such action pursuant to clauses (A), (B) or (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), (1) in the case of any acquisition or similar Investment or related incurrence or assumption of Indebtedness, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time

of), either (x) the execution of the definitive agreement with respect to such acquisition or Investment or incurrence or assumption of Indebtedness or (y) the consummation of such acquisition or Investment, or incurrence or assumption of Indebtedness, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, after giving effect to the relevant acquisition, Indebtedness, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments or Restricted Debt Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or amount of Consolidated Adjusted EBITDA or Consolidated Total Assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets, as applicable, on a pro forma basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.15, any Senior Secured Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Senior Leverage Ratio test and/or any Total Leverage Ratio test and/or any Fixed Charge Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Senior Secured Leverage Ratio test, any Senior Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts, however, for the avoidance of doubt, substantially concurrent incurrence of Indebtedness and Liens in reliance upon Fixed Amounts shall not be disregarded for purposes of testing compliance with the Total Leverage Ratio or the Fixed Charge Coverage Ratio under Section 6.04 and Section 6.06.

Section 1.12 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

Section 1.13 Alternate Currencies.

(a) The Lead Borrower may from time to time request that Revolving Loans and/or Letters of Credit be issued in a currency other than Euros, Sterling, Canadian Dollars or Dollars; provided that the requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders, and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent, the Lenders and the applicable Issuing Bank. The approval of any Alternate Currency may be accompanied by changes to the timing of the delivery of Borrowing Requests, Interest Election Requests and Letter of Credit Request in respect to credit extensions in such Alternate Currency.

(b) Any such request shall be made to the Administrative Agent not later than 1:00 p.m. 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank in its sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank. Each such Lender (in the case of any such request pertaining to Revolving Loans) or the relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit in the requested currency.

(c) Any failure by any Lender or the relevant Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in the requested currency. If the Administrative Agent and each Lender that would be obligated to make Credit Extensions denominated in the requested currency consent to making Revolving Loans in the requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the Administrative Agent and the relevant Issuing Bank consent to the issuance of Letters of Credit in the requested currency, the Administrative Agent shall so notify the Lead Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of the issuance of any Letter of Credit. If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.12, the Administrative Agent shall promptly so notify the Lead Borrower. Notwithstanding anything to the contrary herein, to the extent that the LIBO Rate and/or the Alternate Base Rate is not applicable to or available with respect to a Revolving Loan to be denominated in an Alternate Currency, the interest rate components applicable to such Alternate Currency shall be separately agreed by the Lead Borrower and the Administrative Agent.

ARTICLE 2

THE CREDITS

Section 2.01 Commitments.

(a) Subject to the terms and conditions set forth herein, each Lender with an Initial US Commitment severally, and not jointly, agrees to make loans in Dollars and/or any other Alternate Currency to the US Borrower at any time and from time to time on and after the Closing Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial US Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Initial US Revolving Credit Exposure exceeding the lesser of (A) the Initial US Commitments and (B) the US Borrowing Base, or (ii) such Lender’s Initial US Revolving Credit Exposure exceeding such Lender’s Initial US Commitment.

(b) Subject to the terms and conditions set forth herein, each Lender with an Initial Canadian Commitment severally, and not jointly, agrees to make loans in Canadian Dollars, Dollars and/or any other Alternate Currency to the Canadian Borrowers at any time and from time to time on and after the Canadian Borrowing Base Effective Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial Canadian Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Initial Canadian Revolving Credit Exposure exceeding the lesser of (A) the Initial Canadian Commitments and (B) the Canadian Borrowing Base, or (ii) such Lender’s Initial Canadian Revolving Credit Exposure exceeding such Lender’s Initial Canadian Commitment.

(c) Subject to the terms and conditions set forth herein, each Lender with an Initial European Commitment severally, and not jointly, agrees to make loans in Euros, Sterling, Dollars and/or any other Alternate Currency to the European Borrowers at any time and from time to time on and after the European Borrowing Base Effective Date, and until the earlier of the Initial Revolving Credit Maturity Date and the termination of the Initial European Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the Initial European Revolving Credit Exposure exceeding the lesser of (A) the Initial European Commitments and (B) the European Borrowing Base, or (ii) such Lender’s Initial European Revolving Credit Exposure exceeding such Lender’s Initial European Commitment.

(d) Subject to the terms and conditions of this Agreement and any applicable Extension Amendment or Incremental Facility Agreement, each Lender and each Additional Revolving Lender with any Additional Revolving Commitment for a given Class severally, and not jointly, agrees to make Additional Revolving Loans of such Class to the Borrower, which Revolving Loans shall not exceed for any such Lender or Additional Revolving Lender at the time of any incurrence thereof, the Additional Revolving Commitment of each Class of Lender.

Section 2.02 Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the relevant Lenders ratably in accordance with their respective Commitments of the applicable Class.

(b) Subject to Section 2.01 and Section 2.14, each Borrowing shall be comprised entirely of (i) in the case of Revolving Loans denominated in Dollars, ABR Revolving Loans or LIBO Rate Revolving Loans, (ii) in the case of Revolving Loans denominated in Canadian Dollars, Canadian Prime Rate Revolving Loans or CDOR Revolving Loans and (iii) in the case of Revolving Loans denominated in any other currency as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any LIBO Rate Revolving Loan or CDOR Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that (i)

any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Revolving Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Revolving Loan or CDOR Revolving Loan shall be deemed to have been made and held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan or CDOR Revolving Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the applicable Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided further that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan or CDOR Revolving Loan than that to which the applicable Lender was entitled on the date on which such Revolving Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Revolving Loan was made).

(c) At the commencement of each Interest Period for any Borrowing of LIBO Rate Revolving Loans, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 (or, in the case of any LIBO Rate Borrowing denominated in Euros, Sterling or the equivalent of $100,000 denominated in such currency) and not less than $1,000,000 (or, in the case of any Adjusted LIBO Rate Borrowing denominated in any Alternate Currency, the equivalent of $1,000,000 denominated in such currency). Each ABR Revolving Loan When made shall be in a minimum principal amount of $100,000; provided that an ABR may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused Commitments of the relevant Class or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the commencement of each Interest Period for any Borrowing of CDOR Revolving Loans, such CDOR Revolving Loan shall comprise an aggregate principal amount that is an integral multiple of C$100,000 and not less than C$500,000. Each Canadian Prime Rate Revolving Loan when made shall be in a minimum principal amount of C$100,000; provided that a Canadian Prime Rate Revolving Loan may be made in a lesser aggregate amount that is (x) equal to the entire aggregate unused balance of the relevant Commitment or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods in effect for LIBO Rate Borrowings and CDOR Revolving Loans, respectively, at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, no Borrower shall, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Revolving Loan.

Section 2.03 Requests for Borrowings. Each Borrowing, each conversion from one Type to the other, and each continuation of LIBO Rate Revolving Loans or CDOR Revolving Loans shall be made upon irrevocable notice by the applicable Borrower (or the Lead Borrower on behalf of the relevant Borrower) to the Administrative Agent. Each such notice must be in writing or by telephone (and promptly confirmed in writing) and must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in Dollars (or one Business Day in the case of any Borrowing of LIBO Rate Loans denominated in Dollars to be made on the Closing Date), (ii) four Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in a currency other than Dollars (or one

Business Day in the case of any Borrowing of LIBO Rate Loans denominated in a currency other than Dollars to be made on the Closing Date) or (iii) on the requested date of any Borrowing of ABR Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the Borrower wishes to request LIBO Rate Revolving Loans or CDOR Revolving Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the applicable Borrower (or the Lead Borrower on its behalf) must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is available to by all the relevant Lenders. Each written notice (or confirmation of telephonic notice) with respect to a Borrowing by the applicable Borrower pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the identity of the Borrower;

(b) the Class of such Borrowing;

(c) the aggregate amount of the requested Borrowing;

(d) the currency of such Borrowing;

(e) the date of such Borrowing, which shall be a Business Day;

(f) whether such Borrowing is to be an ABR Borrowing, a LIBO Rate Borrowing, a Canadian Prime Rate Borrowing or a CDOR Borrowing;

(g) in the case of a LIBO Rate Borrowing or CDOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(h) the location and number of the applicable Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).

If, with respect to Revolving Loans denominated in Canadian Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Rate Borrowing. If, with respect to Revolving Loans denominated in Dollars, no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Revolving Loans denominated in Euros, Sterling or any Alternate Currency shall be LIBO Rate Borrowings. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing or CDOR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Revolving Loan to be made as part of the requested Borrowing (x) in the case of any ABR Borrowing or Canadian Prime Rate Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing or CDOR Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the currency in which such Revolving Loan was originally denominated and re-borrowed in the relevant other currency.

Section 2.04 Overadvances.

(a) Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial US Revolving Credit Exposure to the US Borrower exceeds the US Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to the US Borrower, on behalf of the relevant Lenders (any such Revolving Loan, a “US Overadvance”); provided that, no US Overadvance shall result in a Default or Event of Default for as long as such US Overadvance remains outstanding in accordance with the terms of this paragraph. US Overadvances shall be denominated in Dollars shall be ABR Borrowings. The authority of the Administrative Agent to make US Overadvances is limited to an aggregate amount not to exceed, when taken together with any US Protective Advances 10% of the US Borrowing Base in effect at such time. Each US Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) 30 days after the date on which such US Overadvance is made; it being understood and agreed that no US Overadvance shall cause the Initial US Revolving Credit Exposure of any Initial US Revolving Lender to exceed such Initial US Revolving Lender’s Initial US Commitment.

(b) Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial Canadian Revolving Credit Exposure to the Canadian Borrowers exceeds the Canadian Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to the Canadian Borrowers, on behalf of the relevant Lenders (any such Revolving Loan, a “Canadian Overadvance”); provided that, no Canadian Overadvance shall result in a Default or Event of Default for as long as such Canadian Overadvance remains outstanding in accordance with the terms of this paragraph. Canadian Overadvances shall be denominated in Dollars or Canadian Dollars. Any Canadian Overadvance denominated in Dollars shall be an ABR Borrowing. Any Canadian Overadvance denominated in Canadian Dollars shall be an Canadian Prime Rate Borrowing. The authority of the Administrative Agent to make Canadian Overadvances is limited to an aggregate amount not to exceed, when taken together with any Canadian Protective Advances 10% of the Canadian Borrowing Base in effect at such time. Each Canadian Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) 30 days after the date on which such Canadian Overadvance is made; it being understood and agreed that no Canadian Overadvance shall cause the Initial Canadian Revolving Credit Exposure of any Initial Canadian Revolving Lender to exceed such Initial Canadian Revolving Lender’s Initial Canadian Commitment.

(c) Notwithstanding anything to the contrary in this Agreement, if the sum of the Initial European Revolving Credit Exposure to the European Borrowers exceeds the European Borrowing Base, at the request of the Lead Borrower, the Administrative Agent may in its sole discretion (but without any obligation to do so), make Revolving Loans to the European Borrowers, on behalf of the relevant Lenders (any such Revolving Loan, a “European Overadvance”); provided that, no European Overadvance shall result in a Default or Event of Default for as long as such European Overadvance remains outstanding in accordance with the terms of this paragraph. European Overadvances shall be denominated in Dollars, Euros or Sterling. Any European Overadvance denominated in Dollars shall be an ABR Borrowing. Any European Overadvance denominated in Euros or Sterling shall be an LIBO Rate Borrowing. The authority of the Administrative Agent to make European Overadvances is limited to an aggregate amount not to exceed, when taken together with any European Protective Advances 10% of the European Borrowing Base in effect at such time. Each European Overadvance shall mature and be due on the earliest of (i) the Initial Revolving Credit Maturity Date, (ii) written demand by the Administrative Agent and (iii) 30 days after the date on which such European Overadvance is made; it being understood and agreed that no European Overadvance shall cause the Initial European Revolving Credit Exposure of any Initial European Revolving Lender to exceed such Initial European Revolving Lender’s Initial European Commitment.

(d) Upon the making of any Overadvance, each relevant Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in the relevant US Overadvance, Canadian Overadvance or European Overadvance, as applicable, in proportion to its Applicable Percentage and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

(e) Each US Overadvance shall be secured by the Lien on the US Collateral in favor of the Administrative Agent and shall constitute a US Obligation hereunder. Each Canadian Overadvance shall be secured by the Lien on the Canadian Collateral in favor of the Administrative Agent and shall constitute a Canadian Obligation. Each European Overadvance shall be secured by the Lien on the European Collateral in favor of the Administrative Agent and shall constitute a European Obligation hereunder. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion.

Section 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein,

(i) in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.05,

(A) each Issuing Bank with an Initial US Commitment from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the US Borrower agrees, to issue Letters of Credit issued for the account of the US Borrower (or any Restricted Subsidiary; provided that, other than with respect to the Existing Letters of Credit, the US Borrower will be the applicant) (such Letters of Credit, the “US Letters of Credit”), to amend or renew US Letters of Credit previously issued by it, in accordance with Section 2.05(b) and to honor drafts under the US Letters of Credit,

(B) each Issuing Bank with an Initial Canadian Commitment from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the Canadian Borrower agrees, to issue Letters of Credit issued for the account of the Canadian Borrower (or any Restricted Subsidiary; provided that the Canadian Borrower will be the applicant) (such Letters of Credit, the “Canadian Letters of Credit”), to amend or renew Canadian Letters of Credit previously issued by it, in accordance with Section 2.05(b) and to honor drafts under the Canadian Letters of Credit,

(C) each Issuing Bank with an Initial European Commitment from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Initial Revolving Credit Maturity Date, upon the request of the European Borrower agrees, to issue Letters of Credit issued for the account of the European Borrower (or any Restricted Subsidiary; provided that the European Borrower will be the applicant) (such Letters of Credit, the “European Letters of Credit”), to amend or renew European Letters of Credit previously issued by it, in accordance with Section 2.05(b) and to honor drafts under the European Letters of Credit, and

(ii) the Lenders severally agree to participate in the applicable Letters of Credit issued pursuant to Section 2.05(d).

On and after the Closing Date, each Existing Letter of Credit shall be deemed to be a US Letter of Credit issued hereunder for all purposes under this Agreement and the other Loan Documents; provided that it is understood and agreed that no Existing Letter of Credit issued by Credit Suisse will be renewed beyond the applicable maturity date as in effect on the Closing Date.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Closing Date, one Business Day prior to the Closing Date), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit B-2 attached hereto (the “Letter of Credit Request”). To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the applicable Borrower shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for the issuance, amendment, extension or renewal of any Letter of Credit must be accompanied by such other information as shall be reasonably requested by the applicable Issuing Bank to issue, amend, extend or renew such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by any Borrower with the applicable Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). A Letter of Credit may be issued, amended, extended or renewed only if (and on the issuance, amendment, extension or renewal of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal, (i) in the case of a US Letter of Credit, the US LC Exposure does not exceed the US Letter of Credit Sublimit, (ii) in the case of a Canadian Letter of Credit, the Canadian LC Exposure does not exceed the Canadian Letter of Credit Sublimit, (iii) in the case of a European Letter of Credit, the European LC Exposure does not exceed the European Letter of Credit Sublimit and (iv) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans plus (y) the aggregate amount of all LC Obligations would not exceed the Aggregate Commitment. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one year after the date of the issuance of such Letter of Credit and (B) the date that is five Business Days prior to the Initial Revolving Credit Maturity Date; provided that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in the preceding clause (B) unless 100% of the then-available face amount thereof is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank); provided, further, that each Revolving Lender’s participation in any undrawn Letter of Credit that is outstanding on the Initial Revolving Credit Maturity Date will terminate on the Initial Revolving Credit Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the applicable Class of Lenders, the applicable Issuing Bank hereby grants to each Lender of the applicable Class, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m. on the Business Day immediately following the date on which the applicable Borrower receives notice under paragraph (g) of this Section 2.05 of such LC Disbursement (or, if such notice is received less than two hours prior to the deadline for requesting ABR Borrowings pursuant to Section 2.03, on the second Business Day immediately following the date on which the Borrower receives such notice); provided that the applicable Borrower may, without satisfying the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (x) in the case of any Letter of Credit denominated in Dollars, an ABR Borrowing, (y) in the case of any Letter of Credit denominated in Canadian Dollars, a Canadian Prime Rate Borrowing, (z) in the case of any Letter of Credit denominated in Euros or Sterling or an Alternate Currency, a LIBO Rate Borrowing (clauses (x), (y) and (z), an “LC Reimbursement Loan”) in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan. If the applicable Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender in the relevant Class of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender in the relevant Class shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders in any relevant Class have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(ii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate (or (A) in the case of any Letter of Credit denominated in Canadian Dollars, the Canadian Prime Rate, (B) in the case of any Letter of Credit denominated in Euros or Sterling, the LIBO Rate and (C) in the case of any Letter of Credit denominated in any Alternate Currency, the Administrative Agent’s customary rate for interbank advances in the Alternate Currency in which such Letter of Credit is denominated) from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f) Obligations Absolute. The applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable

Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (promptly confirmed in writing) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank makes any LC Disbursement, then, unless the applicable Borrower reimburses such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (a) in the case of Letters of Credit denominated in Dollars, Revolving Loans that are ABR Revolving Loans of the applicable Class, (b) in the case of Letters of Credit denominated in Canadian Dollars, Revolving Loans that are Canadian Prime Rate Revolving Loans of the applicable Class and (c) in the case of Letters of Credit denominated in Euros, Sterling or any Alternate Currency, Revolving Loans denominated in such currency that are LIBO Rate Revolving Loans of the applicable Class; provided that if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on the date on which the applicable Borrower is required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).

(i) Replacement or Resignation of an Issuing Bank or Addition of New Issuing Banks.

(i) Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Borrowers, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Any Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(ii) Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Lead Borrower shall be entitled to appoint any Lender that accepts such appointment in writing as successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

(j) Cash Collateralization.

(i) If any Event of Default exists, then on the Business Day that the Borrowers receive notice from the Administrative Agent at the direction of the Required Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j),

(A) the US Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “US LC Collateral Account”), an amount in Cash equal to 101% of the US LC Exposure as of such date (minus the amount then on deposit in the US LC Collateral Account),

(B) the applicable Canadian Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “Canadian LC Collateral Account”), an amount in Cash equal to 101% of the Canadian LC Exposure as of such date (minus the amount then on deposit in the Canadian LC Collateral Account), and

(C) the applicable European Borrower shall deposit, in an interest bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders of the applicable Class (the “European LC Collateral Account”), an amount in Cash equal to 102.5% (or, for any European Letter of Credit denominated in a currency other than Dollars, 103%) of the European LC Exposure as of such date (minus the amount then on deposit in the European LC Collateral Account), provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the applicable Borrower described in Section 7.01(f) or (g).

(ii) Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the applicable Obligations of the relevant Borrower in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrowers hereby grant the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the applicable LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of the Required Lenders) be applied to satisfy other Secured Obligations. If any Borrower is required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the applicable Borrower promptly but in no event later than three Business Days after such Event of Default has been cured or waived.

Section 2.06 Protective Advances.

(a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.02), the Administrative Agent is authorized by each Borrower and each Lender from time to time in its sole discretion (but without any obligation to do so) to make Initial US Revolving Loans (any such Initial US Revolving Loan made pursuant to this Section 2.06(a), a “US Protective Advance”), Initial Canadian Revolving Loans (any such Initial Canadian Revolving Loan made pursuant to this Section 2.06(a), a “Canadian Protective Advance”) and Initial European Revolving Loans (any such Initial European Revolving Loan made pursuant to this Section 2.06(a), a “European Protective Advance” and, together with any US Protective Advance and Canadian Protective Advance, collectively, the “Protective Advances”) to any applicable Borrower on behalf of the Lenders of the relevant Class at any time that any condition precedent set forth in Section 4.02 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the relevant Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the relevant Revolving Loans and other relevant Secured Obligations or (iii) to pay any other amount chargeable to or required to be paid by the relevant Borrower or any other Loan Party pursuant to the terms of this Agreement or any other Loan Document, including any payment of any reimbursable expense (including any expense described in Section 9.03) and any other amount that, in each case is then due and payable under any Loan Document and not the subject of a good faith dispute by the relevant Loan Party. All Protective Advances denominated in Dollars shall be ABR Borrowings, all Protective Advances denominated in Canadian Dollars shall be CDOR Rate Borrowings and all Protective Advances denominated in Euros or Sterling shall be LIBO Rate Borrowings. No Protective Advance may be made if, after giving effect thereto, the aggregate amount of outstanding Protective Advances and Overadvances would exceed 10% of the greater of (A) the Commitments and (B) the Borrowing Base.

(b) Each Protective Advance shall be secured by the Lien on the applicable Collateral in favor of the Administrative Agent and shall constitute a US Obligation, Canadian Obligation or European Obligation, as applicable, hereunder. Each Protective Advance shall be repaid by the applicable Borrower upon the earliest of (i) demand by the Administrative Agent, (ii) the next succeeding Maturity Date and (iii) the date that is 30 days after such Protective Advance is made. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request the Lenders to make an Initial US Revolving Loan, Initial Canadian Revolving Loan or an Initial European Revolving Loan, as applicable, to repay any US Protective Advance, Canadian Protective Advance or European Protective Advance, respectively.

(c) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender of the relevant Class shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such US Protective Advance, Canadian Protective Advance or European Protective Advance, as applicable, in proportion to its Applicable Percentage, and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

Section 2.07 Funding of Borrowings.

(a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) 2:00 p.m. New York City time for Revolving Loans denominated in Dollars, (y) 8:00 a.m. New York City time for Revolving Loans denominated in Euros, Sterling or an Alternate Currency or (z) 11:00 a.m. New York City time for Revolving Loans denominated in Canadian Dollars, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the applicable Borrower; provided that any Revolving Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or, (x) with respect to any amount denominated in Canadian Dollars, the Canadian Prime Rate, or (y) with respect to any amount denominated in Euros, Sterling or an Alternate Currency, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Revolving Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing or CDOR Borrowing, shall have the initial Interest Period specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing or CDOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08; provided that Revolving Loans denominated in Euros, Sterling or any Alternate Currency shall be LIBO Rate Borrowings at all times. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Revolving Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.08, the applicable Borrower (or the Lead Borrower on its behalf) shall notify the Administrative Agent of such election either in writing or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower (or the Lead Borrower on its behalf) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly in writing to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the applicable Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a LIBO Rate Borrowing, a Canadian Prime Rate Borrowing or a CDOR Borrowing; and

(iv) if the resulting Borrowing is a LIBO Rate Borrowing or CDOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBO Rate Borrowing or CDOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing or CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing or CDOR Borrowing, as applicable, with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing or CDOR Borrowing and (ii) unless repaid, each LIBO Rate Borrowing and CDOR Borrowing shall be converted to an ABR Borrowing or Canadian Prime Rate Borrower, as applicable, at the end of the then-current Interest Period applicable thereto (except, in either case, that Revolving Loans denominated in Euros, Sterling or any Alternate Currency shall be comprised of LIBO Rate Revolving Loans).

Section 2.09 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Initial Revolving Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date.

(b) Upon delivering the notice required by Section 2.09(d), the Lead Borrower may at any time terminate the Commitments of any Class upon (i) the payment in full in Cash of all outstanding Revolving Loans of such Class, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit of such Class (or alternatively, with respect to each outstanding Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or, if reasonably satisfactory to the applicable Issuing Bank, a backup standby letter of credit) equal to 100% (or, 102.5%, in the case of any European Letter of Credit) of the relevant LC Exposure (minus the amount then on deposit in the US LC Collateral Account, Canadian LC Collateral Account or European LC Collateral Account, as applicable) as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other non-contingent Obligations with respect to the Revolving Facility of such Class then due, together with accrued and unpaid interest (if any) thereon.

(c) Upon delivering the notice required by Section 2.09(d), the Lead Borrower may from time to time reduce the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Lead Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.11, the aggregate Revolving Credit Exposure would exceed the Aggregate Commitment.

(d) The Lead Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section 2.09 in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Lead Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount.

Section 2.10 Repayment of Revolving Loans; Evidence of Debt.

(a) (i) The US Borrower hereby promises to pay in Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial US Revolving Lender, the then-unpaid principal amount of each Initial US Revolving Loan made by such Initial US Revolving Lender to the US Borrower on the Maturity Date applicable thereto.

(ii) Each Canadian Borrower hereby promises to pay in Canadian Dollars, Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial Canadian Revolving Lender, the then-unpaid principal amount of each Initial Canadian Revolving Loan made by such Initial Canadian Revolving Lender to such Canadian Borrower on the Maturity Date applicable thereto.

(iii) Each European Borrower hereby promises to pay in Euros, Sterling, Dollars or the relevant Alternate Currency to the Administrative Agent for the account of each Initial European Revolving Lender, the then-unpaid principal amount of each Initial European Revolving Loan made by such Initial European Revolving Lender to such European Borrower on the Maturity Date applicable thereto.

Each Revolving Loan shall be repaid in the currency in which it was made.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or the Issuing Banks and each Lender’s and Issuing Banks’ share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Revolving Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.10 and any Lender’s records, the accounts of the Administrative Agent shall govern.

(e) Any Lender may request that Revolving Loans made by it be evidenced by a Promissory Note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns; it being understood and agreed that such Lender (and/or its applicable assign) shall be required to return such Promissory Note to such Borrower in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable).

Section 2.11 Prepayment of Revolving Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(iii) of this Section 2.11, the Borrowers shall have the right at any time and from time to time to prepay, in Dollars, Canadian Dollars, Euros, Sterling or the relevant Alternate Currency, as applicable, any Borrowing of Revolving Loans of any Class in whole or in part without premium or penalty (but subject to Section 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the Applicable Class of Revolving Loans being prepaid.

(ii) The Lead Borrower shall notify the Administrative Agent by telephone (promptly confirmed in writing) of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a LIBO Rate Borrowing or CDOR Rate Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment, or (B) in the case of a prepayment of an ABR Borrowing or Canadian Prime Rate Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment (or such later date to which the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Lead Borrower may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02(c). Each prepayment of Revolving Loans shall be applied to the Class of Revolving Loans specified in the applicable prepayment notice.

(iii) Subject to Section 5.16(g), during the continuance of a Cash Dominion Period and following delivery by the Administrative Agent of notice to the Lead Borrower, on each Business Day, at or before 1:00 p.m., New York City time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Secured Obligations (x) to the extent such funds constitute US Collateral, in accordance with Section 2.18(b)(i) (other than in respect of Secured Hedging Obligations and Banking Services Obligations), (y) to the extent such funds constitute Canadian Collateral, in accordance with Section 2.18(b)(ii) (other than in respect of Secured Hedging Obligations and Banking Services Obligations) and (z) to the extent such funds constitute European Collateral, in accordance with Section 2.18(b)(iii) (other than in respect of Secured Hedging Obligations and Banking Services Obligations).

(b) Mandatory Prepayments.

(i) Except for Protective Advances and Overadvances, on each day (including, on any Revaluation Date (after giving effect to the determination of the Outstanding Amount of each Revolving Loan and the LC Exposure)) on which (A) the Initial US Revolving Credit Exposure exceeds the US Line Cap, the US Borrower shall, within one Business Day following receipt of notice from the Administrative Agent, prepay Initial US Revolving Loans (or, if there are no Initial US Revolving Loans outstanding at the relevant time, Cash collateralize outstanding US Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Initial US Revolving Credit Exposure (calculated, for this purpose, as if any US LC Exposure so Cash collateralized is not Initial US Revolving Credit Exposure) such that the Initial US Revolving Credit Exposure does not exceed the US Line Cap, (B) the Initial Canadian Revolving Credit Exposure exceeds the Canadian Line Cap, any Canadian Borrower shall, within one Business Day following receipt of notice from the Administrative Agent, prepay Initial Canadian Revolving Loans (or, if there are no Initial Canadian Revolving Loans outstanding at such time, Cash collateralize outstanding Canadian Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Initial Canadian Revolving Credit Exposure (calculated, for this purpose, as if any Canadian LC Exposure so Cash collateralized is not Initial Canadian Revolving Credit Exposure) such that the Initial Canadian Revolving Credit Exposure does not exceed the Canadian Line Cap, (C) the Initial European Revolving Credit Exposure exceeds the European Line Cap, any European Borrower shall, within one Business Day following receipt of notice from the Administrative Agent, prepay Initial European Revolving Loans (or, if there are no Initial European Revolving Loans outstanding at such time, Cash collateralize outstanding European Letters of Credit at 102.5% (or, for any European Letter of Credit denominated in a currency other than Dollars, 103%) of the face amount thereof), in an aggregate amount sufficient to reduce the Initial European Revolving Credit Exposure (calculated, for this purpose, as if any European LC Exposure so Cash collateralized is not Initial European Revolving Credit Exposure) such that the Initial European Revolving Credit Exposure to the European Borrowers does not exceed the European Line Cap, or (D) the Total Revolving Credit Exposure exceeds the Line Cap, the Lead Borrower shall, within one Business Day following receipt of notice from the Administrative Agent, prepay Revolving Loans (or, if there are no Revolving Loans outstanding at such time, Cash collateralize outstanding Letters of Credit at 101% of the face amount thereof), in an aggregate amount sufficient to reduce the Total Revolving Credit Exposure (calculated, for this purpose, as if any LC Exposure so Cash collateralized is not Initial European Total Revolving Credit Exposure) such that the Total Revolving Credit Exposure does not exceed the Line Cap.

(ii) Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

(iii) Notwithstanding anything in this Section 2.11 to the contrary, (x) funds received from or held by any Canadian Loan Party or from the proceeds of Canadian Collateral shall be applied only to the payment of Canadian Obligations and shall not be applied to the payment of US Obligations and (y) funds received from or held by any European Loan Party or from the proceeds of European Collateral shall be applied only to the payment of European Obligations and shall not be applied to the payment of US Obligation.

Section 2.12 Fees.

(a) The Borrowers agree to pay to the Administrative Agent for the account of each Initial Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum on the average daily amount of the unused Initial Commitment of such Initial Revolving Lender during the period from and including the Closing Date to the date on which such Initial Revolving Lender’s Initial Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December for the quarterly period then ended (commencing on September 30, 2016) and on the date on which the Initial Commitments terminate.

(b) Subject to Section 2.21, the US Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each US Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBO Rate Revolving Loans on the daily face amount of such Lender’s US LC Exposure in respect of such US Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of US Letters of Credit), during the period from and including the Closing Date to the later of the date on which such Lender’s Initial US Revolving Commitment terminates and the date on which such Lender ceases to have any US LC Exposure in respect of such US Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each US Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such US Letter of Credit to the expiration date of such US Letter of Credit (or if terminated on an earlier date, to the termination date of such US Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the US Borrower (but in any event not to exceed 0.125% per annum) of the daily face amount of such US Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any US Letter of Credit or processing of drawings thereunder.

(c) Subject to Section 2.21, the Canadian Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Canadian Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to CDOR Revolving Loans on the daily face amount of such Lender’s Canadian LC Exposure in respect of such Canadian Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Canadian Letters of Credit), during the period from and including the Closing Date to the later of the date on which such Lender’s Initial Canadian Revolving Commitment terminates and the date on which such Lender ceases to have any Canadian LC Exposure in respect of such Canadian Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Canadian Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Canadian Letter of Credit to the expiration date of such Canadian Letter of Credit (or if terminated on an earlier date, to the termination date of such Canadian Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the Canadian Borrowers (but in any event not to exceed 0.125% per annum) of the daily face amount of such Canadian Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Canadian Letter of Credit or processing of drawings thereunder.

(d) Subject to Section 2.21, the European Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each European Letter of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBO Rate Revolving Loans on the daily face amount of such Lender’s European LC Exposure in respect of such European Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of European Letters of Credit), during the period from and including the Closing Date to the later of the date on which such Lender’s Initial European Revolving Commitment terminates and the date on which such Lender ceases to have any European LC Exposure in respect of such European Letter of Credit and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each European Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such European Letter of Credit to the expiration date of such European Letter of Credit (or if terminated on an earlier date, to the termination date of such European Letter of Credit), computed at a rate equal to the rate agreed by such Issuing Bank and the European Borrowers (but in any event not to exceed 0.125% per annum) of the daily face amount of such European Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any European Letter of Credit or processing of drawings thereunder.

(e) Participation fees and fronting fees accrued to, but excluding, the last Business Day of each March, June, September and December shall be payable in arrears for the quarterly period then ended on the last Business Day of such calendar quarter; provided that all such fees shall be payable on the date on which the Initial Commitments terminate, and any such fees accruing after the date on which the Initial Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 2.12 shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(f) The Borrowers agree to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by any Borrower and the Administrative Agent in writing.

(g) All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(h) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13 Interest.

(a) The Revolving Loans that are denominated in Dollars and comprise each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Revolving Loans that are denominated in Dollars, Euros, Sterling or any Alternate Currency and comprise each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Revolving Loans that are denominated in Canadian Dollars and comprise each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d) The Revolving Loans that are denominated in Canadian Dollars and comprise each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Revolving Loan, any LC Disbursement or any fee payable by any Borrower hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13, Section 2.05(h) or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are ABR Revolving Loans as provided in paragraph (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(e) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(f) Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and on the Initial Revolving Credit Maturity Date or upon the termination of the Commitments or any Additional Revolving Commitments, as applicable; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Revolving Loan or Additional Revolving Loan (other than a prepayment of an ABR Revolving Loan prior to the termination of the relevant revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Revolving Loan or CDOR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan or Additional Revolving Loan shall be payable on the effective date of such conversion.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Revolving Loans and Canadian Prime Rate Revolving Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, CDOR Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall bear interest for one day; provided further that, in the case of any ABR Revolving Loan, interest shall accrue through and including the last day of the month preceding the applicable Interest Payment Date.

Section 2.14 Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing or for a CDOR Rate Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or CDOR Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate or CDOR Loan Rate for such Interest Period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Lead Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing or CDOR Rate Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable (or, in the case of a pending request for a Borrowing denominated Euros, Sterling or in any Alternate Currency, the Lead Borrower and the Lenders shall establish a mutually acceptable alternative rate) on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing or CDOR Rate Borrowing, such Borrowing shall be made as an ABR Borrowing or Canadian Rate Borrowing, as applicable (or, in the case of a pending request for a Borrowing denominated in Euros, Sterling or any Alternate Currency, the Lead Borrower and the Lenders shall establish a mutually acceptable alternative rate).

Section 2.15 Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or Issuing Bank,

(ii) subjects any Lender or Issuing Bank to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) imposes on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Rate Revolving Loans made by any Lender or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Revolving Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after the Lead Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that the applicable Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (ii) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit, held by such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (other than due to Taxes) (taking into consideration such Lender’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by the Lead Borrower of the certificate contemplated by paragraph (c) of this Section 2.15 the Lead Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Lead

Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Revolving Loan or CDOR Revolving Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Revolving Loan or CDOR Revolving Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Revolving Loan or CDOR Revolving Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section 2.19, then, in any such event, the Lead Borrower shall compensate each Lender for the loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a LIBO Rate Revolving Loan or CDOR Revolving Loan, the loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Revolving Loan had such event not occurred, at the LIBO Rate or CDOR Revolving Loan, as applicable, that would have been applicable to such Revolving Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Revolving Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurodollar market or the Canadian market for bankers’ acceptances, as applicable; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Lead Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law require the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to and shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction), and, in each case, any reasonable expenses arising therefrom or with respect thereto; provided that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(h)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Lead Borrower setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Lead Borrower of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the tax assessment giving rise to such indemnification claim. For the avoidance of doubt, this Section 2.17(c) shall not apply to the extent that any Indemnified Taxes or Other Taxes are compensated for by any increased payment under Section 2.17(a), or would have been compensated for by an increased payment under Section 2.17(a), but were not so compensated solely because one of the exclusions set forth in Section 2.17(i) applied.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent. Where the payment is in connection with a UK Tax Deduction, the relevant form of receipt or return to be delivered by the Loan Party shall be a statement under section 975 of the UK ITA (or other evidence reasonably satisfactory to such Loan Party that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs).

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation as the Lead Borrower or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(f)(ii), (f)(iii)(A), (iii)(B), (iii)(C) and (iii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) In the case of a Lender advancing a Loan to a UK Borrower:

(1) Subject to Section 2.17(f)(ii)(2) below, a UK Treaty Lender and each Loan Party which makes a payment to which that UK Treaty Lender is entitled under such Loan to a UK Borrower shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a UK Tax Deduction.

(2) (A) A UK Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and which wishes that scheme to apply to this Agreement shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1.01(a); and (B) a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport Scheme and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes, or otherwise to the Lead Borrower, the Administrative Agent, or the UK Borrower in writing within fifteen (15) days of it becoming a party to this Agreement, and having done so, such UK Treaty Lender shall be under no obligation pursuant to paragraph (f)(i) or (f)(ii)(1) above.

(3) If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(f)(ii)(2) and a UK Borrower making a payment to that UK Treaty Lender has made a UK Borrower DTTP Filing in respect of that UK Treaty Lender, but (x) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs or (y) HM Revenue & Customs has not given the UK Borrower authority to make payments to that UK Treaty Lender without a UK Tax Deduction within sixty (60) days of the date of the UK Borrower DTTP Filing, and the relevant UK Borrower has notified that UK Treaty Lender in writing, then, in each case, that UK Treaty Lender and, in each case, the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(4) If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(f)(ii)(2), no UK Borrower shall make a UK Borrower DTTP Filing or file any form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that UK Treaty Lender’s Commitment or its participation in any loan unless the UK Treaty Lender otherwise agrees.

(5) A UK Borrower shall promptly on making a Borrower DTTP Filing deliver a copy of that UK Borrower DTTP Filing to the relevant UK Treaty Lender.

(iii) Without limiting the generality of the foregoing:

(A) each Lender that is not a Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) each Foreign Lender making a Credit Extension, Overadvance or Protective Advance to the US Borrower shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the U.S. is a party, two executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(2) two executed copies of IRS Form W-8ECI;

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Lead Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent any Foreign Lender is not the beneficial owner, two executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS

Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such partner;

(C) Each Foreign Lender that is not described in clause (B) above shall deliver to the to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two executed copies of IRS Form W-8 or IRS Form W-8BEN-E, as applicable, certifying that it is not a U.S. person for U.S. federal income tax purposes;

(D) each Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Lead Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(E) if a payment made to any Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(ii)(D), FATCA shall include all amendments made after the date hereof.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(iv) A UK Non-Bank Lender hereby provides a Tax Confirmation to each UK Borrower by entering into this Agreement, and shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(v) Each Lender which becomes a party to this Agreement after the date of this Agreement (a “New Lender”) shall, in relation to a UK Borrower, indicate in the Assignment and Assumption that it executes on becoming a party hereto or otherwise to the Lead

Borrower, UK Borrower or Administrative Agent in writing within fifteen (15) days, for the benefit of the Administrative Agent and without liability to any Loan Party, whether it is: (1) a UK Qualifying Lender (other than a UK Treaty Lender), (2) not a UK Qualifying Lender or (3) a UK Treaty Lender. If a New Lender fails to indicate its status in accordance with this Section 2.17(f)(v), then such New Lender shall be treated for the purposes of this Agreement by the Administrative Agent and each Loan Party as if it was not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent upon receipt of such notification, shall inform the Lead Borrower or the UK Borrower). For the avoidance of doubt, an Assignment and Assumption or other transfer of a Loan Document shall not be invalidated by any failure of a Lender to comply with this Section 2.17(f)(v).

(g) On or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower), the Administrative Agent will deliver to the Lead Borrower either (i) an executed copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes with respect to payments received by it from the Lead Borrower in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Lead Borrower at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

(h) If the Administrative Agent or any Lender determines, in its sole discretion, that it (or any member of its group) has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(i) With respect to any Lender advancing a loan to a UK Borrower, a payment by a Loan Party in respect of an amount due from a UK Borrower shall not be increased under Section 2.17 (a) above by reason of a UK Tax Deduction, if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority;

(ii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from the Loan Party making the payment a certified copy of that Direction, and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made;

(iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the UK Borrower, and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purposes of section 930 of the UK ITA; or

(iv) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.17(f)(ii), as applicable.

(j) VAT

(i) All amounts set out or expressed in a Loan Document to be payable by any party to this agreement (a “Party”) to the Administrative Agent or any Lender which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(i)(ii) below, if VAT is or becomes chargeable on any supply made by any Lender or the Administrative Agent to any Party under a Loan Document and the Administrative Agent or any such Lender is required to account to the relevant tax authority for the VAT, that Party shall pay to the Administrative Agent or such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such the Administrative Agent or such Lender, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii) If VAT is or becomes chargeable on any supply made by any Administrative Agent or any Lender (the “Supplier”) to any other of the Administrative Agent or any Lender (the “Recipient”) under a Loan Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration):

(A) where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will, where this Section 2.17(i)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient determines, in its sole discretion, relates to the VAT chargeable on the supply; and

(B) where the Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Party to reimburse or indemnify the Administrative Agent or any Lender for any cost or expense, that Party shall reimburse or indemnify (as the case may be) the Administrative Agent or any such Lender for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Administrative Agent or any such Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.17(i) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by the Administrative Agent or any Lender to any Party under a Loan Document, if reasonably requested by the Administrative Agent or any such Lender, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with the Administrative Agent’s or any such Lender’s VAT reporting requirements in relation to such supply

(k) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(l) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.). Each such payment shall be made on the date when due, in immediately available funds, without set-off (except as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Lead Borrower by the Administrative Agent, except that payments to be made directly to the applicable Issuing Bank as expressly provided herein and except payments made pursuant to Sections 2.05(e)(i), 2.12(b)(iii) and (iv), 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount. Unless other specified herein all payments (including accrued interest) hereunder shall be made in (u) Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Dollars, (w) Canadian Dollars, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Canadian Dollars, (x) Euros, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Euros (y) Sterling, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in Sterling and (z) the applicable Alternate Currency, to the extent the Revolving Loan or LC Disbursement with respect thereto was denominated in such Alternate Currency. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) (i) All proceeds of US Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the US Revolving Loans have been accelerated hereunder pursuant to Section 7.01 shall, upon the election by the Administrative Agent of at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on US Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the US Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the Borrowers constituting US Secured Obligations, third, on a pro rata basis in accordance with the amounts of the US Secured Obligations owed to the Secured Parties on the date of any such distribution, toward the payment of US Protective Advances and US Overadvances then due from the Borrowers constituting US Secured Obligations, fourth, on a pro rata basis in accordance with the amounts of the US Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of (x) the US Secured Obligations (other than US Secured Hedging Obligations and US Secured Banking Services Obligations) (including, with respect to US LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the US LC Exposure (minus the amount then on deposit in the US LC Collateral Account) on such date, to be held in the US LC Collateral Account as Cash collateral for such Obligations), (y) Designated Hedging Obligations constituting US Secured Obligations in an amount not to exceed the US Hedge Product Amount and (z) Secured Banking Services Obligations constituting US Secured Obligations in an amount not to exceed to the applicable Banking Services Reserve; provided that if any US Letter of Credit expires undrawn, then any Cash collateral held to secure the related US LC Exposure shall be applied in accordance with this Section 2.17(b), beginning with clause first above, fifth, on a pro rata basis, to the payment in full of Secured Hedging Obligations and Secured Banking Services Obligations, in each case, constituting US Secured Obligations (other than those covered in clause fourth above), and sixth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct.

(ii) All proceeds of Canadian Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Canadian Revolving Loans have been accelerated hereunder pursuant to Section 7.01 shall, upon the election by the Administrative Agent of at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Canadian Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Canadian Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the Borrowers constituting Canadian Secured Obligations, third, on a pro rata basis in accordance with the amounts of the Canadian Secured Obligations owed to the Secured Parties on the date of any such distribution, toward the payment of Canadian Protective Advances and Canadian Overadvances then due from the Borrowers constituting Canadian Secured Obligations; fourth, on a pro rata basis in accordance with the amounts of the Canadian Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of (x) the Canadian Secured Obligations (other than Canadian Secured Hedging Obligations and Canadian Secured Banking Services Obligations) (including, with respect to Canadian LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the Canadian LC Exposure (minus the amount then on deposit in the Canadian LC Collateral Account) on such date, to be held in the Canadian LC Collateral Account as Cash collateral for such Obligations), (y) Designated Hedging Obligations constituting Canadian Secured Obligations in an amount not to exceed the Canadian Hedge Product Amount and (z) Secured Banking Services Obligations constituting Canadian Secured Obligations in an amount not to exceed the applicable Banking Services Reserve; provided that if any Canadian Letter of Credit expires undrawn, then any Cash collateral held to secure the related Canadian LC Exposure shall be applied in accordance with this Section 2.17(b), beginning with clause first above, fifth, on a pro rata basis, to the payment in full of Secured Hedging Obligations and Secured Banking Services Obligations, in each case, constituting Canadian Secured Obligations (other than those covered in clause fourth above) and sixth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct.

(iii) All proceeds of European Collateral received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the European Revolving Loans have been accelerated hereunder pursuant to Section 7.01 shall, upon the election by the Administrative Agent of at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on European Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the European Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or any Issuing Bank from the Borrowers constituting European Secured Obligations, third, on a pro rata basis in accordance with the amounts of the European Secured Obligations owed to the Secured Parties on the date of any such distribution, toward the payment of European Protective Advances and European Overadvances then due from the Borrowers constituting European Secured Obligations; fourth, on a pro rata basis in accordance with the amounts of the European Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of (x) the European Secured Obligations (other than European Secured Hedging Obligations and European Secured Banking Services Obligations) (including, with respect to European LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the European LC Exposure (minus the amount then on deposit in the European LC Collateral Account) on such date, to be held in the European LC Collateral Account as Cash collateral for such Obligations), (y) Designated Hedging Obligations constituting European Secured Obligations in an amount not to exceed the European Hedge Product Amount and (z) Secured Banking Services Obligations constituting European Secured Obligations in an amount not to exceed the applicable Banking Services Reserve; provided that if any European Letter of Credit expires undrawn, then any Cash collateral held to secure the related European LC Exposure shall be applied in accordance with this Section 2.17(b), beginning with clause first above, fifth, on a pro rata basis, to the payment in full of Secured Hedging Obligations and Secured Banking Services Obligations, in each case, constituting European Secured Obligations (other than those covered in clause fourth above) and sixth, to, or at the direction of, the Lead Borrower or as a court of competent jurisdiction may otherwise direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in LC Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender with Revolving Loans or participations in LC Disbursements of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans or participations in LC Disbursements of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans or participations in LC Disbursements of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22 or 2.23. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d) Unless the Administrative Agent has received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Lender the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or (A) in the case of any Letter of Credit denominated in Canadian Dollars, the Canadian Prime Rate, (B) in the case of any Letter of Credit denominated in Euros or Sterling, the rate of interest per annum at which overnight deposits in Euros, on an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by and (C) in the case of any Letter of Credit denominated in any Alternate Currency, the Administrative Agent’s customary rate for interbank advances in the Alternate Currency in which such Letter of Credit is denominated) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Revolving Loans or CDOR Revolving Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or its participations in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The applicable Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Revolving Loans or CDOR Revolving Loans pursuant to Section 2.20, (ii) if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) if any Lender is a Defaulting Lender or (iv) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Lead Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Revolving Commitments of such Lender, and repay all Obligations of the Borrowers owing to such Lender relating to the applicable Revolving Loans and participations held by such Lender as of such termination date or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Revolving Loans and, if applicable, participations in LC Disbursements, in each case of such Class of Revolving Loans, Commitments and/or Additional Revolving Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Revolving Loans, Commitments and/or Additional Revolving Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate its Commitments or Additional Revolving Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Revolving Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20 Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Revolving Loans whose interest is determined by reference to the Published LIBO Rate or the CDOR Rate, or to determine or charge interest rates based upon the Published LIBO Rate or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the Canadian market for bankers’ acceptances or on the authority of such Lender to purchase or sell, or to take deposits of Dollars, Euros or Sterling in the applicable interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Revolving Loans in Dollars, Euros, Sterling or any Alternate Currency or to convert ABR Revolving Loans to LIBO Rate Revolving Loans shall be suspended, (ii) any obligation of such Lender to make or continue CDOR Revolving Loans in Canadian Dollars or to convert Canadian Prime Rate Revolving Loans to CDOR Revolving Loans shall be suspended, (iii) if such notice asserts the illegality of such Lender making or maintaining ABR Revolving Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Revolving Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly) and (iv) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Revolving Loans the interest rate on which is determined by reference to the CDOR Rate component of the Canadian Prime Rate, the interest rate on such Lender’s Canadian Prime Rate Revolving Loans, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Lead Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (1) if applicable and such Revolving Loans are denominated in Dollars, prepay or convert all of such Lender’s LIBO Rate Revolving Loans to ABR Revolving Loans (the interest rate on which ABR Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate), (2) if applicable and the relevant Revolving Loans are denominated in Canadian Dollars, convert all of such Lender’s CDOR Revolving Loans to Canadian Prime Rate Revolving Loans (the interest rate on which Canadian Prime Rate Revolving Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate) or (3) if applicable and such Revolving Loans are denominated in Euros or Sterling or any Alternate Currency, convert such Revolving Loans to Revolving Loans bearing interest at an alternative rate mutually acceptable to the Lead Borrower and such Lender, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Revolving Loans (in which case the applicable Borrower shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate or the CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Published LIBO Rate or CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate or CDOR Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b), 2.12(c) or 2.12(d) and pursuant to any other provisions of this Agreement or other Loan Document.

(b) The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Lead Borrower as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists as the Lead Borrower may request, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Lead Borrower may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Lead Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Lead Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any LC Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders of the applicable class in accordance with their respective Applicable Percentages of such class but only to the extent (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures of any Class does not exceed the total of all non-Defaulting Lenders’ Commitments in respect of such Class and (B) the Revolving Credit Exposure of any non-Defaulting Lender with respect to any Class does not exceed such non-Defaulting Lender’s Commitment in respect of such Class;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Lead Borrower shall, without prejudice to any other right or remedy available to it hereunder or under law, within two Business Days following notice by the Administrative Agent, Cash collateralize 100% of such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing

Bank with respect to such LC Exposure and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of LC Exposure among non-Defaulting Lenders described in clause (i) above);

(iii) (A) if the LC Exposure of the non-Defaulting Lenders of any Class is reallocated pursuant to this Section 2.21(d), then the fees payable to the Lenders of such Class pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation and (B) if the LC Exposure of any Defaulting Lender of any Class is Cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Lender in respect of such Class or any Borrower hereunder, no letter of credit fee shall be payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure in respect of such Class; and

(iv) if any Defaulting Lender’s LC Exposure in respect of any Class is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure of such Class shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure in respect of such Class is Cash collateralized or reallocated.

(e) So long as any Lender of any Class is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders of such Class, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided by the applicable Borrower in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit shall be allocated among non-Defaulting Lenders of the relevant Class in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent and the Lead Borrower agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Percentage of LC Exposure of the Lenders of the relevant Class shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or participations in Revolving Loans of such Class as the Administrative Agent shall determine as are necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22 Incremental Facilities.

(a) The Lead Borrower may, at any time, on one or more occasions pursuant to an Incremental Facility Agreement increase the aggregate amount of Commitments of any existing Class of Commitments (any such increase, an “Incremental Revolving Facility” and the loans thereunder, “Incremental Revolving Loans”) in an aggregate principal amount not to exceed the Incremental Cap; provided that:

(i) no Incremental Revolving Commitment may be less than $5,000,000,

(ii) except as separately agreed from time to time between the Lead Borrower and any Lender, no Lender shall be obligated to provide any Incremental Revolving Commitment, and the determination to provide such commitments shall be within the sole and absolute discretion of such Lender,

(iii) no Incremental Revolving Facility or Incremental Revolving Loan (or the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a Lender providing all or part of any Incremental Revolving Commitment or Incremental Revolving Loan,

(iv) the terms of each Incremental Revolving Facility will be substantially identical to those applicable to the Revolving Facility,

(v) Except as otherwise agreed by the lenders providing the relevant Incremental Facility in connection with a Permitted Acquisition or other Investment permitted by the terms of this Agreement, no Event of Default shall exist immediately prior to or after giving effect to such Incremental Revolving Facility,

(vi) the proceeds of any Incremental Revolving Facility may be used for working capital and other general corporate purposes and any other use not prohibited by this Agreement, and

(vii) at no time shall there be more than three separate Maturity Dates in effect with respect to any existing Additional Revolving Facility at any time.

(b) Incremental Revolving Commitments may be provided by any existing Lender, or by any other lender (other than any Disqualified Institution) (any such other lender being called an “Additional Revolving Lender”); provided that the Administrative Agent and any Issuing Bank shall have consented (such consent not to be unreasonably withheld) to the relevant Additional Revolving Lender’s provision of Incremental Revolving Commitments if such consent would be required under Section 9.05(b) for an assignment of Revolving Loans to such Additional Revolving Lender.

(c) Each Lender or Additional Revolving Lender providing a portion of any Incremental Revolving Commitment shall execute and deliver to the Administrative Agent and the Lead Borrower all such documentation (including the relevant Incremental Revolving Facility Agreement) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Revolving Commitment. On the effective date of such Incremental Revolving Commitment, each Additional Revolving Lender shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to the effectiveness of any Incremental Revolving Facility or the making of any Incremental Revolving Loans, (i) upon its reasonable request, the Administrative Agent shall have received customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the

Administrative Agent shall have received, from each Additional Revolving Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Revolving Lender, (iii) the Administrative Agent and Lenders shall have received all fees required to be paid in respect of such Incremental Revolving Facility or Incremental Revolving Loans and (iv) the Administrative Agent shall have received a certificate of the applicable Borrower signed by a Responsible Officer thereof:

(A) certifying and attaching a copy of the resolutions adopted by the governing body of the applicable Borrower approving or consenting to such Incremental Revolving Facility or Incremental Revolving Loans, and

(B) to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e) (i) Each Lender of the applicable class immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding US Letters of Credit, Canadian Letters of Credit and/or European Letters of Credit, as applicable, such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each Incremental Revolving Facility Lender) participations hereunder in US Letters of Credit, Canadian Letters of Credit and/or European Letters of Credit, as applicable, shall be held on a pro rata basis on the basis of their respective Commitments of the applicable class (after giving effect to any increase in the Commitment pursuant to Section 2.22) and (ii) the existing Lenders of the applicable Class shall assign Revolving Loans to certain other Lenders of such Class (including the Lenders providing the relevant Incremental Revolving Facility), and such other Lenders (including the Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Commitments of such Class (after giving effect to any increase in the Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (e).

(f) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Agreement and any other amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub tranches in respect of Revolving Loans or commitments increased or extended pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new tranches or sub tranches, in each case on terms consistent with this Section 2.22.

(g) Notwithstanding to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds on the date of effectiveness of any Incremental Revolving Facility are intended to be applied to finance an acquisition and the Lenders or Additional Lenders providing such Incremental Revolving Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality consisting of an increase in an existing Commitment, the sublimits applicable to Letters of Credit shall increase by an amount, if any, agreed upon by Administrative Agent, the Issuing Banks and the Lead Borrower.

(h) This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23 Extensions of Revolving Loans and Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower or Borrowers to all Lenders holding Revolving Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrowers are hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of such Lender’s Revolving Loans and/or commitments and otherwise modify the terms of such Revolving Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Revolving Loans) (each, an “Extension”, and each group of Revolving Loans or commitments, as applicable, in each case as so extended, as well as the original Revolving Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Revolving Credit Commitments shall constitute a separate tranche of revolving commitments from the tranche of revolving commitments from which they were converted), so long as the following terms are satisfied:

(i) except as to (x) interest rates, fees and final maturity (which shall be determined by the applicable Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent (i.e., by conforming or adding a term to the then-outstanding Revolving Loans pursuant to the applicable Extension Amendment), and (z) any covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of such Extension), the commitment of any Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and the Revolving Loans thereunder, “Extended Revolving Loans”; and each Class of Extended Revolving Credit Commitments, an “Extended Revolving Facility”), and the related outstandings, shall be a revolving commitment (or related outstandings, as the case may be) with the same terms (or terms not less favorable to existing Lenders) as the original revolving commitments (and related outstandings) provided hereunder; provided that (x) to the extent any non-extended portion of any Additional Revolving Facility then exists, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of such revolving facilities and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of the relevant Additional Revolving Facility, (2) all letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Lenders and (3) the permanent repayment of Revolving Loans with respect to, and termination of commitments under, any such Extended Revolving Credit Commitment after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with such portion of any Additional Revolving Facility, except that the applicable Borrower shall be permitted to permanently repay and terminate commitments of any such revolving facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility and (y) at no time shall there be more than three separate Classes of revolving commitments hereunder (including Incremental Revolving Commitments, Extended Revolving Credit Commitments and Replacement Revolving Facilities);

(ii) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Revolving Loan Maturity Date;

(iii) if the aggregate principal amount of Revolving Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Revolving Loans or commitments, as the case may be, offered to be extended by the applicable Borrower pursuant to such Extension Offer, then the Revolving Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(iv) each Extension shall be in a minimum amount of $5,000,000;

(v) any applicable Minimum Extension Condition shall be satisfied or waived by the applicable Borrower; and

(vi) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, and (ii) except as set forth in clause (a)(iv) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the applicable Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the applicable Borrower’s sole discretion and which may be waived by the applicable Borrower) of Revolving Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any tranche of Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Loans and/or commitments under any Class (or a portion thereof). All Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the applicable Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendments and any other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Lead Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23.

(d) In connection with any Extension, the applicable Borrower or Borrowers shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the dates and to the extent required pursuant to Section 4.01 or 4.02, as applicable, each of (i) in the case of Holdings, solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17, and (ii) each of the Borrowers hereby represent and warrant to the Lenders that:

Section 3.01 Organization; Powers. Each of the Loan Parties and each of its Restricted Subsidiaries (a) is (i) duly organized (or incorporated, as applicable) and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a)(i) with respect to the Borrowers and clause (b) with respect to the Loan Parties) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03 Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the applicable Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the Senior Notes or (ii) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Effect.

(a) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Lead Borrower on a consolidated basis as of such dates and for such periods in accordance with GAAP, subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b) Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Loan Party.

(b) The Borrowers and their Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) The Borrowers and their Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrowers and their Restricted Subsidiaries as presently conducted without, to the knowledge of the Borrowers, any infringement or misappropriation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Lead Borrower, threatened in writing against or affecting the Loan Parties or any of their Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or any Environmental Liability or knows of any basis for any Environmental Liability of the Borrowers or any of their Restricted Subsidiaries and (ii) no Loan Party nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c) Neither any Loan Party nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at or from any location, including any current or former Facility, or has knowledge of any other Releases of Hazardous Materials at any current or former

Facility, in either case in a quantity or manner that would reasonably be expected to either (i) require investigation, removal, or remediation under applicable Environmental Law, (ii) give rise to Environmental Liability, or (iii) interfere with any Loan Party’s or its Restricted Subsidiaries continued operations, that would, in cases of clauses (i), (ii) and (iii) have a Material Adverse Effect.

Section 3.07 Compliance with Laws. Each of Holdings, the Borrowers and their Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of Holdings, the Borrowers and each of their Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable laws and regulations, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c) All obligations regarding the Canadian Pension Plans and the Canadian Employee Plans (including current service contributions) have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Pension Plan and any Canadian Employee Plan and no taxes, penalties or fees are owing or exigible under any of the Canadian Employee Plans, except, in each case, which could not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Disclosure.

(a) As of the Closing Date, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) concerning Holdings, the Borrowers and their Restricted Subsidiaries and the Transactions and that was included in the Information Memorandum or otherwise prepared by or on behalf of Holdings or its subsidiaries or their respective representatives and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Lead Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Lead Borrower’s control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results may differ from projected results and that such differences may be material).

Section 3.12 Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of indebtedness and obligations on the Closing Date in connection with this Agreement and the Senior Note Indentures, (i) the sum of the debt (including contingent liabilities) of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Lead Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) the Lead Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under Statement of Financial Accounting Standards No. 5).

Section 3.13 Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary and (b) the type of entity of each Loan Party and each subsidiary of Holdings with respect to which a portion of such subsidiary’s equity is pledged by a Loan Party as Collateral.

Section 3.14 Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

Section 3.15 Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Lead Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Lead Borrower or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Lead Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.

Section 3.16 Federal Reserve Regulations. No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or X.

Section 3.17 Economic and Trade Sanctions and Anti-Corruption Laws.

(a) (i) None of Holdings, the Lead Borrower nor any of its Restricted Subsidiaries nor, to the knowledge of the Lead Borrower, any director, officer, agent, employee or Affiliate of any of the foregoing is a Sanctioned Person; and (ii) the Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) Sanctions applicable to it and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(d) The representations and warranties contained in this Section 3.17 shall only apply to the extent that it would not result in any violation of or conflict with Council Regulation (EC) No 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or any similar anti-boycott law or regulation.

Section 3.18 Borrowing Base Certificates. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Accounts that are identified by the applicable Borrower as Eligible Accounts and the Inventory that is identified by the applicable Borrower as Eligible Inventory, in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria (other than any criteria subject to the discretion of the Administrative Agent) set forth in the definitions of “Eligible Accounts” and “Eligible Inventory”, respectively.

Section 3.19 Deposit Accounts and Securities Accounts. Attached hereto as Schedule 3.19 is a schedule of all deposit accounts and securities accounts maintained by the Loan Parties as of the Closing Date in which the applicable Loan Party customarily maintains amounts in excess of $25,000, which schedule identifies those deposit accounts and securities accounts that are Excluded Accounts.

Section 3.20 UK Pensions. Other than in respect of the UK DB Plan, no UK Loan Party is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of a UK Defined Benefit Plan or (ii) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK) of such an employer.

Section 3.21 Centre of Main Interests and Establishments. Except as otherwise permitted by Section 5.17, for the purposes of The Council of the European Union regulation No. 1346/2000 on insolvency proceedings (the “Regulation”), each of the UK Loan Parties’ centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

ARTICLE 4

CONDITIONS

Section 4.01 Closing Date. The obligations of any Lender to make Revolving Loans and each Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each US Loan Party party thereto (i) a counterpart signed by each such Loan Party (or written evidence satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the US Security Agreement, (C) any Intellectual Property Security Agreement required pursuant to the Collateral and Guarantee Requirement, (D) the Loan Guaranty, (E) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (F) the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement and (ii) if applicable, a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Administrative Agent shall have received (i) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel for Holdings, the Borrowers and any Subsidiary Guarantors, dated the Closing Date and addressed to the Administrative Agent and the Lenders, and (ii) a customary written opinion of Babst Calland, in its capacity as special counsel for the US Borrower and any Subsidiary Guarantors organized under the laws of Pennsylvania, dated the Closing Date and addressed to the Administrative Agent and the Lenders.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent shall have received (i) an audited balance sheet and audited statements of income and cash flows of each of the Lead Borrower and Eco Services as of the end of and for each of the three most recent Fiscal Years ending more than 90 days prior to the Closing Date, (ii) unaudited balance sheets and related statements of income and cash flows of each of the Lead Borrower and Eco Services for each Fiscal Quarter ending after December 31, 2015 and at least 45 days prior to the Closing Date and (iii) a pro forma consolidated balance sheet of the Lead Borrower as of December 31, 2015, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date; provided, that (A) each such pro forma financial statement shall be prepared in good faith by the Lead Borrower and (B) no such pro forma financial statement shall be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(d) Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each US Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the US Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such US Loan Party certified by the relevant authority of the jurisdiction of organization of such US Loan Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent if applicable) certificate as of a recent date for such US Loan Party from its jurisdiction of organization.

(e) Representations and Warranties. The representations and warranties of the Loan Parties set forth in Article III hereof and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(f) Fees. Prior to or substantially concurrently with the funding of the Initial Revolving Loans hereunder on the Closing Date (if any), the Administrative Agent shall have received (i) all fees required to be paid by the Lead Borrower on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid by the Lead Borrower for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Lead Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Initial Revolving Loans.

(g) Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit L from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Lead Borrower certifying as to the matters set forth therein.

(h) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each US Loan Party, together with all attachments contemplated thereby.

(i) Pledged Stock; Stock Powers; Pledged Notes. Subject to the Intercreditor Agreements, the Administrative Agent (or the Term Loan Administrative Agent, as its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the US Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings Registrations and Recordings. Subject to the Intercreditor Agreements, each document (including any UCC (or similar) financing statement) required by any Collateral Document or under law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been received by the Administrative Agent and be in proper form for filing, registration or recordation.

(k) Transactions. Prior to or substantially concurrently with the initial funding of the Revolving Loans hereunder on the Closing Date (if any), (i) the Reorganization shall be consummated in accordance with the terms of the Reorganization Agreement; (ii) the 2022 Senior Secured Notes and the 2022 Senior Unsecured Notes shall have been issued by the US Borrower, (iii) the Refinancing shall have occurred and (iv) the US Borrower shall have borrowed at least (x) $900,000,000 in aggregate principal amount of term loans denominated in Dollars and (y) €265,000,000 in aggregate principal amount of term loans denominated in Euros, in each case, under the Term Loan Credit Agreement.

(l) Material Adverse Effect. Since December 31, 2015, no Material Adverse Effect shall have occurred.

(m) USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by any Lender that is party hereto on the Closing Date in writing with respect to any Loan Party at least ten days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(n) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer or director of the Lead Borrower certifying as of the Closing Date to the matters set forth in Section 4.01(e) and Section 4.01(l).

(o) US Borrowing Base Certificate. The Administrative Agent shall have received a US Borrowing Base Certificate, dated as of the Closing Date and prepared as of February 29, 2016.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by releasing its signature page hereto, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Section 4.02 Each Credit Extension. After the Closing Date, the obligation of each Lender to make any Credit Extension (other than any LC Reimbursement Loan) is subject to the satisfaction of the following conditions:

(a) (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, or (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request as required by Section 2.05(b).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default has occurred and is continuing.

(d) After giving effect to the Credit Extension, (i) the Borrowing Base exceeds the Total Revolving Credit Exposure, (ii) the US Borrowing Base exceeds the Initial US Revolving Credit Exposure, (iii) the Canadian Borrowing Base exceeds the Initial Canadian Revolving Credit Exposure and (iv) the European Borrowing Base exceeds the Initial European Revolving Credit Exposure.

(e) After giving effect to the such Credit Extension, (i) the Total Revolving Credit Exposure does not exceed the Borrowing Base, (ii) in the case of any US Revolving Loan or US Letter of Credit, the Initial US Revolving Credit Exposure does not exceed the US Borrowing Base, (iii) in the case of any Canadian Revolving Loan or Canadian Letter of Credit, the Initial Canadian Revolving Credit Exposure does not exceed the Canadian Borrowing Base, (iv) in the case of any European Revolving Loan or European Letter of Credit, the Initial European Revolving Credit Exposure does not exceed the European Borrowing Base.

Each Credit Extension shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date that all the Commitments and any Additional Revolving Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), (i) in the case of Holdings, solely with respect to Sections 5.01, 5.02, 5.03, 5.08 and 5.12, and (ii) the Borrowers hereby covenant and agree with the Lenders that:

Section 5.01 Financial Statements and Other Reports. The Lead Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a) Quarterly Financial Statements. Within 45 days (or 60 days in the case of the first Fiscal Quarter ending after the Closing Date) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending June 30, 2016, the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (commencing after the completion of the first full Fiscal Quarter ended after the Closing Date; provided that comparisons to balance sheets dated prior to the Closing Date shall not be required), all in reasonable detail, together with a Responsible Officer Certification with respect thereto and a Narrative Report with respect thereto;

(b) Annual Financial Statements. Within 120 days after the end of the first Fiscal Year ending after the Closing Date and within 90 days of the end of each Fiscal Year ending thereafter, (i) the consolidated balance sheet of the Lead Borrower as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Lead Borrower for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year (commencing after the completion of the second full Fiscal Year ended after the Closing Date) and (ii) with respect to such consolidated financial statements, (A) a report thereon of a nationally recognized independent certified public accountant of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification pertaining to the impending maturity of any indebtedness within 12 months of the relevant audit or the breach or anticipated breach of any financial covenant), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Lead Borrower as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP and (B) a Narrative Report with respect to such Fiscal Year;

(c) Compliance Certificate. Together with each delivery of financial statements of the Lead Borrower pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), and (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Lead Borrower as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d) [Reserved];

(e) Notice of Default. Promptly upon any Responsible Officer of the Lead Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Lead Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Lead Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Lead Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Lead Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA. Promptly upon any Responsible Officer of the Lead Borrower becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing in respect of the Fiscal Year ending December 31, 2017, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of the Lead Borrower’s financial position and forecasted consolidated statements of income and cash flows of the Lead Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based in a manner consistent with the level of detail provided in the private side supplement to the Information Memorandum;

(i) Information Regarding Collateral. Prompt (and in any event, within 30 days of the relevant change) written notice of any change (a) in any Loan Party’s legal name, (b) in any Loan Party’s type of organization, (c) in any Loan Party’s jurisdiction of organization or (d) in any Loan Party’s organizational identification number (if any), in each case to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) Annual Collateral Verification. Together with the delivery of each Compliance Certificate provided with the financial statements required to be delivered pursuant to Section 5.01(b), (i) a Perfection Certificate Supplement and (ii) an updated Schedule 3.19;

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities; and

(l) Borrowing Base Certificates. Commencing with the Fiscal Month ending April 30, 2016, by (x) the 25th day after the last day of each month ending April 30, 2016, May 31, 2016 and June 30, 2016 and (y) thereafter, the 20th day of each month, the US Borrower, Canadian Borrowers and European Borrowers, respectively (or the Lead Borrower on their behalf), shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver the same to the Lenders) each Borrowing Base Certificate prepared as of the close of business on the last Business Day of the applicable previous Fiscal Month; provided that, (i) during the continuance of a Cash Dominion Period, the relevant Borrower (or the Lead Borrower on their behalf) shall deliver to the Administrative Agent Borrowing Base Certificates more frequently (as reasonably determined by the Administrative Agent) (but not more frequently than weekly, with delivery required within 4 Business Days after the end of the applicable previous week prepared as of the close of business on Friday of the previous week, which Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that (a) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (x) set forth in the most recent weekly report, where possible, and (y) for the most recently ended Fiscal Month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently (unless the Collateral Agent agrees otherwise), and (b) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended Fiscal Month) (or, when available, ineligible Accounts set forth in the most recent weekly report), (ii) in the event that any Loan Party consummates a Subject Transaction, the Lead Borrower may deliver an updated version of the relevant Borrowing Base Certificate or Borrowing Base Certificates giving pro forma effect to such Subject Transaction, which shall be effective as of the date of consummation of such Subject Transaction, subject to the limitations set forth in the definitions of “Canadian Borrowing Base”, “European Borrowing Base” and “US Borrowing Base” and (iii) in the event (x) any Loan Party consummates a Disposition (other than Dispositions in the ordinary course of business) to any Person (other than a Loan Party) that results in the Disposition of ABL Priority Collateral with a value (as reasonable determined by the Lead Borrower) in excess of $10,000,000 or (y) the Lead Borrower designates (or redesignates) any subsidiary with a value (as reasonably determined by the Lead Borrower) in excess of $10,000,000 as an Unrestricted Subsidiary, the Lead Borrower shall deliver updated Borrowing Base Certificates at the time of or prior to the consummation of such Disposition.

(m) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Lead Borrower on the Internet at the website address listed on Schedule 9.01; provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Lead Borrower shall promptly notify the Administrative Agent in writing of the posting of any such documents on the website of the Lead Borrower (or its applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Lead Borrower to the Administrative Agent for posting on behalf of the Lead Borrower on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of Holdings by furnishing (A) the applicable financial statements of Holdings (or any other Parent Company) or (B) Holdings’ (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to Holdings on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of Holdings as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

Section 5.02 Existence. Except as otherwise permitted under Section 6.07, Holdings and each Borrower will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Lead Borrower, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither Holdings nor the Lead Borrower nor any of the Lead Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Lead Borrower), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.

Section 5.03 Payment of Taxes. Holdings and the Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor, and (ii) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04 Maintenance of Properties. The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Lead Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Lead Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Lead Borrower and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, including flood insurance with respect to each Flood Hazard Property, in each case in compliance with the Flood Insurance Laws (where applicable). Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and, to the extent available, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06 Inspections.

(a) The Borrowers will, and the Lead Borrower will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of any Borrower and any of their Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that any Borrower (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided that, excluding such visits and inspections during the continuation of an Event of Default, (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (y) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (z) only one such time per calendar year shall be at the expense of the Borrowers; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided further that, notwithstanding anything to the contrary herein, neither the Borrowers nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrowers and their subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, each Loan Party will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to its books, records, Accounts and Inventory so that the Administrative Agent or an Approved Appraiser may conduct such inventory appraisals, field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate and the reasonable and documented expenses incurred in respect thereof shall be payable by the Borrowers subject to the limitations in this Section 5.06(b); provided that (i) unless a Specified Default exists, the Administrative Agent shall not conduct more than (A) one field examination and one inventory appraisal with respect to the Collateral in each calendar year (but for the calendar year ending December 31, 2016, only after August 31, 2016), (B) one additional field examination and one additional inventory appraisal with respect to the Collateral in any Fiscal Year after the date of this Agreement if, at any time during such Fiscal Year, Availability is less than 15% of the Line Cap and (C) one additional field examination and one additional inventory appraisal in any Fiscal Year during which a Liquidity Period exists, (ii) when a Specified Default exists, the Administrative Agent may conduct field examinations and inventory appraisals of the type described in this clause (b) at any time and (iii) the Administrative Agent may conduct additional field exams or appraisals requested or consented to by Lead Borrower from time to time in its sole discretion.

Section 5.07 Maintenance of Books and Records. Holdings and the Borrowers will, and will cause their Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Lead Borrower and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08 Compliance with Laws. Holdings and the Lead Borrower will, and will cause each of its Restricted Subsidiaries to, comply with the requirements of (i) OFAC and the FCPA applicable to it and (ii) all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA, all Environmental Laws, the USA PATRIOT Act and the UK Bribery Act 2010), except, in the case of clause (ii), to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 5.09 Environmental.

(a) Environmental Disclosure. The Lead Borrower will deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Lead Borrower or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at the Lead Borrower or any Restricted Subsidiaries’ Facilities, or with respect to any Environmental Claims that, in each case might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Lead Borrower or any of its Restricted Subsidiaries to any federal, state, provincial or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Lead Borrower or any of its Restricted Subsidiaries or any other Person of which the Lead Borrower or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activity the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect and (C) discovery by the Lead Borrower or any subsidiary of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to have a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by the Lead Borrower or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Lead Borrower or any of its Restricted Subsidiaries to any federal, state, provincial or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to the Lead Borrower or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Lead Borrower or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Lead Borrower or any of its Restricted Subsidiaries that could reasonably be expected to expose the Lead Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Lead Borrower or any of its Restricted Subsidiaries to modify current operations in a manner that could subject the Lead Borrower or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. The Lead Borrower will, and will cause each of its Restricted Subsidiaries to promptly take, any and all actions necessary to (i) cure any noncompliance with applicable Environmental Laws by the Lead Borrower or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Lead Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Designation of Subsidiaries. The board of directors (or equivalent governing body) of the Lead Borrower may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) after giving effect thereto on a Pro Forma Basis, no Overadvance shall exist, (iii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for purposes of the Term Loan Facility or Senior Notes and (iv) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of the Lead Borrower or hold any Indebtedness of or any Lien on any property of the Lead Borrower or its Restricted Subsidiaries. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Lead Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s equity interest therein as reasonably estimated by the Lead Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided that upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lead Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Lead Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Lead Borrower’s equity therein at the time of such re-designation. As of the Closing Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.

Section 5.11 Use of Proceeds. Each Borrower shall use proceeds of the Initial Revolving Loans (a) on the Closing Date, in an aggregate principal amount of up to $75,000,000 to finance a portion of the Transactions (including the payment of Transaction Costs) and for working capital needs and other general corporate purposes and (b) after the Closing Date, to finance the working capital needs and other general corporate purposes of the Lead Borrower and its subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the Reorganization), other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X.

Section 5.12 Covenant to Guarantee Obligations and Give Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) at any time after the Canadian Borrowing Base Effective Date, the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Canadian

Subsidiary of an existing Canadian Loan Party that has assets that will be included in the Canadian Borrowing Base, (iii) at any time after the European Borrowing Base Effective Date, the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a European Subsidiary of an existing European Loan Party that has assets that will be included in the European Borrowing Base, (iv) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (with respect to US Secured Obligations, to apply only to the designation of an Unrestricted Subsidiary that is a Domestic Subsidiary), (v) any Restricted Subsidiary ceasing to be an Immaterial Subsidiary (with respect to US Secured Obligations, to apply only to a Restricted Subsidiary that is a Domestic Subsidiary) or (vi) any Restricted Subsidiary that is an Immaterial Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during any one of the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Lead Borrower shall cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement”.

(b) Within 90 days after the acquisition by any US Loan Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Administrative Agent may reasonably agree), the Lead Borrower shall cause such US Loan Party to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement”, it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a US Loan Party under Section 5.12(a), such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a US Loan Party under Section 5.12(a).

Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date) where it reasonably determines, in consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents, (iii) except as otherwise required by Section 5.16, perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments), (iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; (v) no US Loan Party will be required to (1) take any action outside of the U.S. to perfect any security interest in any of its asset located outside of the U.S. or (2) execute any foreign law security agreement, pledge agreement, mortgage, deed or charge; (vi) in no event will the Collateral include any Excluded Assets, (vii) no action shall be required to perfect any Lien with respect to (x) any vehicle or other asset subject to a certificate of title and/or (y) Letter-of-Credit Rights to the extent that a security interest therein cannot be perfected by filing a Form UCC-1 (or similar) financing statement or PPSA financing statement and (viii) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined by the Lead Borrower and the Administrative Agent. No Canadian Loan Party or European Loan Party shall be deemed to have provided a Loan Guaranty in respect of any US Obligation.

For the avoidance of doubt, it is understood, agreed and intended by the parties hereto that, notwithstanding anything to the contrary herein or in any other Loan Document, with respect to any Credit Extension, Overadvance or Protective Advance made to the US Borrower, (i) under no circumstance shall the Administrative Agent, any Lender or any Participant have recourse to more than 65% of the voting Capital Stock of any CFC and (ii) under no circumstance shall any CFC or any direct or indirect subsidiary of a CFC be a Guarantor hereunder or under any Loan Document or in any other way be required to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement”; provided that this clause (ii) shall not apply to any direct or indirect subsidiary of Potters LP or Potters GP that is a Guarantor as of the date hereof to the extent this clause would otherwise apply solely by reason of Potters LP or Potters GP becoming a CFC after the date hereof.

Section 5.13 [Reserved].

Section 5.14 Post-Closing Matters.

(a) On or prior to the date that is 30 days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, with respect to each Patent, Patent application, registered Trademark, or Trademark application issued by, registered with, or applied for in the United States Patent and Trademark Office (“USPTO”) and included in the Collateral (the “Registered Patent and Trademark Collateral”) for which Eco Services Operations LLC is the record owner, the Loan Parties shall file in the USPTO the certificate of merger between Eco Services Operations LLC and PQ Corporation, and the assignment from PQ Corporation to Eco Services Operations Corporation, and any other appropriate documents to reflect the proper record ownership of such Registered Patent and Trademark Collateral.

(b) On or prior to the date that is 120 days after the Closing Date or such later date as the Administrative Agent reasonably agrees to in writing, the US Borrower and each other US Loan Party, as applicable, shall comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” with respect to the real property listed on Schedule 1.01(b).

Section 5.15 Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) The Lead Borrower will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), that may be required under any applicable law and which the Administrative Agent may request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) The Lead Borrower will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Section 5.16 Cash Management.

(a) Each Loan Party shall, within 120 days after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned)), (i) in the case of any US Loan Party, require that all cash payments in respect of Accounts owed to such US Loan Party be remitted to a lockbox maintained by any US Loan Party (the “US Lockbox”) or a Material Account of any US Loan Party, (ii) in the case of any Canadian Loan Party, require that all cash payments of Accounts owed to any Canadian Loan Party be remitted to a lockbox maintained by any Canadian Loan Party (the “Canadian Lockbox”) or a Material Account of any Canadian Loan Party, (iii) in the case of any European Loan Party, require that all cash payments of Accounts owed to any European Loan Party be remitted to a lockbox maintained by any European Loan Party (the “European Lockbox” and, together with the US Lockbox and the Canadian Lockbox, the “Lockboxes”) or a Material Account of any European Loan Party, (iv) instruct the financial institution that maintains any US Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to a concentration deposit account maintained by any US Loan Party (each, a “US Concentration Account”) not less frequently than on a daily basis, (v) instruct the financial institution that maintains such Canadian Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to a concentration deposit account maintained by any Canadian Loan Party (each, a “Canadian Concentration Account”) not less frequently than on a daily basis, (vi) instruct the financial institution that maintains such European Lockbox to cause all amounts on deposit and available at the close of each Business Day in such Lockbox (net of any Required Minimum Balance), to be swept to a concentration deposit account maintained by any European Loan Party (each, a “European Concentration Account” and, together with the US Concentration Account and the Canadian Concentration Account, the “Concentration Accounts”) not less frequently than on a daily basis; (vii) enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the applicable Loan Party, the Administrative Agent and any financial institution with which such Loan Party maintains a Concentration Account or Material Account (collectively, the “Blocked Accounts”) and (viii) deposit (or cause to be deposited) promptly (and in any event no later than the first Business Day after receipt thereof) all collections on Accounts (including those sent directly by an Account Debtor) into a Blocked Account covered by a Blocked Account Agreement. From and after the 120th day after the Closing Date (or such longer period as the Administrative Agent may agree in its reasonable discretion (such consent not to be unreasonably withheld, delayed or conditioned)), each Loan Party shall ensure that this Section 5.16(a) is satisfied at all times.

(b) Each Blocked Account Agreement relating to any Blocked Account shall require, after the delivery of notice of a Cash Dominion Period by the Administrative Agent to the Lead Borrower and the other parties to such instrument or agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), by ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date has occurred), of all available Cash balances, Cash receipts and Cash Equivalents, including the ledger balance of each Blocked Account (net of such minimum balance, not to exceed $250,000 per account or $2,000,000 in the aggregate for all such accounts, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained (the “Required Minimum Balances”)), to an account maintained under the sole dominion and control of the Administrative Agent (the “Administrative Agent Account”). All amounts received in the

Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(a)(iii)); provided that if the circumstances described in Sections 2.18(b) or (c) are applicable, such amounts shall be applied in accordance with such Sections 2.18(b) and (c). In such event, each Loan Party agrees that it will not otherwise direct the proceeds of any Blocked Account.

(c) Provided that no Event of Default exists, the Loan Parties may close any then-existing Deposit Account or Securities Account. The Loan Parties may open any new Deposit Account or Securities Account, subject, unless such Deposit Account or Securities Account constitutes an Excluded Account or otherwise constitutes an Excluded Asset (provided that upon such Deposit Account or Securities Account ceasing to constitute an Excluded Account and an Excluded Asset, such Deposit Account or Securities Account shall be subject to this Section 5.16), to the execution and delivery to the Administrative Agent of a Blocked Account Agreement in respect of such newly opened Deposit Account or Securities Account consistent with the provisions of this Section 5.16 and otherwise reasonably satisfactory to the Administrative Agent and the Collateral Agents within 90 days of the opening thereof (or such longer period as the Administrative Agent may reasonably agree); it being understood and agreed that, (x) notwithstanding the foregoing, in the event such newly opened Deposit Account or Securities Account constitutes a Concentration Account such Concentration Account shall be subject to a Blocked Account Agreement consistent with the provisions of this Section 5.16 and otherwise reasonably satisfactory to the Administrative Agent and the Collateral Agents from and after the date of opening thereof (or such longer period as the Administrative Agent may reasonably agree) and (y) in the event that any Loan Party acquires any Deposit Account or Securities Account in connection with any Subject Transaction, such Loan Party shall be required to enter into a Blocked Account Agreement with respect to such acquired Deposit Account or Securities Account within 120 days following the date of such Subject Transaction (or such longer period as the Administrative Agent may reasonably agree) unless such Loan Party has closed such Deposit Account or Securities Account (or such Deposit Account or Securities Account constitutes an Excluded Account or otherwise constitutes an Excluded Asset) prior to such time.

(d) The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Administrative Agent Account (except as provided in Section 2.11(a)(iii) or Sections 2.18(b) and (c)), (ii) the funds on deposit in the Administrative Agent Account shall at all times continue to be collateral security for all of the applicable Secured Obligations, and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in this Agreement and, to the extent such funds constitute US Collateral, the ABL Intercreditor Agreement. In the event that, notwithstanding the provisions of this Section 5.16, any Loan Party receives or otherwise has dominion and/or control of any amount required to be transferred to the Administrative Agent Account pursuant to Section 5.16(b), such amount shall be held in trust by such Loan Party for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or otherwise transferred in such manner as the Administrative Agent may request.

(e) Upon the commencement of a Cash Dominion Period and for so long as the same is continuing, upon delivery of notice by the Administrative Agent to the Lead Borrower (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such a Cash Dominion Period), the Administrative Agent may direct that all amounts in the Blocked Accounts be paid to the Administrative Agent Account. So long as no Cash Dominion Period is continuing in respect of which the Administrative Agent has delivered the notice contemplated by this Section 5.16, each relevant Loan Party may direct, and shall have sole control over, the disposition of funds in the Blocked Accounts.

(f) Any amount held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Termination Date has occurred or (ii) all Events of Default have been cured and no Cash Dominion Period exists, shall (subject, in the case of clause (i), to the provisions of any Acceptable Intercreditor Agreement) be remitted to an account of the applicable Loan Party (or if requested by any Loan Party, to the Lead Borrower on its behalf).

(g) Following the commencement of any Cash Dominion Period (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g), except to the extent necessary for one or more officers or directors of Holdings, the Lead Borrower or any of its subsidiaries to avoid personal or criminal liability under applicable Requirements of Law), in the event that any Blocked Account or the Administrative Agent Account contains identifiable Tax and Trust Funds, the Lead Borrower (acting in good faith) may, within 30 days after such Tax and Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate. Notwithstanding anything to the contrary herein or in any other Loan Document, within five Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit from such Blocked Account or Administrative Agent Account (in each case excluding amounts previously deposited to cash collateralize Letters of Credit hereunder), as applicable, the lesser of (a) the amount of Tax and Trust Funds specified in the Trust Fund Certificate, (b) the Availability on the date of such remittance and (c) the amount on deposit in such Blocked Account or Administrative Account on the date of delivery of such Trust Fund Certificate, at the option of the Administrative Agent, (x) to the applicable Loan Party or (y) on behalf of the applicable Loan Party directly to the Person entitled to such Tax and Trust Funds; provided that in no event shall the Administrative Agent be required to remit any amount pursuant to this Section 5.16(g) to the extent that such amount was previously distributed in accordance with Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b) or (c) as applicable). If any such amount is remitted to any Loan Party, such Loan Party shall apply such amount solely for the purpose set forth in the applicable Trust Fund Certificate on or prior to the date due; it being understood that the Administrative Agent shall not apply any amount consisting of identifiable Tax and Trust Funds pursuant to Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b) or (c) as applicable) following its receipt of a Trust Fund Certificate.

Section 5.17 Centre of Main Interest. Other than in connection with any fundamental change, disposition or other transaction not prohibited by this Agreement and provided that to do so would not reasonably be expected to be materially prejudicial to the interests of the Lenders (taken as a whole) under the Loan Documents, no European Loan Party shall, without the prior written consent of the Administrative Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Insolvency Regulation (Council Regulation (EC) No.1346/2000 29 May 2000 on Insolvency Proceedings)) to be situated outside of its jurisdiction of incorporation, or cause it to have an establishment (as that term is used in Article 2(h) of the Insolvency Regulation) situated outside of its jurisdiction of incorporation.

Section 5.18 UK Pensions.

(a) Each UK Loan Party shall ensure that the UK DB Plan is funded in compliance with the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission is taken by any person in relation to the UK DB Plan which has or is reasonably likely to have a Material Adverse Effect;

(b) Other than in respect of the UK DB Plan, each UK Loan Party shall ensure that it is not or has not been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993(UK)) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004(UK)) such an employer;

(c) Each UK Loan Party shall, as soon as reasonably practicable, notify the Administrative Agent of any investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date has occurred, (i) in the case of Holdings, solely with respect to Section 6.14 and (ii) the Borrowers covenant and agree with the Lenders that:

Section 6.01 Indebtedness. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Revolving Loans);

(b) Indebtedness of the Lead Borrower to any Restricted Subsidiary and/or of any Restricted Subsidiary to the Lead Borrower or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to a Loan Party, such Indebtedness shall be permitted as an Investment by Section 6.06; provided further that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be subject to the Global Intercompany Note or otherwise expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent);

(c) Indebtedness in respect of (i) the Senior Notes (including any guarantees thereof) and (ii)(A) any Term Loan Facility and any “Incremental Loans” or “Incremental Equivalent Debt” (each as defined in the Term Loan Credit Agreement or any equivalent term under any Term Facility) in an aggregate outstanding principal (or committed) amount not to exceed $1,200,000,000 on the Closing Date plus (B) the aggregate principal amount of such “Incremental Loans” or “Incremental Equivalent Debt” so long as the sum of the aggregate outstanding amount of any such “Incremental Loans” or “Incremental Equivalent Debt” do not exceed the Incremental Cap (as defined in the Term Loan Credit Agreement) and (C) any “Secured Banking Services Obligations” and “Secured Hedging Obligations”, as such terms are defined in the Term Loan Credit Agreement or any equivalent term in any other Term Facility;

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Lead Borrower or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g) (i) guaranties by the Lead Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Lead Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by the Lead Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of the Lead Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed (together with all Indebtedness incurred under Section 6.01(n) or Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(k) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets in an aggregate outstanding principal amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(n) Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof,

(ii) no Event of Default exists or would result after giving pro forma effect to such acquisition, (iii) after giving effect to such acquisition on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations, the Senior Secured Leverage Ratio would not exceed the greater of (x) 3.95:1.00 and (y) the Senior Secured Leverage Ratio as of the last day of the most recently ended Test Period, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio would not exceed the greater of (x) 4.70:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, or (C) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, the Total Leverage Ratio would not exceed the greater of (x) 5.80:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period, and (iv) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed (together with all Indebtedness incurred under Section 6.01(j) or Section 6.01(w) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(o) Indebtedness consisting of promissory notes issued by Holdings, the Lead Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Lead Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) the Lead Borrower and its Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (c), (i), (j), (m), (n), (o), (q), (r), (t), (u), (w), (x) and (y) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to clause (i), (m), (n), (u) or (x), (A) such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Lead Borrower), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or any other provisions applicable only to periods after the Latest Maturity Date as of such date or any covenants or provisions which are then-current market terms for the applicable type of

Indebtedness), (iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (u), (w) (solely as it relates to clause (1) of the proviso thereto) and (y) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause, (v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Indebtedness is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Lead Borrower), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vi) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 6.01, as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists and (vii) in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement, in each case as the Lead Borrower and the relevant lender may agree;

(q) Indebtedness incurred to finance acquisitions permitted hereunder after the Closing Date; provided that (i) before and after giving effect to such acquisition on a Pro Forma Basis, no Event of Default exists, (ii) after giving effect to such acquisition on a Pro Forma Basis (without “netting” the Cash proceeds of such Indebtedness), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations, the Senior Secured Leverage Ratio would not exceed the greater of (x) 3.95:1.00 and (y) the Senior Secured Leverage Ratio as of the last day of the most recently ended Test Period, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio would not exceed the greater of (x) 4.70:1.00 and (y) the Secured Leverage Ratio as of the last day of the most recently ended Test Period, or (C) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, the Total Leverage Ratio would not exceed the greater of (x) 5.80:1.00 and (y) the Total Leverage Ratio as of the last day of the most recently ended Test Period and (iii) any such Indebtedness that is secured by a Lien on (x) the Collateral or subordinated to the Obligations in right of payment or security shall be subject to an Acceptable Intercreditor Agreement (y) the ABL Priority Collateral shall be secured on a junior basis to the Obligations;

(r) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the Lead Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its

Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Lead Borrower or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than Cure Amounts;

(s) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) [Reserved];

(u) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of $200,000,000 and 5.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period;

(v) [Reserved];

(w) additional Indebtedness of the Lead Borrower and/or any Restricted Subsidiary so long as, on a Pro Forma Basis as of the last day of the most recently ended Test Period (without “netting” the Cash proceeds of such Indebtedness), (i) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations, the Senior Secured Leverage Ratio would not exceed 3.95:1.00, (ii) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations, the Secured Leverage Ratio would not exceed 4.70:1.00 or (iii) if such Indebtedness is unsecured or is secured by assets of Restricted Subsidiaries that are not Loan Parties, the Total Leverage Ratio would not exceed 5.80:1.00; provided that (1) the aggregate outstanding principal amount of such Indebtedness of Restricted Subsidiaries that are not Loan Parties shall not exceed (together with all Indebtedness incurred under Section 6.01(j) or Section 6.01(n) by Restricted Subsidiaries that are not Loan Parties) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period and (2) any such Indebtedness that is secured by a Lien on (x) the Collateral or subordinated to the Obligations in right of payment or security shall be subject to an Acceptable Intercreditor Agreement (y) the ABL Priority Collateral shall be secured on a junior basis to the Obligations;

(x) Indebtedness of the Lead Borrower and/or any of its Restricted Subsidiaries incurred in connection with (i) a Specified Lease Transaction or (ii) a NMTC Transaction;

(y) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) [Reserved];

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Lead Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(cc) Indebtedness of the Lead Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit;

(dd) Indebtedness of the Lead Borrower or any Restricted Subsidiary supported by any letter of credit otherwise permitted to be incurred hereunder;

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Lead Borrower and/or any Restricted Subsidiary hereunder;

(gg) to the extent constituting Indebtedness, obligations under the Reorganization Agreement; and

(hh) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.

Section 6.02 Liens. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b) Liens for Taxes which are (i) for amounts not yet overdue by more than 30 days or (ii) being contested in accordance with Section 5.03(a);

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as adequate reserves or other appropriate provisions required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Lead Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens solely on any Cash earnest money deposits made by the Lead Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;

(h) purported Liens evidenced by the filing of PPSA or precautionary UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the Refinancing Indebtedness permitted pursuant to Sections 6.01(a), (c)(i) (solely with respect to the 2022 Senior Secured Notes), (c)(ii), (i), (j), (m), (n), (q), (t), (u), (w), (x), and (y)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to an Acceptable Intercreditor Agreement or intercreditor arrangements not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced;

(l) Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to clause (ii)(A) or (ii)(B) of the proviso in Section 6.01(q);

(p) Liens (i) that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Lead Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Lead Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Lead Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business and (ii) encumbering reasonable customary initial deposits and margin deposits;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Lead Borrower and/or its Restricted Subsidiaries;

(s) Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal of any such Lien; provided that (i) no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof) and (ii) such Liens do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Lead Borrower and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(t) Liens securing Indebtedness incurred pursuant to Section 6.01(w);

(u) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $200,000,000 and 5.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period; provided that any Liens on ABL Collateral securing any Indebtedness pursuant to this clause (u) are junior to the Liens securing the Secured Obligations, and the agent or other representative for the lenders or holders of such Indebtedness has become a party to the ABL Intercreditor Agreement or another Acceptable Intercreditor Agreement;

(v) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h);

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Lead Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(d), (e), (g), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar law of any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (ii) obligations of the type described in Section 6.01(f);

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary call/put rights, rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens evidenced by the filing of PPSA or UCC financing statements relating to factoring or similar arrangements entered into in the ordinary course of business;

(hh) Liens securing (i) Indebtedness in respect of the 2022 Senior Secured Note Document pursuant to Section 6.01(c)(i) so long as such Liens are subject to the Pari Passu Intercreditor Agreement and (ii) Indebtedness permitted pursuant to Section 6.01(c)(ii) so long as such Liens are subject to the ABL Intercreditor Agreement; and

(ii) Liens arising out of (i) Specified Lease Transaction or (ii) NMTC Transactions.

Section 6.03 No Further Negative Pledges. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a) specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c) restrictions contained in the Senior Note Documents and the documentation governing Indebtedness permitted by clauses (c), (j), (m), (n), (q), (r), (u), (w) and/or (x) of Section 6.01 (and clause (p) of Section 6.01 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (c), (j), (m), (n), (q), (r), (u), (w), and/or (x) of Section 6.01);

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Lead Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g) any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(i) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j) restrictions set forth in documents which exist on the Closing Date;

(k) restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(l) restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party;

(m) restrictions contained in any agreement with respect to any NMTC Transaction; and

(n) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.04 Restricted Payments; Certain Payments of Indebtedness.

(a) The Lead Borrower shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Lead Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and its subsidiaries);

(B) [Reserved].

(C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and its subsidiaries;

(D) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries), the Lead Borrower and its subsidiaries;

(E) pay (x) fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs;

(F) to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Lead Borrower or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Lead Borrower or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Lead Borrower or the relevant Restricted Subsidiary); and

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Lead Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Lead Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Lead Borrower or any subsidiary:

(A) in accordance with the terms of promissory notes issued pursuant to Section 6.01(o), so long as the aggregate amount of all Cash payments made in respect of such promissory notes, together with the aggregate amount of Restricted Payments made pursuant to sub-clause (D) of this clause (ii) below, does not exceed $20,000,000 in any Fiscal Year (or $30,000,000 in any Fiscal Year following a Qualifying IPO), which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(B) with the proceeds of any sale or issuance of the Capital Stock of the Lead Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Lead Borrower or any Restricted Subsidiary) other than any amounts constituting a Cure Amount or any amount that has been added to the Available Excluded Contribution Amount;

(C) with the net proceeds of any key-man life insurance policies; or

(D) with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all cash payments made pursuant to sub-clause (A) of this clause (ii) in respect of promissory notes issued pursuant to Section 6.01(o), $20,000,000 in any Fiscal Year (or $30,000,000 in any Fiscal Year following a Qualifying IPO), which, if not used in any Fiscal Year, may be carried forward to subsequent Fiscal Years;

(iii) the Lead Borrower may make additional Restricted Payments in an amount not to exceed the portion, if any, of the Available Excluded Contribution Amount on such date that the Lead Borrower elects to apply to this clause (iii)(B);

(iv) the Lead Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Lead Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub-clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Lead Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi) (A) for any taxable year (or portion thereof) that the Lead Borrower is a partnership or disregarded entity for U.S. federal income Tax purposes and no Parent Company is treated as a corporation for U.S. federal income tax purposes, the Lead Borrower may make Restricted Payments to fund the income tax liabilities of the direct or indirect equity owners of the Lead Borrower, in an assumed amount equal to the product of (x) the highest combined marginal federal and applicable state and/or local statutory Tax rate applicable to a direct or indirect taxpayer equity owner of the Lead Borrower, and (y) the U.S. federal taxable income of the Lead Borrower for such year (or portion thereof), provided that (i) such calculation shall take into account the character of income or gain, preferential tax rates and the deductibility of state and local income taxes for US federal income tax purposes; (ii) such taxable income shall be reduced by any losses previously allocated to the equity owners to the extent such loss has not previously been used to offset taxable income of the Lead Borrower; (iii) such distributions shall be reduced by any amounts withheld by the Lead Borrower or its Subsidiaries (or otherwise paid directly to any Governmental Authority) with respect to any taxable income or gain of the Lead Borrower and any tax credits the Lead Borrower allocated to its equity owners); or (B) for any taxable period (or portion thereof) that a Parent Company is treated as a corporation for U.S. federal income tax purposes and for which the Lead Borrower and any of its subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined or similar income Tax group for U.S. federal, state or local income Tax purposes for which such Parent Company is the common parent, the Lead Borrower may make Restricted Payments to such Parent Company to pay the portion of any U.S. federal, state or local income Taxes (as applicable) of such Parent Company for such taxable period that are attributable to the income of the Borrower and/or its applicable subsidiaries; provided that the aggregate amount of any such distributions with respect to federal, state or local Taxes, as applicable, shall not exceed the aggregate amount of such Taxes the Lead Borrower and its subsidiaries that are part of such group would be required to pay in respect of such U.S. federal, state or local Taxes on a stand-alone basis for such taxable period; provided, further, that the amount of such distributions with respect to any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid by such Unrestricted Subsidiary for such purpose.

(vii) the Lead Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, solely to effect the consummation of the Transactions and (ii) on and after the Closing Date, to satisfy any payment obligations owing under the Reorganization Agreement;

(viii) so long as no Event of Default exists, following the consummation of the first Qualifying IPO, the Lead Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount not to exceed the greater of (i) 6% per annum of the net Cash proceeds received by or contributed to the Lead Borrower from any Qualifying IPO or (b) 5% per annum of the aggregate market capitalization of the applicable Parent Company;

(ix) the Lead Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Lead Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Lead Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Lead Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Lead Borrower and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(x) to the extent constituting a Restricted Payment, the Lead Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));

(xi) the Lead Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period minus (A) the amount of Restricted Debt Payments made by the Lead Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), minus (B) the outstanding amount of Investments made by the Lead Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(xii) the Lead Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof; and

(xiii) the Lead Borrower may make additional Restricted Payments so long as (i) no Event of Default exists or would result therefrom and (ii) the Payment Conditions applicable to Restricted Payments have been satisfied, on a Pro Forma Basis.

(b) The Lead Borrower shall not, nor shall they permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of or interest on (y) any Junior Lien Indebtedness or (z) any Junior Indebtedness (such Indebtedness under clauses (y) and (z), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;

(ii) payments as part of an “applicable high yield discount obligation” catch-up payment;

(iii) payments of regularly scheduled interest as and when due in respect of any Restricted Debt, except for any payments with respect to any Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv) so long as, at the time of delivery of irrevocable notice with respect thereto, no Event of Default exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed:

(A) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus the amount of Investments made in reliance on Section 6.06(q)(iii); plus

(B) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus (1) the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x), minus (2) the outstanding amount of Investments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, other than any amounts constituting a Cure Amount or any amount that has been added to the Available Excluded Contribution Amount, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Lead Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B);

(vii) additional Restricted Debt Payments; provided that the Payment Conditions applicable to Restricted Debt Prepayments have been satisfied on a Pro Forma Basis; and

(viii) Restricted Debt Payments with respect to any Indebtedness incurred in connection with any NMTC Transaction.

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, the Term Loan Facility Documentation, the Senior Note Documents, any document with respect to any Incremental Equivalent Debt (as defined in the Term Loan Credit Agreement or any equivalent term under the Term Facility) and/or in agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any subsidiary of the Lead Borrower to pay dividends or other distributions to the Lead Borrower or any Loan Party or (ii) any Restricted Subsidiary to make cash loans or advances to the Lead Borrower or any Loan Party, except:

(a) in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (c), (m), (n), (p) (as it relates to Indebtedness in respect of clauses (a), (c), (m), (n), (q), (r), (u), (w), (x) and/or (y) of Section 6.01), (q), (r), (u), (w), (x) and/or (y) of Section 6.01;

(b) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d) assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and not created in contemplation thereof;

(j) those arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Lead Borrower);

(k) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;

(l) those arising in any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(m) in any agreement with respect to any NMTC Transaction; and/or

(n) those imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06 Investments. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in any subsidiary, (ii) Investments made after the Closing Date among the Lead Borrower and/or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period (iv) Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party; provided that, prior to such contribution or Disposition or series of transactions resulting in such contribution or Disposition, such Capital Stock was not owned directly by a Loan Party and (v) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers and/or (ii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (ii), to the extent necessary to maintain the ordinary course of supplies to the Lead Borrower or any Restricted Subsidiary;

(d) Investments in Unrestricted Subsidiaries; provided that immediately after giving effect to any such Investment, the amount invested in the applicable Unrestricted Subsidiary pursuant to this clause (d), when aggregated with the amounts then invested in all other Unrestricted Subsidiaries pursuant to this clause (d), shall not exceed at any time outstanding the greater of $40,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recent Test Period;

(e) (i) Permitted Acquisitions and (ii) Investments in Restricted Subsidiaries that are not Loan Parties in amounts required to permit such Restricted Subsidiaries to consummate Permitted Acquisitions; provided that the aggregate amount of Investments made pursuant to this clause (ii) shall not exceed (x) the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recent Test Period minus (y) the aggregate total consideration paid pursuant to clause (b)(ii)(A) of the definition of “Permitted Acquisition”;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Lead Borrower and its subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower for the purchase of such Capital Stock;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Lead Borrower and/or its subsidiaries)), the Lead Borrower and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Capital Stock (other than Disqualified Capital Stock) of the Lead Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Lead Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed:

(i) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, plus

(ii) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus (A) the amount of Restricted Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(x), minus (B) the amount of Restricted Debt Payments made by the Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(B), plus

(iii) at any time outstanding, the greater of $160,000,000 and 4.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, minus the amount of Restricted Debt Payments made in reliance on Section 6.04(b)(iv)(A), plus

(iv) in the event that (A) the Lead Borrower or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r) Investments made after the Closing Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Lead Borrower and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) Investments made by any Restricted Subsidiary that is not a Loan Party with the proceeds received by such Restricted Subsidiary from an Investment made by any Loan Party in such Restricted Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (ii) of Section 6.06(e) or Section 6.06(x));

(v) Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) Investments made in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any joint venture, in an aggregate outstanding amount not to exceed the greater of $80,000,000 and 2.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(y) Investments made in joint venture as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements in effect on the Closing Date (other than any modification, replacement, renewal or extension of such Investments so long as no such modification, renewal or extension thereof increased the amount of any such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(z) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(aa) Investments in the Lead Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Payment Conditions with respect to Investments have been satisfied; and

(cc) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons; and

(dd) Investments made in connection with any NMTC Transaction.

Section 6.07 Fundamental Changes; Disposition of Assets. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition having a fair market value in excess of $20,000,000, in a single transaction or in a series of related transactions, except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Lead Borrower or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the US Borrower, (A) the US Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the US Borrower (any such Person, the “US Successor

Borrower”), (x) the US Successor Borrower shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the US Successor Borrower shall expressly assume the Obligations of the US Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each applicable Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the US Successor Borrower will succeed to, and be substituted for, the US Borrower under this Agreement and the other Loan Documents, (ii) in the case of any such merger, consolidation or amalgamation with or into a Canadian Borrower, (A) the applicable Canadian Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the applicable Canadian Borrower (any such Person, a “Canadian Successor Borrower”), (x) the Canadian Successor Borrower shall be an entity organized or existing under the laws of the Canada or any province or territory thereof, (y) the Canadian Successor Borrower shall expressly assume the Obligations of the applicable Canadian Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each applicable Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Canadian Successor Borrower will succeed to, and be substituted for, the applicable Canadian Borrower under this Agreement and the other Loan Documents, (iii) in the case of any such merger, consolidation or amalgamation with or into a European Borrower, (A) the applicable European Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the applicable European Borrower (any such Person, a “European Successor Borrower”), (x) the European Successor Borrower shall be an entity organized or existing under the laws of the Netherlands or England and Wales, as applicable, (y) the European Successor Borrower shall expressly assume the Obligations of the European Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each applicable Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents (and such other additional Loan Documents as may be required to preserve the validity, ranking or perfection of European Collateral and evidence that no new burdening periods shall apply with respect to such European Collateral); it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the European Successor Borrower will succeed to, and be substituted for, the applicable European Borrower under this Agreement and the other Loan Documents, and (iv) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or Surviving Person shall expressly assume the guarantee obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock) among the Lead Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Lead Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Lead Borrower, is not materially disadvantageous to the Lenders and the Lead Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the Lead Borrower or any Restricted Subsidiary may be converted into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d) (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Lead Borrower, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Lead Borrower) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided that with respect to any such Disposition with a purchase price in excess of the greater of $25,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period, as applicable, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or any Restricted Subsidiary) of the Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Lead Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.08 that is at that time outstanding, not in excess of the greater of $50,000,000 and 1.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) an updated Borrowing Base Certificate shall be delivered to the Administrative Agent as required by Section 5.01(e);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof and any factoring or similar arrangement) or in connection with the collection or compromise thereof;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Lead Borrower and its Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) Dispositions in connection with the Transactions;

(q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Lead Borrower or any of its Restricted Subsidiaries or any of their respective businesses; provided that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s) [Reserved];

(t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Lead Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Lead Borrower, are not material to the conduct of the business of the Lead Borrower or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Lead Borrower and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any agency of the U.S. Federal government, any state, authority or other regulatory body or any applicable Requirements of Law;

(y) any merger, amalgamation, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. or (ii) any Canadian Loan Party or European Loan Party in the U.S.;

(z) Dispositions or conveyances that arise out of or relate to any (i) Specified Lease Transaction or (ii) NMTC Transaction;

(aa) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and

(bb) other Dispositions involving assets having a fair market value (as reasonably determined by the Lead Borrower at the time of the relevant Disposition) in the aggregate since the Closing Date of not more than the greater of $40,000,000 and 1.0% of Consolidated Total Assets as of the last day of the most recently ended Test Period.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing in accordance with Article 8.

Section 6.08 Sale and Lease-Back Transactions. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Lead Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Lead Borrower or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Lead Borrower or such Restricted Subsidiary to any Person (other than the Lead Borrower or any of its Restricted Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as (i) such Sale and Lease-Back Transaction (A) is permitted by Section 6.01(m), (B) is set forth on Schedule 6.08 hereto or (C) (1) at least 75% of the consideration for such Sale and Lease-Back Transaction shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement, any Designated Non-

Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 6.08 and Section 7.07(h) that is at that time outstanding, not in excess of the greater of $50,000,000 and 1.5% of Consolidated Total Assets as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Lead Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of $100,000,000 and 2.5% of Consolidated Total Assets as of the last day of the more recently ended Test Period or (ii) it relates to a Specified Lease Transaction.

Section 6.09 Transactions with Affiliates. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $10,000,000 with any of their respective Affiliates on terms that are less favorable to the Lead Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Lead Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a) any transaction between or among the Lead Borrower and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Lead Borrower or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Lead Borrower or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o), (bb) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (x), (y), (z) and (aa) and (ii) issuances of Capital Stock and Indebtedness not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) so long as no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor in the amount permitted by the Management Agreement (as in effect on the

Closing Date) and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs and payments required under the Reorganization Agreement;

(h) customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Lead Borrower in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) loans and other transactions among the Loan Parties to the extent permitted under this Article 6;

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Lead Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Lead Borrower or its Restricted Subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Lead Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Lead Borrower or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Lead Borrower and (ii) any intercompany loans made by Holdings to the Lead Borrower or any Restricted Subsidiary; and

(o) any transaction in respect of which the Lead Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Lead Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Lead Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10 Conduct of Business. From and after the Closing Date, the Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Lead Borrower or any Restricted Subsidiary on the Closing Date and similar, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11 Amendments or Waivers of Organizational Documents. The Lead Borrower shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Lead Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12 Amendments of or Waivers with Respect to Restricted Debt. The Lead Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing the foregoing) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13 Fiscal Year. The Lead Borrower shall not change its Fiscal Year-end to a date other than December 31; provided, that, the Lead Borrower may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Lead Borrower to another date, in which case the Lead Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14 Permitted Activities of Holdings. Holdings shall not:

(a) incur any Indebtedness for borrowed money other than (i) Indebtedness under the Loan Documents, any Term Loan Facility and the Senior Notes or otherwise in connection with the Transactions, (ii) Indebtedness of the type permitted under Section 6.01(o) and (iii) Guarantees of (x) Indebtedness or other obligations of the Lead Borrower and/or any Restricted Subsidiary that are otherwise permitted hereunder and (y) Indebtedness or other obligations under any Term Loan Facility and the Senior Notes;

(b) create or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(iii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money);

(c) engage in any business activity or own any material assets other than (i) holding the Capital Stock of the Lead Borrower, as applicable, and, indirectly, any other subsidiary of the Lead Borrower, (ii) performing its obligations under the Loan Documents, any ABL Facility, the Senior Notes, any ABL Facility and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder and any permitted refinancing thereof; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting any initial public offering of its Capital Stock; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings pending the application thereof and (B) the proceeds of Indebtedness permitted by Section 6.01; (x) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (xi) participating in tax, accounting and other administrative matters; (xii) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xiii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiv) making and holding intercompany loans to the Lead Borrower and/or the Restricted Subsidiaries of the Lead Borrower, as applicable; (xv) making and holding Investments of the type permitted under Section 6.06(h); and (xvi) activities incidental to any of the foregoing; or

(d) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Lead Borrower and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than the Lead Borrower and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Lead Borrower delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (x) set forth in this clause (B); provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement and all references herein and in the other Loan Documents to Holdings shall be deemed a reference to such successor.

Section 6.15 Financial Covenant.

(a) Fixed Charge Coverage Ratio. During any Covenant Trigger Period, the Lead Borrower will not permit the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) to be less than 1.00:1.00.

(b) Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), in the event the Lead Borrower has failed to comply with Section 6.15(a) above for any Fiscal Quarter, the Lead Borrower shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of Qualified Capital Stock (the “Cure Amount”), and thereupon the Lead Borrower’s compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.15(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Lead Borrower that the Lead Borrower intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Revolving Loans or terminate the Commitments or any Additional Revolving Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 6.15(a), (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction of Indebtedness) for the purpose of determining compliance with Section 6.15(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness) and (B) disregarded for all other purposes, including the purpose of determining basket levels set forth in Article 6 of this Agreement and (vi) no Lender or Issuing Bank shall be required to make any Loan or issue any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by the Lead Borrower to pay (i) any principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Revolving Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by any Loan Party or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Revolving Loans pursuant to this Article 7;

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Lead Borrower), or Article 6; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate and any Perfection Certificate Supplement) being untrue in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Failure by any Loan Party (i) in the performance of or compliance with Section 5.01(l) which default has not been remedied or waived within five Business Days (or three Business Days when delivery of weekly Borrowing Base Certificates is required) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent, (ii) in the performance of or compliance with Section 5.16 which default has not been remedied or waived within ten days (or two days during the continuance of a Cash Dominion Period) after receipt by the Lead Borrower of written notice thereof from the Administrative Agent or (iii) in the performance of or compliance with any term contained herein or any of the other Loan Documents (other than any such term referred to in the foregoing clauses (i) or (ii) or in any other Section of this Article 7), which default has not been remedied or waived within 30 days after receipt by the Lead Borrower of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, state or local law; (ii) the commencement of an involuntary case against Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, administrative receiver, administrator, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, the Lead Borrower or any of its Restricted

Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property; (iii) with respect to any UK Loan Party, the suspension of payments, order for relief, a moratorium of any indebtedness, winding–up, dissolution, administration or reorganisation (whether by way of voluntary or involuntary arrangement, scheme of arrangement or otherwise); or (iv) the involuntary appointment of an interim receiver, trustee, administrative receiver, administrator or other custodian of Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property, which in the case of a Loan Party other than the UK Loan Parties remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days or in the case of a UK Loan Party such action or proceeding is being contested in good faith and is not discharged, stayed or dismissed within 21 days of commencement; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, trustee, administrative receiver, administrator or other custodian for all or a substantial part of its property; (ii) the making by Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment, composition, compromise or arrangements for the benefit of creditors; or (iii) the admission by Holdings, the Lead Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Lead Borrower or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) Employee Benefit Plans; UK Pensions. The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of Holdings, the Lead Borrower or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or the issuance by the Pensions Regulator of one or more Contribution Notices or Financial Support Directions to any UK Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document ceasing to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof, the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or any Lien on Collateral created under any Collateral Document ceasing to be perfected with respect to a material portion of the Collateral (other than solely by reason of (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC or PPSA (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than an event with respect to the Borrowers described in clause (f) or (g) of this Article)) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take any of the following actions, at the same or different times: (i) terminate the Commitments or any Additional Revolving Commitments, and thereupon such Commitments and/or Additional Revolving Commitments shall terminate immediately, (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) require that the US Borrower deposit in the US LC Collateral Account, the Canadian Borrowers deposit in the Canadian LC Collateral Account and the European Borrowers deposit in the European LC Collateral Account, an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 101% of the relevant face amount) of the then outstanding US LC Exposure (minus the amount then on deposit in the US LC Collateral Account), Canadian LC Exposure (minus the amount then on deposit in the Canadian LC Collateral Account) or European LC Exposure (minus the amount then on deposit in the European LC Collateral Account), as applicable; provided that upon the occurrence of an event with respect to any Borrower (other than any Borrower that is a Canadian Loan Party, Dutch Loan Party or UK Loan Party that is not bound by the applicable Debtor Relief Laws) described in clause (f) or (g) of this Article, any such Commitments and/or Additional Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or the PPSA.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.01 The Administrative Agent.

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Citi (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Lead Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Lead Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

If any Lender (including Citi, in its capacity as a Lender) acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at any foreclosure sale, UCC or PPSA sale, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case under the Bankruptcy Code.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Secured Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC or PPSA, including pursuant to Sections 9-610 or 9-620 of the UCC;

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then any contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Revolving Loan or LC exposure is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans or LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, or the applicable Issuing Bank, unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Revolving Loan, or the issuance of a Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign or be removed at any time by delivery of ten days’ prior written notice to the Lenders, the Issuing Bank and the Lead Borrower or the Administrative Agent, as applicable. If the Administrative Agent becomes subject to an insolvency proceeding, either the Required Lenders or the Lead Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Lead Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrowers, Section 7.01(f) or (g), no consent of the Lead Borrower shall be required. If no successor shall have been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Lead Borrower) or (b) in the case of a removal, the Lead Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if the Administrative Agent notifies the Lead Borrower, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Lead Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the 30th day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Lead Borrower to enable the Lead Borrower to take such actions), until such time as the Required Lenders or the Lead Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent. For purposes of any Collateral Document governed by the laws of the Netherlands or any other right of pledge governed by the laws of the Netherlands (a “Dutch Collateral Document”), any resignation by the Administrative Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to the successor agent. The Administrative Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debts to any such successor agent and will reasonably cooperate in transferring all rights under any Dutch Collateral Document to such successor agent.

Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten days’ prior written notice to the Lead Borrower, each other Issuing Bank and the Lenders, resign as Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Lead Borrower shall, unless an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrowers, Section 7.01(f) or (g) then exists, be entitled to appoint any Revolving Lender that is willing to accept such appointment as successor Issuing Bank hereunder. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent of each or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arrangers shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank or a Lender hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall,

(a) release any Lien on any property granted to or held by Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) subject to Section 9.23, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Lead Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the Lead Borrower’s equity interest therein as reasonably estimated by the Lead Borrower and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (3) a Responsible Officer of the Lead Borrower certifies to the Administrative Agent compliance with preceding clauses (1) and (2));

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), 6.02(ff) and 6.02(ll) (and any Liens securing Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination or collateral trust agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender, and Issuing Bank, hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided that upon the request of the Administrative Agent, the Lead Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any intercreditor agreement contemplated hereby with respect to Indebtedness (A) that is (i) required or permitted to be subordinated hereunder, (ii) secured by Liens and/or (iii) otherwise required to be subject to an Acceptable Intercreditor Agreement and (B) which contemplates an intercreditor, subordination or collateral trust agreement (any such intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that any such Additional Agreement is binding upon them. Each Lender, and Issuing Bank, (a) hereby agrees that it will be bound by, and will not take any action contrary to any Additional Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.17 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section. The provisions of this Section 8.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

For greater certainty, and without limiting the powers of the Administrative Agent, each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as hypothecary representative of the Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Quebec and to exercise such powers and duties which are conferred upon the Secured Parties thereunder. The execution by the Administrative Agent as hypothecary representative prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. The appointment of the Administrative Agent as hypothecary representative shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an Assignment and Assumption or a joinder or other agreement pursuant to which it becomes such assignee or participant. In the event of the resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as hypothecary representative without further formality, except the filing of a notice of replacement of hypothecary representative pursuant to Article 2692 of the Civil Code of Quebec.

Section 8.02 Parallel Debt.

(a) Each Loan Party which agrees to provide security expressed to be governed by Dutch law (a “Dutch Collateral Party”) hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the amounts due by that Dutch Collateral Party in respect of its Corresponding Obligations as they may exist from time to time. The payment undertaking of each Dutch Collateral Party under this Article 8 (Parallel Debt) are each to be referred to as a “Parallel Debt”.

(b) The Parallel Debts of each Dutch Collateral Party will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent one or more of the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debts without any notice being required.

(c) Each of the parties to this Agreement hereby acknowledges that:

(i) each Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Dutch Collateral Party; and

(ii) each Parallel Debt represents the Administrative Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant Dutch Collateral Party,

it being understood, in each case, that pursuant to this clause (c), the amount which may become payable by each Dutch Collateral Party as a Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations at that time.

(d) For the purpose of this Article 8 the Administrative Agent acts in its own name and on behalf of itself and not as agent, trustee or representative of any other Secured Party.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Loan Party, to such Loan Party in the care of the Lead Borrower at:

PQ Corporation

Valleybrooke Corporate Center

300 Lindenwood Drive

Malvern, PA 19355-1740

Telephone: 913-744-2013

Facsimile: 913-744-2075

Attention: William J. Sichko

Email: Bill.Sichko@pqcorp.com

with copy to (which shall not constitute notice to any Loan Party):

CCMP Capital Advisors, LP

245 Park Avenue, 16th Floor

New York, NY 10167-2403

Telephone: 212-600-9600

Facsimile: 212-599-3481

Attention: Mark Mcfadden

Email: Mark.Mcfadden@ccmpcapital.com

(ii)	if to the Administrative Agent, at:

Citibank, NA.

Citigroup – ABTF Global Loans

1615 Brett Road

New Castle, DE 19720

Telephone: 302-323-3657

Facsimile: 646-274-5025

Attention: Nicholas Malascalza

Email: Nicholas.malascalza@citi.com

with a copy to:

Citibank, N.A.

Asset Based & Transitional Finance

390 Greenwich Street, 1st Fl

New York, NY 10013

Telephone: 212-723-3897

Attention: Christopher Marino

Email: Christopher.marino@citi.com

with a copy to (which shall not constitute notice to the Administrative Agent):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

Attention: Eugene Mazzaro / Alfred Xue

Email: Eugene.mazzaro@lw.com / Alfred.xue@lw.com

(iii) if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that received notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Lead Borrower (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto.

(d) The Borrowers hereby acknowledge that (A) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided that, for purposes of the foregoing, all information and materials provided pursuant to Section 5.01(a) or (b) shall be deemed to be suitable for posting to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Revolving Loan or the issuance of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to clauses (A), (B), (C) and (D) of this Section 9.02(b) and Sections 9.02(d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan

Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:

(A) except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders), no such waiver, amendment or modification shall:

(1) increase the Commitment or Additional Revolving Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.22 in respect of which such Lender has agreed to be an Additional Revolving Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Revolving Commitments shall constitute an increase of any Commitment or Additional Revolving Commitment of such Lender;

(2) reduce or forgive the principal amount of any Revolving Loan;

(3) (x) extend the scheduled final maturity of any Revolving Loan or (y) postpone any Interest Payment Date or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrowers to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “Average Availability”, “Average Usage” or any other ratio used in the calculation of the Applicable Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5) extend the expiry date of such Lender’s Commitment or Additional Revolving Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Revolving Commitments shall constitute an extension of any Commitment or Additional Revolving Commitment of any Lender;

(6) waive, amend or modify the provisions of Section 2.11(a), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments or order of application required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23 and/or 9.05(g) or as otherwise provided in this Section 9.02); and

(B) no such waiver, amendment or modification shall:

(1) change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders”, “US Super Majority Lenders”, “Canadian Super Majority Lenders” or “European Super Majority Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.23), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.23 hereof), without the prior written consent of each Lender;

(C) no such agreement shall (i) change the definition of the term “US Borrowing Base” or any component definition of any thereof (including the definitions of “Eligible Accounts” or “Eligible Inventory”), in each case the effect of which change would modify amounts available to be borrowed, except with the consent of the US Super Majority Lenders (but without the consent of the Required Lenders), (ii) change the definition of the term “Canadian Borrowing Base” or any component definition of any thereof (including the definitions of “Eligible Accounts” or “Eligible Inventory”), in each case the effect of which change would modify amounts available to be borrowed, except with the consent of the Canadian Super Majority Lenders (but without the consent of the Required Lenders) and (iii) change the definition of the term “European Borrowing Base” or any component definition of any thereof (including the definitions of “Eligible Accounts” or “Eligible Inventory”), in each case the effect of which change would modify amounts available to be borrowed, except with the consent of the European Super Majority Lenders (but without the consent of the Required Lenders);

(D) solely with the consent of the relevant Issuing Bank and the Administrative Agent, any such agreement may waive, amend or modify the definitions of “Letter of Credit Sublimit”, “US Letter of Credit Sublimit”, “Canadian Letter of Credit Sublimit” or “European Letter of Credit Sublimit” or Section 2.05 (other than Section 2.05(d)); and

(E) no such agreement shall amend or waive any condition precedent to the making of a Revolving Loan (i) to the US Borrower, except with the consent of the US Required Lenders (but without the consent of the Required Lenders), (ii) to a Canadian Borrower, except with the consent of the Canadian Required Lenders consent (but without the consent of the Required Lenders) or (iii) to a European Borrower, except with the consent of the European Required Lenders (but without the consent of the Required Lenders) consent.

provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, incurrences of Additional Revolving Commitments or Additional Revolving Loans pursuant to Section 2.22, 2.23 and reductions or terminations of any such Additional Revolving Commitments or Additional Revolving Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (1) as permitted by Section 2.21(b) and (2) that the Commitment and any Additional Revolving Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Revolving Commitment or Revolving Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(c) [Reserved]:

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Borrowers and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents, (ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Revolving Lenders) providing Revolving Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrowers and the Administrative Agent to effect the provisions of Section 2.22, 2.23, 5.12 or 6.13, or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and (iii) if the Administrative Agent and the Borrowers have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly.

Section 9.03 Expenses; Indemnity.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Revolving Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Borrowers and except as otherwise provided in a separate writing between the Borrowers, the relevant Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Revolving Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date (and invoiced three (3) business days prior thereto), all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrowers shall indemnify each Arranger, each Issuing Bank, the Administrative Agent, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant jurisdiction to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby and/or the enforcement of the Loan Documents, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Revolving Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrowers, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Liability related to the Borrowers, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Loan Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or, to the extent such judgment finds (or such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of Holdings, the Lead Borrower or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes, except for Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) No Borrower shall be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld or delayed), but if any proceeding is settled with the Borrower’s written consent, or if there is a final non-appealable judgment of a court of competent jurisdiction against any Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04 Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any of the Borrowers, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Revolving Loan or Additional Revolving Commitment added pursuant to Section 2.22 or 2.23 at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A) the Lead Borrower; provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it has objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Lead Borrower shall be required (x) for any assignment of Additional Revolving Loans or Additional Revolving Commitments to another Lender or an Affiliate of any Lender or (y) if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to the Borrowers or Holdings) exists;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender; and

(C) reserved.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender or any Affiliate of any Lender or any assignment of the entire remaining amount of the relevant assigning Lender’s Revolving Loans or commitments of any Class, the principal amount of Revolving Loans or commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any forms or other documentation required under Section 2.17.

(iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the applicable Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as an agent of the applicable Borrower, shall maintain at one of its offices outside of the United Kingdom a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and stated interest on the Revolving Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, any Issuing Bank, and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment and Assumption, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Revolving Loans, in each case without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment and Assumption, (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Restricted Subsidiary or the performance or observance by the Borrowers or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative

Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank, or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution or any natural Person (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Revolving Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Revolving Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05 (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrowers and the Administrative Agent upon reasonable written request by the Lead Borrower). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.15, 2.16 and 2.17 is not limited to what the participating Lender would have been entitled to receive absent the participation.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register at one of its offices outside of the United Kingdom on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Revolving Loan, Letter of Credit, or any other obligation under any Revolving Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Revolving Loan, Letter of Credit, or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations.

The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Lead Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of any Revolving Loan by an SPC hereunder shall utilize the Commitment or Additional Revolving Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof; provided that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Lead Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f) (i) Any assignment or participation by a Lender without the Lead Borrower’s consent, to the extent the Lead Borrower’s consent is required under this Section 9.05, to any other Person, shall be null and void, and the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to injunctive relief or any other remedies available to the Borrowers at law or in equity. Upon the request of any Lender, the Borrowers shall make available to such Lender the list of Disqualified Institutions at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or participant or potential Lender or participant is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

(ii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution or to any Person that cannot be reasonably identified as a Disqualified Institution pursuant to clause (a)(ii) or (b)(ii) of the definition thereof as of the date of such assignment or participation and subsequently becomes reasonably identifiable as a Disqualified Institution, then (A) the Lead Borrower may, at the Borrowers’ sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with respect to any assignment pursuant to this paragraph); and (B) the Revolving Loans and Commitments held by such Disqualified Institution shall be deemed not to be outstanding for purposes of any amendment, waiver or consent hereunder, and such Disqualified Institution shall not be permitted to attend meetings of the Lenders or receive information prepared by the Administrative Agent or any Lender in connection with this Agreement. Nothing in this Section 9.05(f)(ii) shall be deemed to prejudice any right or remedy that Holdings or the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that Holdings and its subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Disqualified Institution without the Lead Borrower’s prior written consent and, therefore, each Lender agrees that Holdings and/or the Borrowers may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(ii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.

(g) [Reserved]

Section 9.06 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans and issuance of Letters of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03, 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit, Commitments, any Additional Revolving Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement; provided that the provisions of Section 9.13 shall terminate two years after the occurrence of the Termination Date or the termination of this Agreement.

Section 9.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by Holdings, the applicable Borrower and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank, or such Lender (including by branches and agencies of the Administrative Agent, such Issuing Bank, or such Lender, wherever located) to or for the credit or the account of the Borrowers or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank, or such Lender, irrespective of whether or not the Administrative Agent, such Issuing Bank, or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender or Issuing Bank shall promptly notify the Lead Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Lender, Issuing Bank, the Administrative Agent under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank, or the Administrative Agent may have.

Section 9.10 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS CLAUSE (B)) OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 9.10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) To the extent permitted by law, each party hereto hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) directed to it at its address for notices as provided for in Section 9.01. each Party hereto hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any loan document that service of process was invalid and ineffective. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.11 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13 Confidentiality. Each of the Administrative Agent, each Issuing Bank, each Lender, and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Lead Borrower otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that (i) is engaged as a principal primarily in private equity, mezzanine financing or venture capital or (ii) is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall (except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority), to the extent practicable and permitted by law, (i) inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by law, inform the Lead Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party, (f) with the prior written consent of the Lead Borrower, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives and (h) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential;

provided that any disclosure made in reliance on this clause (h) is limited to the general terms of this Credit Agreement and does not include financial or other information relating to Holdings, the Lead Borrower and/or any of their respective subsidiaries. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrowers and/or any of its subsidiaries and their respective businesses, the Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger, any Issuing Bank, or Lender on a non-confidential basis prior to disclosure by the Borrower or any of its subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14 No Fiduciary Duty. Each of the Administrative Agent, the Issuing Banks, the Arrangers, each Lender, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15 Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Revolving Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.17 Anti-Money Laundering.

(a) Each Lender that is subject to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or other applicable Canadian anti-money laundering, anti-terrorist financing and “know your client” laws (collectively, the “Canadian AML Laws”) hereby notifies the Loan Parties that pursuant to the requirements of the Canadian AML Laws, it is required to obtain, verify and record information regarding each Loan Party, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Loan Party, and the transactions contemplated hereby. If the Administrative Agent has ascertained the identity of any Canadian Loan Party or any authorized signatories of any Canadian Loan Party for the purposes of any Canadian AML Laws:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable Canadian AML Laws; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(b) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of each Loan Party or any authorized signatories of each Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from each Canadian Loan Party or any such authorized signatory in doing so.

Section 9.18 Disclosure. Each Loan Party, each Issuing Bank and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates and each Issuing Bank.

Section 9.19 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or Issuing Bank shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.20 Interest Rate Limitation.

(a) Subject to Section 9.20(b) below, notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan or Letter of Credit under applicable law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Revolving Loan or Letter of Credit in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.20 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Revolving Loans or Letter of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.

(b) If any provision of this Agreement would oblige a Loan Party to make any payment of interest or other amount payable to Administrative Agent in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Administrative Agent of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by Administrative Agent of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Any provision of this Agreement that would oblige a Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(c) Notwithstanding Section 9.20(b), and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum amount permitted by the Criminal Code (Canada), then the applicable Loan Party shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to such Loan Party.

Section 9.21 Acknowledgement and Consent of Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.22 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

Section 9.23 Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty shall be automatically released) (a) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided, that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (i) no Event of Default exists, (ii) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Lead Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to the applicable Borrower’s equity interest therein as reasonably estimated by the Lead Borrower and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (iii) a Responsible Officer of the Lead Borrower certifies to the Administrative Agent compliance with preceding clauses (i) and (ii)) and/or (b) upon the occurrence of the Termination Date. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Lead Borrower shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of documents pursuant to the preceding sentence of this Section 9.23 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.24 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased by the Administrative Agent with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Loan Parties in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is (x) less than the sum originally due to the Applicable Creditor in the Agreement Currency, the applicable Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss or (y) greater than the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under the applicable Requirements of Law). The obligations under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.25 Representation Dutch Loan Party. If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to such document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CPQ MIDCO I CORPORATION, as Holdings

By:	/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: Secretary and Vice President

PQ CORPORATION, as the Borrower

By:	/s/ Joseph S. Koscinski
Name: Joseph S. Koscinski
Title: Vice President, Secretary and General Counsel

Signature Page to ABL Credit Agreement

CITIBANK, N.A., as Administrative Agent

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

Signature Page to ABL Credit Agreement

CITIBANK, N.A., as Collateral Agent

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

Signature Page to ABL Credit Agreement

CITIBANK, N.A., as an Issuing Bank

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

Signature Page to ABL Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Issuing Bank

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Signature Page to ABL Credit Agreement

JPMORGAN CHASE BANK, N.A., as an Issuing Bank

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Signature Page to ABL Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President and Director

Signature Page to ABL Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Doug S. Clarida
Name: Doug S. Clarida
Title: Director

By:	/s/ Jerry L. McDonald
Name: Jerry L. McDonald
Title: Director

Signature Page to ABL Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Signature Page to ABL Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

Signature Page to ABL Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

Signature Page to ABL Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ralph Totoonchie
Name: Ralph Totoonchie
Title: Director

By:	/s/ Jackson Merchant
Name: Jackson Merchant
Title: Managing Director

Signature Page to ABL Credit Agreement

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

Signature Page to ABL Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Linda Skinner
Name: Linda Skinner
Title: Vice President

Signature Page to ABL Credit Agreement

JFIN BUSINESS CREDIT FUND I LLC, as a Lender

By:	/s/ Paul McDonnell
Name: Paul McDonnell
Title: Managing Director

Signature Page to ABL Credit Agreement

DEUTSCHE BANK AG, CANADA BRANCH, as a Lender

By:	/s/ Daniel Sooley
Name: Daniel Sooley
Title: Chief Country Officer

By:	/s/ Rupert Gomes
Name: Rupert Gomes
Title: Vice President

Signature Page to ABL Credit Agreement

SCHEDULE 1.01(a)

COMMITMENT SCHEDULE

Revolving Commitments

Lender	Initial US Commitments	Initial Canadian Commitments	Initial European Commitments	Total Revolving Commitments
Citibank, N.A.	$28,700,000	$2,000,000	$9,300,000	$40,000,000
ING Capital LLC	$26,250,000	$1,750,000	$7,000,000	$35,000,000
Credit Suisse AG, Cayman Islands Branch	$20,625,000	$1,375,000	$5,500,000	$27,500,000
JPMorgan Chase Bank, N.A.	$20,625,000	$1,375,000	$5,500,000	$27,500,000
Morgan Stanley Senior Funding, Inc.	$19,500,000	$1,300,000	$5,200,000	$26,000,000
Deutsche Bank AG, New York Branch	$9,375,000	$0	$2,500,000	$11,875,000
Deutsche Bank AG, Canada Branch	$0	$625,000	$0	$625,000
Goldman Sachs Lending Partners LLC	$9,375,000	$625,000	$2,500,000	$12,500,000
KeyBank National Association	$9,375,000	$625,000	$2,500,000	$12,500,000
JFIN Business Credit Fund I LLC	$6,175,000	$325,000	$0	$6,500,000

Total	$150,000,000	$10,000,000	$40,000,000	$200,000,000

Letter of Credit Commitments

Lender	US Letters of Credit	Canadian Letters of Credit	European Letters of Credit
Citibank, N.A.	$25,000,000	$2,000,000	$8,000,000
JPMorgan Chase Bank, N.A.	$25,000,000	$0	$0

SCHEDULE 1.01(b)

MATERIAL REAL ESTATE ASSETS

•	1700 Kansas Avenue, Kansas City, KS 66105-1198

•	20720 South Wilmington Avenue, Long Beach, CA 90810

•	100 Mococo Road, Martinez, CA 94553

SCHEDULE 1.01(c)

SPECIFIED LEASE TRANSACTIONS

1.	Lease and leaseback transaction between PQ Corporation and Unified Government of Wyandotte County/Kansas City, Kansas with respect to real property located at 1400, 1440, 1444, 1630 & 1700 Kansas Avenue, Kansas City, KS 66105-1198 pursuant to the following documents:

a.	Base Lease Agreement by and between PQ, as lessor, and Unified Government of Wyandotte County/Kansas City, Kansas, as lessee, dated December 1, 2013, as amended.

b.	Sublease Agreement dated as of December 1, 2013 by and between Unified Government of Wyandotte County/Kansas City, Kansas, as lessor, and PQ, as amended.

2.	Sale and Leaseback Transaction between Potters Industries, LLC and the Development Authority of Richmond County with respect to certain personal property located at 2511 Newsprint Road, Augusta, GA 30916 pursuant to the following documents:

a.	Bill of Sale and Assignment by Potters Industries, LLC to the Development Authority of Richmond County dated August 13, 2015.

b.	Rental Agreement by and between Potters Industries, LLC and the Development Authority of Richmond County dated as of August 1, 2015.

SCHEDULE 1.01(d)

EXISTING LETTERS OF CREDIT

Company	ISSUER	BENEFICIARY	AMOUNT	EFFECTIVE DATE	EXPRIRATION
Eco Services Operations Co.	Citibank	Union Pacific Railroad Company	$900,000.00	12/31/15	12/1/16
Eco Services Operations Co.	Citibank	Texas Commission on Environmental Quality	$4,244,034.00	12/1/14	12/1/16
Eco Services Operations Co.	Citibank	Louisiana Department of Environmental Quality	$2,973,107.00	12/1/14	12/1/16
Eco Services Operations Co.	Citibank	California Department of Water Resources, Cers Division	$3,450,990.00	12/1/14	12/1/16
Eco Services Operations Co.	Credit Suisse	Los Angeles County Fire Department CUPA	$196,627.00	12/1/14	12/1/16
Eco Services Operations Co.	Credit Suisse	Contra Costa Health Services – Hazmat	$167,691.00	12/1/14	12/1/16
Eco Services Operations Co.	Credit Suisse	XL Insurance America, Inc., XL Special Insurance Company and Greenwich Insurance Co	$1,400,000.00	12/16/14	12/12/16
Eco Services Operations Co.	Credit Suisse	Southern California Edison Company Retirement Plan Trust	$74,177.00	12/11/15	11/25/16
PQ Corporation	Credit Suisse	National Union Fire Insur. Co. (AIG)	$487,896.00	10/24/12	10/24/16
PQ Corporation	Credit Suisse	SCANA Energy	$320,000.00	10/11/12	10/11/16
PQ Corporation	Credit Suisse	Zurich American Insurance Co.	$2,565,000.00	11/08/12	09/04/16

Company	ISSUER	BENEFICIARY	AMOUNT	EFFECTIVE DATE	EXPRIRATION
PQ Corporation	Credit Suisse	NJDEP	$1,829,928.00	09/23/14	09/23/16
Potters Industries, LLC	JPM	Zurich American Insurance Co.	$240,167.00	09/30/11	09/22/16
Potters Industries, LLC	JPM	Husky Energy Marketing	$400,000.00	09/30/11	09/23/16

SCHEDULE 3.05

FEE OWNED REAL ESTATE ASSETS

•	1900 Columbus Avenue, Anderson, IN 46016-4531

•	2430 Dough Barnard Parkway, Augusta, GA 30916

•	1301 Fort Avenue, Baltimore, MD 21230-5299

•	1201 West Front Street, Chester, PA 19013-3496

•	1945 Delany Road, Gurnee, IL 60031-1204

•	1101 Quartz Rd, Clarksville, IN 47129, P.O.Box 669, Jeffersonville, IN 47130-0669

•	111 Ingalls Avenue, Joliet, Illinois 60435

•	340 East Grove Street, P.O. Box 410, Utica, IL 61373-0410

•	1400, 1440, 1444, 1630 & 1700 Kansas Avenue, Kansas City, KS 66105-1198

•	4000 Purdue Road, Pineville, LA 71360

•	2 Paddock Street, Avenel, NJ 07001-1898

•	8401 Quartz Avenue, South Gate, CA 90280-2598

•	4238 Geraldine Avenue, St. Louis, MO 63115-1291

•	820 Lufkin Road, Apex, NC 27502-0298

•	5650 Highway 279 N, Brownwood, TX 76801

•	350 North Baker Drive, P.O. Box 607, Canby, OR 97013

•	Research & Development Center, 600 Industrial Road, Carlstadt, NJ 07072-1698

•	2380 West Third Street, Cleveland, OH 44113-2509

•	4665 Finance Way, Kingman, AZ 86402

•	4907 55th Avenue, West Progress Park, Muscatine, Iowa 52761

•	1601 19th Street, NW Paris, Texas 75460

•	Reynolds Road, P.O. Box 697, Potsdam, NY 13676-0697

•	280 Cedar Grove Road, Conshohocken, PA 19428-2240

•	1301 Airline Highway, Baton Rouge, LA 70805

•	3439 Park Street, Baytown, TX 77520

•	20720 South Wilmington Avenue, Long Beach, CA 90810

•	2000 Michigan St., Hammond, IN 46320

•	8615 Manchester Street, Houston, TX 77012

•	100 Mococo Road, Martinez, CA 94553

•	4429 N. Suttle Road, Portland, OR 97217

SCHEDULE 3.13

SUBSIDIARIES

	Subsidiary	Entity Type	Equity Holder	Ownership Interest
1.	PQ Corporation	Corporation	CPQ Midco I Corporation	100%
2.	Eco Services Operations Corp.	Corporation	PQ Corporation	100%
3.	PQ International Holdings Inc.	Corporation	PQ Corporation	100%
4.	Delpen Corporation	Corporation	PQ Corporation	100%
5.	Commercial Research Associations, Inc.	Corporation	PQ Corporation	100%
6.	PQ Asia Inc.	Corporation	PQ Corporation	100%
7.	PQ Export Company	Corporation	PQ Corporation	100%
8.	PQ International, Inc.	Corporation	PQ Corporation	100%
9.	Philadelphia Quartz Company	Corporation	PQ Corporation	100%
10.	PQ Systems Incorporated	Corporation	PQ Corporation	100%
11.	PQ Netherlands Holding LLC	N/A	PQ International Holdings, Inc.	100%
12.	PQ International C.V.	N/A	PQ Netherlands Holding LLC	1%
13.	PQ International C.V.	N/A	PQ International Holdings Inc.	99%
14.	PQ Netherlands Cooperative LLC	N/A	PQ International C.V.	100%
15.	PQ International Coöperatie U.A.	N/A	PQ International C.V.	99%
16.	PQ International Coöperatie U.A.	N/A	PQ Netherlands Cooperative LLC	1%
17.	PQ Acquisition B.V.	N/A	PQ International Coöperatie U.A.	100%
18.	PQ Silicas Brazil Ltda.	N/A	PQ International Coöperatie U.A.	0.1%
19.	PQ Silicas Brazil Ltda.	N/A	PQ Acquisition B.V.	99.9%
20.	PQ Canada Company	N/A	PQ Acquisition B.V.	100%
21.	PQ Silicas Asia Pacific Pte. Ltd.	N/A	PQ Acquisition B.V.	100%
22.	PQ Europe Coöperatie U.A.	N/A	PQ Acquisition B.V.	0.01%
23.	PQ Europe Coöperatie U.A.	N/A	PQ Canada Company	99.99%
24.	PQ Australia LLC	N/A	PQ Canada Company	100%
25.	NSL Australia Company	N/A	PQ Canada Company	100%
26.	NSL Canada Company	N/A	PQ Canada Company	100%
27.	National Silicates Partnership	N/A	NSL Canada Company	0.1%

	Subsidiary	Entity Type	Equity Holder	Ownership Interest
28.	National Silicates Partnership	N/A	PQ Canada Company	99.9%
29.	PQ Europe ApS	N/A	PQ Europe Coöperatie U.A.	100%
30.	PQ Holdings I Limited	N/A	PQ Corporation	94.6%
31.	PQ Holdings I Limited	N/A	PQ Europe ApS	5.4%
32.	PQ Intermediate Limited	N/A	PQ Holdings I Limited	100%
33.	PQ Germany GmbH	N/A	PQ Intermediate Limited	27%
34.	PQ Germany GmbH	N/A	PQ Silicas B.V.	73%
35.	PT PQ Silicas Indonesia	N/A	PQ International Coöperatie U.A.	0.0161%
36.	PT PQ Silicas Indonesia	N/A	PQ Germany GmbH	99.9194%
37.	PQ Sweden A.B.	N/A	PQ Germany GmbH	100%
38.	PQ Finland Oy	N/A	PQ Germany GmbH	100%
39.	PQ Silicas Holdings South Africa Pty Ltd.	N/A	PQ Germany GmbH	100%
40.	PQ Silicas South Africa Pty Ltd.	N/A	PQ Silicas Holdings South Africa Pty Ltd.	100%
41.	PQ Silicas B.V.	N/A	PQ Europe ApS	100%
42.	PQ Zeolites B.V.	N/A	PQ Silicas B.V.	100%
43.	PQ Italy S.r.L.	N/A	PQ Silicas B.V.	100%
44.	PQ France S.A.S	N/A	PQ Silicas B.V.	100%
45.	PQ Silicas UK Limited	N/A	PQ Silicas B.V.	100%
46.	PQ Chemicals (Thailand) Ltd.	N/A	PQ Europe ApS	99.9%
47.	PQ Holdings Mexicana S.A. de C.V.	N/A	PQ Europe ApS	80%

	Subsidiary	Entity Type	Equity Holder	Ownership Interest
48.	Silicatos y Derivados S.A. de C.V.	N/A	PQ Holdings Mexicana S.A. de C.V.	100%
49.	PQ China (Hong Kong) Limited	N/A	PQ International Holdings Inc.	.01%
50.	PQ China (Hong Kong) Limited	N/A	PQ Europe ApS	99.99%
51.	PQ Holdings Australia Pty Limited	N/A	PQ Europe ApS	100%
52.	PQ Australia Pty Limited	N/A	PQ Holdings Australia Pty Limited	100%
53.	Potters Holdings GP, Ltd.	Exempted company incorporated with limited liability	PQ Corporation	100%
54.	Potters Holdings, L.P.	Exempted limited partnership	Potters Holdings GP, Ltd.	0.01%
55.	Potters Holdings, L.P.	Exempted limited partnership	PQ Corporation	99.99%
56.	PQ Holdings II GP, LLC	N/A	Potters Holdings, L.P.	100%
57.	Potters Holdings II, L.P.	Limited partnership	Potters Holdings II GP, LLC	0.01%
58.	Potters Holdings II, L.P.	Limited partnership	Potters Holdings, L.P.	99.99%
59.	Potters Industries Holding, Inc.	Corporation	Potters Holdings II, L.P.	100%
60.	Potters Industries, LLC	Limited liability company	Potters Industries Holding, Inc.	0.05%
61.	Potters Industries, LLC	Limited liability company	Potters Holdings II, L.P.	99.95%
62.	SAJB Holding Company, LLC	Limited liability company	Potters Industries, LLC	100%
63.	Potters International Holdings S. á.R.L.	Société à responsabilité limitée	Potters Holdings II, L.P.	100%
64.	Potters Ballotini SAS	N/A	Potters International Holdings S. á.R.L.	100%
65.	Societe-Recyclage Produit Verrier Industriels SAS	N/A	Potters Ballotini SAS	100%
66.	Interminglass Holding Sp. z o.o.	N/A	Potters International Holdings S.á R.L..	100%
67.	Interminglass Sp. z o.o.	N/A	Interminglass Holding Sp. z o.o.	100%

	Subsidiary	Entity Type	Equity Holder	Ownership Interest
68.	Potters (Thailand) Limited	N/A	Potters International Holdings S.á R.L.	74.9750%
69.	Potters Industries Acquisition Pty Ltd.	N/A	Potters International Holdings S.á R.L.	100%
70.	Potters Industries Pty. Ltd.	N/A	Potters Industries Acquisition Pty Ltd.	100%
71.	Potters Industrial Ltda.	N/A	Potters International Holdings S.á R.L.	99.99999%
72.	Potters Canada Holding Company	N/A	Potters International Holdings S.á R.L.	100%
73.	Potters Canada Holding II Company	N/A	Potters Canada Holding Company	100%
74.	PNA Partnership	N/A	Potters Canada Holding Company	99.99%
75.	PNA Partnership	N/A	Potters Holding II Company	0.01%
76.	Potters-Ballotini Co., Ltd.	N/A	Potters International Holdings S.á R.L.	100%
77.	Potters Nederland B.V.	N/A	Potters International Holdings S.á R.L.	100%
78.	Ballotini Panamericana S. de R.L. de C.V.	N/A	Potters International Holdings S.á R.L.	0.0410%
79.	Ballotini Panamericana S. de R.L. de C.V.	N/A	Potters Nederland BV	99.9589%
80.	Potters Ballotini Acquisition GmbH	N/A	Potters International Holdings S.á R.L.	100%
81.	Potters Ballotini GmbH	N/A	Potters Ballotini Acquisition GmbH	100%
82.	Potters-Ballotini Limited	N/A	Potters International Holdings S.á R.L..	100%
83.	Northern Cullet Limited	N/A	Potters-Ballotini Limited	100%

SCHEDULE 3.19

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Loan Party	Depository Institution	Type of Account	Account Number
PQ Corporation
Potters Industries, LLC
Eco Services Operations Corp.
PQ Corporation

SCHEDULE 5.10

UNRESTRICTED SUBSIDIARIES

None.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.	Indebtedness secured by the Liens set forth on Schedule 6.02.

2.	Loan from Mitsubishi UFJ Bank to Potters-Ballotini Co., Ltd., dated as of December 30, 2015, in the principal amount of ¥125,000,000.

3.	Loan from Mizuho Bank to Potters-Ballotini Co., Ltd., dated as of February 29, 2016, in the principal amount of ¥50,000,000.

4.	Loan from Mizuho Bank to Potters-Ballotini Co., Ltd., dated as of November 30, 2015 in the principal amount of ¥85,000,000.

SCHEDULE 6.02

EXISTING LIENS

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
Rhodia Inc.	Delaware	2007 0581909	2/14/07	Air Liquide Industrial US LP	Vessel – Tomco Serial # 05492, 6 tons Vaporizer, Air Liquide Serial # 024-00, Model # 1-949,0097, 24 KW

Rhodia Inc.	Delaware	2011 3991596	10/17/11	Terex Financial Services, Inc.

This filing covers the following properties, assets and rights of Debtor howsoever Debtor’s interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise) (collectively the “Collateral”):

(a) One (1) 2011 Terex RT 670, serial number 1T9RT600LBW160542 including, without limitation, any Equipment, motor vehicles, Inventory, Accessions or Fixtures comprising the same (collectively , the “Specified Goods”) and any and all related software (embedded therein or otherwise) , general intangibles, instruments, documents of title , securities , or other property relating to the Specified Goods; (b) any and all replacements, renewals, repairs, tools, parts, additions, attachments , accessories, Accessions, substitutions , and enhancements to , or used in connection with, the property described in subsection (a) above now or in the future and all accounts, contract rights, general intangibles , instruments, chattel paper, rents, monies, payments, and all other rights, arising out of a sale, lease, rental or other disposition of the Specified Goods;

(c) to the extent not listed above as original collateral, Proceeds and products, whether tangible or intangible,

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
of any of the above-described property including Proceeds of insurance covering any or all of the above-described property, and any other tangible or intangible property or rights resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the Proceeds thereof. References to Proceeds do not authorize any sale, lease, transfer, or other disposition of Collateral by the Debtor. Capitalized terms used herein without definition in this Section or otherwise in this Financing Statement shall have the meaning ascribed thereto the Uniform Commercial Code as enacted in the respective state where filed.

Eco Services Operations LLC	DE	#20122509562	6/28/2012	Banc of America Leasing & Capital, LLC	All materials, equipment to be installed or installed on Vessels RHA 2204 hull#9536 and RHA 1703 hull#2634

Eco Services Operations LLC	DE	#20150058213	12/30/2014	Banc of America Leasing & Capital, LLC	Vessels RHA 2204 hull#9536 and RHA 1703 hull#2634 including other equipment

Greenstar Allentown, LLC Additional Debtor: Potters Industries, LLC	DE	#20121736752	5/4/2012	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Specific equipment

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
P Q Corporation	PA	#31221440	1/31/2000	Dell Financial Services L.L.C.	Leased equipment

P Q Corporation	PA	#2004122302160	12/7/2004	Dell Financial Services L.L.C.	In lieu filing

Potters Industries Inc	NY	#200603025208807	3/2/2006	Dell Financial Services L.L.C.	In Lieu Financing Statement (leased collateral not described)

Potters Industries Inc	NY	#200603025208819	3/2/2006	Dell Financial Services L.L.C.	In Lieu Financing Statement (leased collateral not described)

Potters Industries Inc.	NY	#200806258259653	6/25/2008	Deere Credit, Inc.	John Deere wheel loader with extra set of tires and wheels

Potters Industries Inc.	NY	#201007218233139	7/21/2010	Deere Credit, Inc.	John Deere wheel loader

Potters Industries Inc.	NY	#201306208253323	6/20/2013	Deere Credit, Inc.	John Deere wheel loader

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
Potters Industries Inc.	NY	#201402185163847	2/18/2014	De Lage Landen Financial Services, Inc.	Leased new forklifts

Potters Industries Inc.	NY	#201403045215118	3/4/2014	De Lage Landen Financial Services, Inc.	Leased/financed equipment

Potters Industries Inc.	DE	#51798165	6/10/2005	Air Liquide Industrial US LP	Specific equipment

Potters Industries, LLC	DE	#20113656025	9/23/2011	Deere Credit, Inc.	John Deere wheel loader

Potters Industries, LLC	DE	#20114421221	11/17/2011	Toyota Motor Credit Corporation	Two Toyota forklift

Potters Industries, LLC	DE	#20130235458	1/17/2013	Deere Credit, Inc.	John Deere wheel loader

Potters Industries, LLC	DE	#20130236043	1/17/2013	Deere Credit, Inc.	John Deere wheel loader

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
Potters Industries, LLC	DE	#20130769381	2/27/2013	John Deere Construction & Forestry Company	John Deere wheel loader and bucket

Potters Industries, LLC	DE	#20131004341	3/5/2013	Toyota Motor Credit Corporation	Leased equipment

Potters Industries, LLC	DE	#20131472274	4/17/2013	Wells Fargo Bank, N.A.	Proterra Rider sweeper

Potters Industries, LLC	DE	#20134256674	10/24/2013	TX CDE V LLC	Fixture Filing on property located in Lamar County, TX

Potters Industries, LLC	DE	#20134820495	12/6/2013	Terex Financial Services, Inc.	Genie industries scissor lift and specific specified goods

Potters Industries, LLC	DE	#20140630871	2/18/2014	De Lage Landen Financial Services, Inc.	Leased forklifts

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description
Potters Industries, LLC	DE	#20142190809	6/5/2014	NMHG Financial Services, Inc.	Leased equipment

Potters Industries, LLC	DE	#20144117339	10/13/2014	Bank of The West	Leased Nissan inch forks

Potters Industries, LLC	DE	#20150068618	1/7/2015	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	Specific equipment

PQ Corporation	PA	#2009021703067	2/13/2009	Air Liquide Industrial U.S. LP	equipment

PQ Corporation	PA	#2011061605404	6/16/2011	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2011070107221	7/1/2011	Toyota Motor Credit Corporation	Leased equipment

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2011080402990	8/4/2011	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2011082305477	8/23/2011	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2011093007593	9/30/2011	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012030904578	3/9/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012030904592	3/9/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012041009066	4/10/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012051608513	5/16/2012	Toyota Motor Credit Corporation	Leased equipment

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2012051707234	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012051707258	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012051707688	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012051801587	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012051801599	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012051801602	5/17/2012	Wells Fargo Bank, N.A.	Leased equipment

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2012052303520	5/23/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012061208404	6/12/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012062707465	6/27/2012	Toyota Motor Credit Corporation	Forklift

PQ Corporation	PA	#2012081606058	8/16/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012090606908	9/6/2012	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2012100206763	10/2/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2012101906910	10/19/2012	Toyota Motor Credit Corporation	Forklift

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2012110209189	11/2/2012	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2013021303296	2/13/2013	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2013030406966	3/4/2013	Wells Fargo Bank, N.A.	Leased equipment

PQ Corporation	PA	#2013030407069	3/4/2013	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2013073103294	7/31/2013	U.S. Bank Equipment Finance, A Division of U.S. Bank National Association	copiers

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2013080610438	8/5/2013	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2013111902221	11/18/2013	De Lage Landen Financial Services, Inc.	Leased equipment

PQ Corporation	PA	#2014022002520	2/20/2014	Toyota Motor Credit Corporation	Leased equipment

PQ Corporation	PA	#2014032000946	3/19/2014	Air Liquid Industrial US LP	equipment

PQ Corporation	PA	#2014050711680	5/7/2014	Toyota Motor Credit Corporation	forklift

PQ Corporation	PA	#2014120204541	12/2/2014	Toyota Motor Credit Corporation	forklift

PQ Corporation	PA	#2015022604554	2/26/2015	Toyota Motor Credit Corporation	forklift

Debtor	Jurisdiction of Filing	File Number	File Date	Secured Party	Collateral Description

PQ Corporation	PA	#2015070203134	7/2/2015	Toyota Motor Credit Corporation	forklift

PQ Corporation	PA	#2015100101005	10/1/2015	Toyota Motor Credit Corporation	Forklift

SCHEDULE 6.06

EXISTING INVESTMENTS

1.	50% ownership of Zeolyst International by PQ Corporation.

2.	50% ownership of PQ Silicates Ltd. by PQ International Holdings Inc.

3.	50% ownership of Zeolyst CV by PQ Zeolites B.V.

4.	49% ownership of Quaker Chemicals South Africa Pty Ltd. by PQ Silicas Holdings South Africa Pty Ltd.

SCHEDULE 6.08

SALE AND LEASEBACK TRANSACTIONS

None.

SCHEDULE 9.01

BORROWER’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

www.pqcorp.com

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]1 hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: [•]

2. Assignee: [•]

[and is an Affiliate of [identify Lender]3]

3. Borrowers: PQ Corporation and the other Borrowers from time to time party to the Credit Agreement

[1]	Select as applicable.
[2]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[3]	Select as applicable.

A-1-1

4. Administrative Agent: Citibank, N.A., as administrative agent under the Credit Agreement

5. Credit Agreement: That certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other Borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto, Citibank, N.A., in its capacities as administrative agent and collateral agent for the Lenders.

6. Assigned Interest:

Aggregate Amount of Commitment/Revolving Loans	Class of Revolving Loans Assigned	Amount of Commitment/Revolving Loans Assigned[4]	Percentage Assigned of Commitment/Revolving Loans under Relevant Class[5]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date: [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7. THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION WITHOUT OBTAINING THE REQUIRED CONSENT OF THE US BORROWER OR, TO THE EXTENT THE US BORROWER’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID, AND THE US BORROWER SHALL BE ENTITLED TO SEEK SPECIFIC PERFORMANCE TO UNWIND ANY SUCH ASSIGNMENT IN ADDITION TO INJUNCTIVE RELIEF OR ANY OTHER REMEDIES AVAILABLE TO THE US BORROWER AT LAW OR IN EQUITY.

[Signature Page Follows]

[4]	Not to be less than $5,000,000 unless the US Borrower and the Administrative Agent otherwise consent.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Loans of all Lenders thereunder.

A-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

A-1-3

☐	ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST [(OTHER THAN, IN THE CASE OF THIS CLAUSE (B), A BONA FIDE DEBT FUND)][6] AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION (OTHER THAN A BONA FIDE DEBT FUND) SHALL BE SUBJECT TO SECTION 9.05 OF THE CREDIT AGREEMENT.[7]

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

CITIBANK, N.A., as Administrative Agent[8]

By:
Name:
Title:

[Consented to:][9]

PQ CORPORATION, as US Borrower

By:
Name:
Title:

[6]	Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.
[7]	To be completed by Assignee.
[8]	To be added only if the consent of the Administrative Agent is required.
[9]	To be added only if the consent of the US Borrower is required by Section 9.05(b)(i)(A) of the Credit Agreement.

A-1-4

Annex I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the US Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the US Borrower, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution [(other than, in the case of this Clause (B), a Bona Fide Debt Fund)]10 and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[10]	Insert bracketed language if Assignee is a Bona Fide Debt Fund and not otherwise identified on the list of Disqualified Institutions.

Annex I to Exhibit A-1-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

A-1-2

EXHIBIT B-1

[FORM OF]

BORROWING REQUEST

Citibank, N.A.,

Citigroup – ABTF Global Loans

1615 Brett Road

New Castle, DE 19720

Telephone: 302-323-3657

Facsimile: 646-274-5025

Attention: Nicholas Malascalza

Email: Nicholas.Malasalza@citi.com

[•] [•], 20[•]11

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation, CPQ Midco I Corporation, a Delaware corporation, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests the Borrowings under the Credit Agreement to be made on [•] [•], 20[•], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)	Borrower		[	•]
(B)	Date of Borrowing (which shall be a Business Day)		[	•]
(C)	Aggregate Amount of Borrowing[12]	$	[	•]
(D)	Currency of Borrowing		[	•]
(E)	Type of Borrowing[13]		[	•]

[11]	The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested day of any Borrowing of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in Dollars (or one Business Day in the case of any Borrowing of LIBO Rate Revolving Loans denominated in Dollars to be made on the Closing Date), (ii) four Business Days prior to the requested day of any Borrowing of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in a currency other than Dollars (or one Business Day in the case of any Borrowing of LIBO Rate Revolving Loans denominated in a currency other than Dollars to be made on the Closing Date) or (iii) on the requested date of any Borrowing of ABR Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the applicable Borrower wishes to request LIBO Rate Revolving Loans or CDOR Revolving Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice from the applicable Borrower (or the Lead Borrower on its behalf) must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is available by all the appropriate Lenders.
[12]	Subject to Section 2.02(c) of Credit Agreement.
[13]	State whether a LIBO Rate Borrowing, ABR Borrowing, CDOR Borrowing or Canadian Prime Rate Borrowing. If, with respect to Revolving Loans denominated in a Canadian Dollars no Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Rate Borrowing. If, with respect to Revolving Loans denominated in Dollars, no Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

B-1

(F)	Class of Borrowing	[•]
(G)	Interest Period[14] (in the case of a LIBO Rate Borrowing or CDOR Borrowing)	[•]
(H)	Amount, Account Number and Location

Wire Transfer Instructions:

Amount	$	[•]
Bank:		[•]
ABA No.:		[•]
Account No.:		[•]
Account Name:		[•]

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing:

(A) The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that any representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B) At the time of and immediately after giving effect to the Borrowing, no Default or Event of Default exists.]15

[Signature Page Follows]

[14]	Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.
[15]	Include bracketed language only for Borrowings after Closing Date.

B-2

PQ CORPORATION, as Lead Borrower[16]

By:
Name:
Title:

[16]	The applicable Borrower may also execute.

B-3

EXHIBIT B-2

[FORM OF]

LETTER OF CREDIT REQUEST

Citibank, N.A.,

Citigroup – ABTF Global Loans

New Castle, DE 19720

Telephone: 302-323-3657

Facsimile: 646-274-5025

Attention: Nicholas Malascalza

Email: Nicholas.Malasalza@citi.com

[[•] [•], 20[•]]17

Ladies and Gentlemen:

We hereby request that [•]18, as an Issuing Bank, in its individual capacity, [issue, amend, renew, extend][a/an] [existing] Letter of Credit on [•]19 (the “Date of Issuance”), which Letter of Credit shall be in the aggregate amount of [•]20 and shall be for the account of [•]21. The beneficiary of the requested Letter of Credit is [•]22, and such Letter of Credit will be in support of [•]23. For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation, CPQ Midco I Corporation, a Delaware corporation, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Lenders.

[We hereby certify that:

(A)	The representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Date of Issuance with the same effect as though such representations and warranties had been made on and as of the Date of Issuance; provided that to the extent that a representation and warranty specifically refers to an earlier date, it is true and correct in all material respects as of such earlier date; provided, further, that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

[17]	Must be delivered to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance, amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank).
[18]	Insert name of the applicable Issuing Bank.
[19]	Insert date of issuance, which must be a Business Day.
[20]	Insert aggregate initial amount of Letter of Credit.
[21]	Insert name of account party.
[22]	Insert name and address of beneficiary.
[23]	Insert brief description of obligations(s) to be supported by the Letter of Credit.

B-1

(B)	As of the Date of Issuance and immediately after giving effect to the requested Letter of Credit, no Default or Event of Default exists.][24]

[Signature Page Follows]

[24]	Include bracketed language only for issuances, amendments, modifications, extensions or renewals, of Letters of Credit after Closing Date (other than any such amendment, modification, extension or renewal that does not increase the Stated Amount of the relevant Letter of Credit).

B-2

EXHIBIT B

[•][25], as a Borrower

By:
Name:
Title:

[25]	Insert name of applicable Borrower(s) requesting Letter of Credit.

B-3

EXHIBIT C

[FORM OF]

COMPLIANCE CERTIFICATE

[•] [•], 20[•]

To: The Administrative Agent and each of the Lenders parties to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other Borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto, Citibank, N.A., in its capacities as administrative agent and collateral agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE LEAD BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected [•] of the Lead Borrower and a Responsible Officer of the Lead Borrower;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Lead Borrower and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. [The attached financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Lead Borrower as at the dates indicated and its income and cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.]26

4. [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

5. [Attached as Schedule 1 hereto is a list of the subsidiaries of the Lead Borrower that identifies each subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There is no change in the list of Restricted Subsidiaries and Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

6. [Attached as Schedule 2 hereto are (i) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements and (ii) if the attached financial statements relate to any Parent Company, consolidating financial information summarizing in reasonable detail the information related to such Parent Company, on the one hand, and the information relating to the US Borrower on a standalone basis, on the other hand.]27

[26]	Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.
[27]	Only required if a subsidiary of the US Borrower is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.

7. [Attached hereto as Schedule 3 is the Narrative Report required to be delivered with the attached financial statements in accordance with Section 5.01(a) or (b) of the Credit Agreement, as applicable].

[The description below sets forth the exceptions to paragraph 4 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Lead Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

[Signature Page Follows]

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

PQ CORPORATION, as Lead Borrower

By:
Name:
Title:

SCHEDULE 1

List of Restricted Subsidiaries and Unrestricted Subsidiaries

Schedule 2 to Exhibit C

SCHEDULE 2

Summary of Pro Forma Adjustments/Consolidating Information

Schedule 3 to Exhibit C

SCHEDULE 3

Narrative Report

Schedule 4 to Exhibit C

EXHIBIT D

[FORM OF]

INTEREST ELECTION REQUEST

Citibank, N.A.,

Citigroup – ABTF Global Loans

1615 Brett Road

New Castle, DE 19720

Telephone: 302-323-3657

Facsimile: 646-274-5025

Attention: Nicholas Malascalza

Email: Nicholas.Malasalza@citi.com

[•] [•], 20[•]28

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other Borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto, Citibank, N.A., in its capacities as administrative agent and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.08 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) [on [insert applicable date] (which is a Business Day), the undersigned will convert $[•]29 of the aggregate outstanding principal amount of the Revolving Loans, bearing interest at the [ABR][LIBO][CDOR][Canadian Prime] Rate, into a [ABR][LIBO][CDOR][Canadian Prime] Revolving Loan [and, in the case of a [LIBO Rate][CDOR Rate] Revolving Loan, having an Interest Period of [•] month(s)]30[; and][.]]

(B) [on [insert applicable date] (which is a Business Day), the undersigned will continue $[•] of the aggregate outstanding principal amount of the Revolving Loans bearing interest at the [LIBO][CDOR] Rate, as [LIBO][CDOR] Rate Revolving Loans having an Interest Period of [•] month(s)31.]

[28]	The Administrative Agent must be notified in writing or by telephone (with such telephonic notification to be promptly confirmed in writing), which must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to the requested day of any conversion or continuation of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in Dollars, (ii) four Business Days prior to the requested day of any conversion or continuation of LIBO Rate Revolving Loans or CDOR Revolving Loans denominated in a currency other than Dollars or (iii) on the requested date of any conversion or continuation of ABR Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if the applicable Borrower wishes to request LIBO Rate Revolving Loans or CDOR Revolving Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice from the applicable Borrower (or the Lead Borrower on its behalf) must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the relevant Lenders of such request and determine whether the requested Interest Period is available by all the appropriate Lenders.
[29]	Subject to Section 2.02(c) of the Credit Agreement.
[30]	Must be a period contemplated by the definition of “Interest Period”.
[31]	Must be a period contemplated by the definition of “Interest Period”.

[Signature Page Follows]

PQ CORPORATION, as Lead Borrower[32]

By:
Name:
Title:

[32]	The applicable Borrower may also execute.

EXHIBIT E

[FORM OF]

PERFECTION CERTIFICATE

EXECUTION VERSION

PERFECTION CERTIFICATE

May 4, 2016

Reference is hereby made to (i) that certain Term Loan Credit Agreement, dated as of the date hereof (the “Term Loan Credit Agreement”), by and among PQ Corporation, a Pennsylvania corporation (the “US Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Term Lenders”) and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Term Lenders (the “Term Loan Agent”), (ii) that certain ABL Credit Agreement, dated as of the date hereof (the “ABL Credit Agreement”, and, together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the US Borrower, Holdings, the Canadian Borrowers from time party thereto, the European Borrowers from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”, and, together with the Term Lenders, the “Lenders”) and Citibank, N.A., in its capacities as administrative agent and collateral agent for the ABL Lenders (the “ABL Agent”, and, together with the Term Loan Agent, the “Agents”), (iii) that certain Term Loan Pledge and Security Agreement, dated as of the date hereof (the “Term Loan Security Agreement”), by and among the Loan Parties (as defined in the Term Loan Credit Agreement ) from time to time party thereto and the Term Loan Agent and (iv) that certain ABL Pledge and Security Agreement, dated as of the date hereof (the “ABL Security Agreement”, and, together with the Term Loan Security Agreement, the “Security Agreements”), by and among the US Loan Parties (as defined in the ABL Credit Agreement ) from time to time party thereto and the ABL Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Security Agreements.

As used herein, the term “Company” means the US Borrower, Holdings and the other Grantors (as defined in the Security Agreements).

As of the date hereof, the undersigned hereby represents and warrants to the Agents as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Company’s jurisdiction of organization is set forth in Schedule 1(a). Each Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company.

(b) Except as otherwise disclosed in Schedule 1(d), set forth in Schedule 1(b) hereto is any other name that any Company has used in the past five years, including on any filings with the Internal Revenue Service, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which any Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past five years. Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), no Company has changed its jurisdiction of organization or form of entity at any time during the past four months.

2. Locations. The chief executive office of each Company is currently located at the address disclosed next to such Company’s name in Schedule 2(a) hereto. Except as disclosed on Schedule 2(b), no Company has changed its chief executive office within the past five years.

3. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 4 is a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $15,000,000, held by any Company as of the date hereof, including the names of the obligors, amounts owing and the due dates.

5. Intellectual Property. Attached hereto as Schedule 5(a) is a schedule setting forth all of each Company’s United States Patents and United States Trademarks registered with (and applied for in) the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned in the same manner as permitted in the relevant Credit Agreement, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the owner and the registration number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark. Attached hereto as Schedule 5(b) is a schedule setting forth all of each Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned in the same manner as permitted in the relevant Credit Agreement), including the name of the owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

6. Commercial Tort Claims. Attached hereto as Schedule 6 is a true and correct list of all Commercial Tort Claims with an individual value of at least $15,000,000 (as reasonably determined by the Borrower), held by any Company, including a brief description thereof.

7. Real Property. Attached hereto as Schedule 7 is a list of all real property owned by each Company located in the United States as of the Closing Date having a value in excess of $15,000,000 (such real property, the “Mortgaged Property”).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereunto signed this Perfection Certificate as of the date first written of above.

PQ CORPORATION

By:
Name:
Title:

[•]

By:
Name:
Title:

EXHIBIT F

[FORM OF]

PERFECTION CERTIFICATE SUPPLEMENT

[Insert date]

Reference is hereby made to (i) that certain Term Loan Credit Agreement, dated as of May 4, 2016 (the “Term Loan Credit Agreement”), by and among PQ Corporation, a Pennsylvania corporation (the “U.S. Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Term Lenders”) and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and collateral agent for the Term Lenders (the “Term Loan Agent”), (ii) that certain ABL Credit Agreement, dated as of May 4, 2016 (the “ABL Credit Agreement”, and, together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the U.S. Borrower, Holdings, the other borrowers from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”, and, together with the Term Lenders, the “Lenders”) and Citibank, N.A., in its capacities as administrative agent and collateral agent for the ABL Lenders (the “ABL Agent”, and, together with the Term Loan Agent, the “Agents”), (iii) that certain Term Loan Pledge and Security Agreement, dated as of May 4, 2016 (the “Term Loan Security Agreement”), by and among the Loan Parties (as defined in the Term Loan Credit Agreement ) from time to time party thereto and the Term Loan Agent, (iv) that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (the “ABL Security Agreement”, and, together with the Term Loan Security Agreement, the “Security Agreements”), by and among the Loan Parties (as defined in the ABL Credit Agreement) from time to time party thereto and the ABL Agent and (v) the Perfection Certificate, dated as of May 4, 2016 (as supplemented by any perfection certificate and/or perfection certificate supplement delivered prior to the date hereof, the “Prior Perfection Certificate”), executed by the Loan Parties signatory thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the relevant Security Agreement.

As used herein, the term “Company” means the U.S. Borrower, Holdings and the other Grantors (as defined in the Security Agreements).

As of the date hereof, the undersigned hereby represents and warrants to the Agents as follows:

1. Names. Except as set forth on Schedule 1 hereto, (a) the exact legal name of each Company, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Company’s jurisdiction of organization is set forth in Schedule 1(a) to the Prior Perfection Certificate, (b) each Company is the type of entity disclosed next to its name in Schedule 1(a) to the Prior Perfection Certificate and (c) the organizational identification number, if any, of each Company, the Federal Taxpayer Identification Number of each Company and the jurisdiction of organization of each Company are set forth in Schedule 1(a) to the Prior Perfection Certificate.

(a) Except as otherwise disclosed in Schedule 1(d), set forth in Schedule 1(b) to the Prior Perfection Certificate is any other name that any Company has used in the past five years, including on any filings with the Internal Revenue Service, together with the date of the relevant change.

(b) Except as otherwise disclosed in Schedule 1(c), set forth in Schedule 1(c) to the Prior Perfection Certificate is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which any Company became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Company, at any time within the past five years. Except as set forth in Schedule 1(d) to the Prior Perfection Certificate, or as otherwise disclosed in Schedule 1(c), no Company has changed its jurisdiction of organization or form of entity at any time during the past four months

2. Locations. Except as set forth on Schedule 2 hereto, the chief executive office of each Company is currently located at the addresses set forth in Schedule 2 to the Prior Perfection Certificate, and except as set forth on Schedule 2 to the Prior Perfection Certificate, no Company has changed its chief executive office within the past five years.

3. Stock Ownership and Other Equity Interests. Except as set forth on Schedule 3 hereto, Schedule 3 to the Prior Perfection Certificate sets forth a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Company constituting Pledged Stock, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4. Instruments and Tangible Chattel Paper. Except as set forth on Schedule 4 hereto, Schedule 4 to the Prior Perfection Certificate sets forth a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $15,000,000, held by any Company as of the date hereof, including the names of the obligors, amounts owing and the due dates.

5. Intellectual Property. Except as set forth on Schedule 5(a) hereto, Schedule 5(a) to the Prior Perfection Certificate sets forth all of each Company’s United States Patents and United States Trademarks registered with (and applied for in) the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any United States Patent or United States Trademark that has expired or been abandoned in the same manner as permitted in the relevant Credit Agreement, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the owner and the registration number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark. Except as set forth on Schedule 5(b) hereto, Schedule 5(b) to the Prior Perfection Certificate sets forth all of each Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned in the same manner as permitted in the relevant Credit Agreement), including the name of the owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

6. Commercial Tort Claims. Except as set forth on Schedule 6 hereto, Schedule 6 to the Prior Perfection Certificate sets forth all Commercial Tort Claims with an individual value of at least $15,000,000 (as reasonably determined by the U.S. Borrower), held by any Company, including a brief description thereof.

7. Real Property. Except as set forth on Schedule 7 hereto, Schedule 7 to the Prior Perfection Certificate sets forth all real property owned by each Company located in the United States having a value in excess of $15,000,000.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Perfection Certificate as of the date first written of above.

[•]

By:
Name: [•]
Title: [•]

SCHEDULE 1(A)

LEGAL NAMES

Company	Jurisdiction	Type	Organizational Number	Federal Taxpayer Identification Number

SCHEDULE 1(B)

PRIOR ORGANIZATIONAL NAMES

Company	Prior Legal Name	Date of Change

SCHEDULE 1(C)

CHANGES IN CORPORATE IDENTITY

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date

SCHEDULE 1(D)

CHANGES IN JURISDICTION OR FORM

Company	Current Jurisdiction of Organization/Form	Prior Jurisdiction of Organization/Form	Date of Change

SCHEDULE 2

CHIEF EXECUTIVE OFFICES

Company	Address

SCHEDULE 3

PLEDGED STOCK

Issuer	Holder	Certificate No.	% of Issued and Outstanding

SCHEDULE 4

INSTRUMENTS AND TANGIBLE CHATTEL PAPER

1.	Promissory Notes/Instruments:

Obligee	Obligor	Principal Amount	Maturity

2.	Tangible Chattel Paper:

SCHEDULE 5(A) AND 5(B)

PATENTS, TRADEMARKS AND COPYRIGHTS

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

SCHEDULE 6

COMMERCIAL TORT CLAIMS

SCHEDULE 7

MORTGAGED PROPERTY

EXHIBIT G

[FORM OF]

PROMISSORY NOTE

$[•]	New York, New York
[•] [•], 20[•]

FOR VALUE RECEIVED, the undersigned [PQ Corporation, a Pennsylvania corporation]33 (the “Borrower”), hereby promises to pay on demand to [•] (the “Lender”) or its registered permitted assign, at the office of Citibank, N.A. (“Citi”) at 1615 Brett Road, New Castle, Delaware 19720, Revolving Loan in the principal amount of $[•] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the ABL Credit Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, the Borrower and the other borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto, Citi, in its capacities as administrative agent and collateral agent for the Lenders. The Borrower also promises to pay interest from the date of such Revolving Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this Promissory Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Promissory Note is entitled to the benefit of the Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

If any assignment by the Lender holding this Promissory Note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this Promissory Note to the Administrative Agent for cancellation.

[33]	To be updated for applicable Borrower.

[Remainder of Page Intentionally Left Blank]

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING, THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[PQ CORPORATION]

By:
Name:
Title:

SCHEDULE A

REVOLVING LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS34

Date	Amount of ABR Revolving Loans	Amount Converted to ABR Revolving Loans	Amount of Principal of ABR Revolving Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Revolving Loans	Unpaid Principal Balance of ABR Revolving Loans	Notation Made By

[34]	To be updated for applicable currency.

Schedule A to Note

SCHEDULE B

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE REVOLVING LOANS

Date	Amount of LIBO Rate Revolving Loans	Amount Converted to LIBO Rate Revolving Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Revolving Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Revolving Loans	Unpaid Principal Balance of LIBO Rate Revolving Loans	Notation Made By

Schedule B to Note

EXHIBIT H-1

[FORM OF]

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT is entered into as of [•] [•], 20[•], (this “Agreement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “Trademark Collateral”):

A. all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof, including those registrations and applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B. all renewals of the foregoing;

C. all income, royalties, damages, and payments now or hereafter due or payable with respect to the Trademarks, including, without limitation, damages, claims, and payments for past and future infringements and dilutions thereof;

D. all rights to sue for past, present, and future infringements and dilutions thereof, including the right to settle suits involving claims and demands for royalties owing; and

E. all rights corresponding to any of the foregoing;

H-1-1

in each case to the extent the foregoing items constitute Collateral. For the avoidance of doubt, the Collateral excludes any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

H-1-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•]

By:
Name: [•]
Title: [•]

H-1-3

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

H-1-4

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

Schedule I

EXHIBIT A

[FORM OF]

TRADEMARK SECURITY AGREEMENT SUPPLEMENT

This TRADEMARK SECURITY AGREEMENT SUPPLEMENT is entered into as of [•] [•], 20[•], this “Trademark Security Agreement Supplement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement, the [Grantor][Grantors] and the Collateral Agent have entered into that certain Trademark Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Trademark Security Agreement”). Under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties as security interest in the Additional Trademark Collateral (as defined below) and have agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Trademark Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Trademark Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the [such][the] Grantor, and regardless of where located (collectively, the “Additional Trademark Collateral”):

A. the Trademark registrations and registration applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B. all renewals of the foregoing;

C. all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements and dilutions thereof;

Exhibit A

D. all rights to sue for past, present, and future infringements and dilutions of the Trademarks, including the right to settle suits involving claims and demands for royalties owing; and

E. all rights corresponding to any of the foregoing;

in each case to the extent the foregoing items constitute Collateral. For the avoidance of doubt, the Collateral excludes any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Additional Trademark Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Trademark Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have duly executed this Trademark Security Agreement Supplement as of the day and year first above written.

[•]

By:
Name: [•]
Title: [•]

Exhibit A

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Exhibit A

SCHEDULE I

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

Schedule I

EXHIBIT H-2

[FORM OF]

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT is entered into as of [•] [•], 20[•] (this “Agreement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor and regardless of where located (collectively, the “Patent Collateral”):

A. any and all patents and patent applications, including those patents and pending applications in the United States Patent and Trademark Office which are listed on Schedule I hereto;

B. all inventions described and claimed therein;

C. all reissues, divisions, continuations, renewals, extensions and continuations in part thereof;

D. all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof;

E. all rights to sue for past, present, and future infringements thereof; and

F. all rights corresponding to any of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

H-2-1

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

H-2-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•]

By:
Name: [•]
Title: [•]

H-2-3

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

H-2-4

SCHEDULE I

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

Schedule I

EXHIBIT A

[FORM OF]

PATENT SECURITY AGREEMENT SUPPLEMENT

This PATENT SECURITY AGREEMENT SUPPLEMENT is entered into as of [•] [•], 20[•] (this “Patent Security Agreement Supplement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement, the [Grantor][Grantors] and the Collateral Agent have entered into that certain Patent Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Patent Security Agreement”). Under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties as security interest in the Additional Patent Collateral (as defined below) and have agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Patent Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Patent Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of [such][the] Grantor and regardless of where located (collectively, the “Additional Patent Collateral”):

A. the patents and pending applications in the United States Patent and Trademark Office listed on Schedule I hereto;

B. all inventions described and claimed therein;

C. all reissues, divisions, continuations, renewals, extensions and continuations in part thereof;

Exhibit A

D. all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof;

E. all rights to sue for past, present, and future infringements thereof; and

F. all rights corresponding to any of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Additional Patent Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Patent Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have duly executed this Patent Security Agreement Supplement as of the day and year first above written.

[•]

By:
Name: [•]
Title: [•]

Exhibit A

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Exhibit A

SCHEDULE I

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

Schedule I

EXHIBIT H-3

[FORM OF]

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT is entered into as of [•] [•], 20[•] (this “Agreement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by [such][the] Grantor and regardless of where located (collectively, the “Copyright Collateral”):

A. all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, including those copyright registrations and pending applications for registration in the United States Copyright Office listed on Schedule I;

B. all renewals of any of the foregoing;

C. all income, royalties, damages, and payments now or hereafter due and/or payable under any of the Copyrights, including, without limitation, damages or payments for past or future infringements thereof;

D. the right to sue for past, present, and future infringements thereof; and

E. all rights corresponding to any of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

H-3-1

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

H-3-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•]

By:
	Name:	[•]
	Title:	[•]

H-3-3

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

H-3-4

SCHEDULE I

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

Schedule I

EXHIBIT A

[FORM OF]

COPYRIGHT SECURITY AGREEMENT SUPPLEMENT

This COPYRIGHT SECURITY AGREEMENT SUPPLEMENT is entered into as of [•] [•], 20[•] (this “Copyright Security Agreement Supplement”), among [•] ([each, a][the] “Grantor”) and Citibank, N.A. (“Citi”), as Collateral Agent (the “Collateral Agent”) for the Secured Parties.

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Security Agreement”), among the Loan Parties party thereto and the Collateral Agent. The Lenders (as defined below) have extended credit to the Borrowers (as defined in the Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Canadian Borrowers (as defined in the Credit Agreement), the European Borrowers (as defined in the Credit Agreement, and together with the US Borrower and the Canadian Borrowers, the “Borrowers”), CPQ Midco I Corporation, a Delaware corporation, the Lenders from time to time party thereto (the “Lenders”) and Citi, in its capacities as administrative agent and collateral agent for the Lenders. Consistent with the requirements set forth in Sections 4.01 and 5.12 of the Credit Agreement, the [Grantor][Grantors] and the Collateral Agent have entered into that certain Copyright Security Agreement, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Copyright Security Agreement”). Under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties as security interest in the Additional Copyright Collateral (as defined below) and have agreed, consistent with the requirements of Section 4.03(c) of the Security Agreement, to execute this Copyright Security Agreement Supplement. Now, therefore, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Copyright Security Agreement Supplement and not otherwise defined herein have the meanings specified in the Security Agreement.

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Collateral Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all right, title and interest in, to and under all of the following assets, whether now owned by or owing to, or hereafter acquired by [such][the] Grantor and regardless of where located (collectively, the “Additional Copyright Collateral”):

A. all copyrights and registrations and pending applications for registration in the United States Copyright Office listed on Schedule I hereto;

B. all renewals of any of the foregoing;

C. all income, royalties, damages, and payments now or hereafter due and/or payable under any of the Copyrights, including, without limitation, damages or payments for past or future infringements thereof;

D. the right to sue for past, present, and future infringements thereof; and

Exhibit A

E. all rights corresponding to any of the foregoing;

in each case to the extent the foregoing items constitute Collateral.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Additional Copyright Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Copyright Security Agreement Supplement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Pages Follow]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have duly executed this Copyright Security Agreement Supplement as of the day and year first above written.

[•]

By:
	Name:	[•]
	Title:	[•]

Exhibit A

CITIBANK, N.A.,
as Collateral Agent

By:
Name:
Title:

Exhibit A

SCHEDULE I

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

Schedule I

EXHIBIT I

[FORM OF]

US LOAN GUARANTY AGREEMENT

[CIRCULATED SEPARATELY]

I-1

ABL GUARANTY

THIS ABL GUARANTY (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “ABL Guaranty”) is entered into as of May 4, 2016, by and among CPQ Midco I Corporation, a Delaware corporation (“Holdings”), PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the Subsidiary Parties (as defined below) from time to time party hereto (Holdings, the US Borrower and the Subsidiary Parties, collectively, the “ABL Guarantors”) and Citibank, N.A., in its capacity as administrative agent and collateral agent for the lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENT

Reference is hereby made to that certain ABL Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Holdings, the US Borrower, the Canadian Borrowers party thereto, the European Borrowers party thereto (the US Borrower, the Canadian Borrowers and the European Borrowers, collectively, the “Borrowers”), the Lenders (as defined below) and the Administrative Agent.

The ABL Guarantors are entering into this ABL Guaranty in order to induce the Lenders and Issuing Banks to enter into and extend credit to the Borrowers under the Credit Agreement and to guarantee the Secured Obligations.

Each ABL Guarantor will obtain benefits from the incurrence of Loans by the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers and their Restricted Subsidiaries and the incurrence by the Loan Parties of Secured Hedging Obligations and Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions of Certain Terms Used Herein. As used in this ABL Guaranty, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“ABL Guarantors” has the meaning assigned to such term in the preamble.

“ABL Guaranty” has the meaning assigned to such term in the preamble.

“Accommodation Payments” has the meaning assigned to such term in Section 2.09.

“Administrative Agent” has the meaning assigned to such term in the preamble.

“Article” means a numbered article of this ABL Guaranty, unless another document is specifically referenced.

“Borrowers” means the “Borrowers” under and as defined in the Credit Agreement.

“Credit Agreement” has the meaning assigned to such term in the Preliminary Statement.

“Exhibit” refers to a specific exhibit to this ABL Guaranty, unless another document is specifically referenced.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.01.

“Guarantor Percentage” has the meaning assigned to such term in Section 2.09(a).

“Guaranty Supplement” has the meaning assigned to such term in Section 3.04.

“Holdings” has the meaning assigned to such term in the preamble.

“Lenders” means the “Lenders” under and as defined in the Credit Agreement.

“Maximum Liability” has the meaning assigned to such term in Section 2.09(a).

“Non-ECP Guarantor” means each ABL Guarantor other than a Qualified ECP Guarantor.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Obligated Party” has the meaning assigned to such term in Section 2.02.

“Paying Guarantor” has the meaning assigned to such term in Section 2.09(a).

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each ABL Guarantor that has total assets exceeding $10,000,000 at the time the relevant ABL Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Restricted Subsidiary” means the “Restricted Subsidiaries” under and as defined in the Credit Agreement.

“Section” means a numbered section of this ABL Guaranty, unless another document is specifically referenced.

“subsidiary” has the meaning assigned to such term in the Credit Agreement.

“Subsidiary Parties” means (a) the Restricted Subsidiaries of the US Borrower identified on Exhibit A hereto and (b) each other Restricted Subsidiary that becomes a party to this ABL Guaranty as a Subsidiary Party after the date hereof, in accordance with Section 3.04 herein and Section 5.12(a) of the Credit Agreement.

“UFCA” has the meaning assigned to such term in Section 2.09(a).

“UFTA” has the meaning assigned to such term in Section 2.09(a).

“US Borrower” has the meaning assigned to such term in the preamble.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Capitalized terms used in this ABL Guaranty and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

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ARTICLE 2

ABL GUARANTY

Section 2.01.    Guaranty. Except as otherwise provided for herein (including under Section 3.15), each ABL Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent (acting as agent for the Secured Parties, pursuant to Section 8.01 of the Credit Agreement) for the ratable benefit of the Secured Parties, the full and prompt payment and performance by each other ABL Guarantor, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (excluding, for the avoidance of doubt, any Excluded Swap Obligations), together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations that are reimbursable in accordance with Section 9.03 of the Credit Agreement (collectively the “Guaranteed Obligations”). Each ABL Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each ABL Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations, when due, to the Administrative Agent for the benefit of the Secured Parties. Each ABL Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations whether or not due or payable by any Borrower upon the occurrence of any of the Events of Default specified in Sections 7.01(f) or 7.01(g) of the Credit Agreement and thereafter irrevocably and unconditionally promises to pay such Guaranteed Obligations to the Administrative Agent for the benefit of the Secured Parties. This ABL Guaranty is a continuing one and shall remain in full force and effect until the Termination Date, and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

Section 2.02.    Guaranty of Payment. This ABL Guaranty is a guaranty of payment and not of collection. Each ABL Guarantor waives any right to require the Administrative Agent or any Lender to sue any Borrower, any ABL Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each Borrower, each ABL Guarantor, each other guarantor or such other Person, an “Obligated Party”), or otherwise to enforce its rights in respect of any US Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this ABL Guaranty at any time when an Event of Default exists.

Section 2.03.    No Discharge or Diminishment of ABL Guaranty.

(a) Except as otherwise provided for herein (including under Section 3.15), the obligations of each ABL Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason, including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; (iv) the existence of any claim, setoff or other rights which any ABL Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (v) any direction as to application of payments by any Borrower or by any other party; (vi) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations; (vii) any payment on or in reduction of any such other guaranty or undertaking; (viii)

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any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each ABL Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(b) Except for termination of an ABL Guarantor’s obligations hereunder or as expressly permitted by Section 3.15, the obligations of each ABL Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any Requirements of Law purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c) Further, the obligations of any ABL Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any Loan Document or other agreement relating to the Guaranteed Obligations, or any increase in the amount thereof; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent with respect to any US Collateral securing any part of the Guaranteed Obligations; (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such ABL Guarantor or that would otherwise operate as a discharge of any ABL Guarantor as a matter of law or equity (other than as set forth in Section 3.15); or (vi) the validity or enforceability of the Credit Agreement or any other Loan Document or any Secured Hedge Agreement or Banking Services Agreement, any of the Secured Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party.

Section 2.04.    Defenses Waived. To the fullest extent permitted by applicable Requirements of Law, and except for termination of an ABL Guarantor’s obligations hereunder or as otherwise provided for herein (including under Section 3.15), each ABL Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other ABL Guarantor or arising out of the disability of any Borrower or any other ABL Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other ABL Guarantor. Without limiting the generality of the foregoing, each ABL Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein or in any other Loan Document, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this ABL Guaranty and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived) to require the Administrative Agent to (i) proceed against any Borrower, any other ABL Guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other ABL Guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s power whatsoever. The Administrative Agent may, at its election and in accordance with the terms of the applicable Loan Documents, foreclose on any US Collateral held by it by one or more judicial or nonjudicial sales,

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whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable Requirements of Law), accept an assignment of any such US Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any US Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations or any security thereof, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party or with respect to any security, without affecting or impairing in any way the liability of such ABL Guarantor under this ABL Guaranty, except as otherwise provided in Section 3.15. To the fullest extent permitted by applicable Requirements of Law, each ABL Guarantor waives any defense arising out of any such election even though such election may operate, pursuant to applicable Requirements of Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any ABL Guarantor against any Obligated Party or any security.

Section 2.05.    Authorization. Each ABL Guarantor authorizes the Administrative Agent without notice or demand (except as may be required by applicable Requirements of Law and to the extent the relevant requirement cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 3.15), from time to time, subject to the terms of the referenced Loan Documents, to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this ABL Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Borrower, any other Loan Party or others or otherwise act or refrain from acting;

(d) release or substitute any endorser, any guarantor, any Borrower, any other Loan Party and/or any other obligor;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Secured Parties;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Secured Parties regardless of what liability or liabilities of such Borrower remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this ABL Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this ABL Guaranty, the Credit Agreement, any other Loan Document, any Hedge Agreement with respect to any Secured Hedging Obligation or any of such other instruments or agreements; and/or

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(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the ABL Guarantors from their respective liabilities under this ABL Guaranty.

Section 2.06.    Rights of Subrogation. No ABL Guarantor will assert, and each ABL Guarantor fully subordinates, any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this ABL Guaranty until the occurrence of the Termination Date; provided that if any amount shall be paid to such ABL Guarantor on account of such subrogation rights at any time prior to the Termination Date, then unless such ABL Guarantor has already discharged its liabilities under this ABL Guaranty in an amount equal to such ABL Guarantor’s Maximum Liability as of such date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (for the benefit of the Secured Parties) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.18(b) of the Credit Agreement.

Section 2.07.    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each ABL Guarantor’s obligations under this ABL Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other ABL Guarantors forthwith on demand by the Administrative Agent.

Section 2.08.    Information. Each ABL Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each ABL Guarantor assumes and incurs under this ABL Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any ABL Guarantor of information known to it regarding those circumstances or risks.

Section 2.09.    Contribution; Subordination; Maximum Liability.

(a) In the event any ABL Guarantor (a “Paying Guarantor”) makes any payment or payments under this ABL Guaranty or suffers any loss as a result of any realization upon any US Collateral granted by it to secure its obligations under this ABL Guaranty (each such payment or loss, an “Accommodation Payment”), each other ABL Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s Guarantor Percentage of such Accommodation Payments by such Paying Guarantor. For purposes of this Section 2.09, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such Accommodation Payments by a Paying Guarantor shall be determined as of the date on which such Accommodation Payment was made by reference to the ratio of (a) such Non-Paying Guarantor’s Maximum Liability as of such date to (b) the aggregate Maximum Liability of all ABL Guarantors hereunder (including such Paying Guarantor) as of such date. As of any date of determination, the “Maximum Liability” of each ABL Guarantor shall be equal to the maximum amount of liability which could be asserted against such ABL Guarantor hereunder and under the Credit Agreement without (i) rendering such ABL Guarantor “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent

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Transfer Act (“UFTA”) or Section 2 of the Uniform Fraud Conveyance Act (“UFCA”), (ii) leaving such ABL Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such ABL Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. Nothing in this provision shall affect any ABL Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such ABL Guarantor’s Maximum Liability). Each of the ABL Guarantors covenants and agrees that its right to receive any contribution under this ABL Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. If, prior to the Termination Date, any such contribution payments are received by a Paying Guarantor at any time when an Event of Default exists, such contribution payments shall be collected, enforced and received by such ABL Guarantor as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Secured Obligations, but without affecting or impairing in any manner the liability of such ABL Guarantor under the other provisions of this ABL Guaranty. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties.

(b) It is the desire and intent of the ABL Guarantors and the Secured Parties that this ABL Guaranty shall be enforced against the ABL Guarantors to the fullest extent permissible under the Requirements of Law and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this ABL Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other Requirements of Law affecting the rights of creditors generally, if the obligations of any ABL Guarantor under this ABL Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such ABL Guarantor’s liability under this ABL Guaranty, then, notwithstanding any other provision of this ABL Guaranty to the contrary, the amount of such liability shall, without any further action by the ABL Guarantors or the Secured Parties, be automatically limited and reduced to such ABL Guarantor’s Maximum Liability. Each ABL Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each ABL Guarantor without impairing this ABL Guaranty or affecting the rights and remedies of the Administrative Agent hereunder; provided that nothing in this sentence shall be construed to increase any ABL Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 2.10.    Representations and Warranties. As and when required in accordance with the terms of the Credit Agreement, each ABL Guarantor hereby makes each representation and warranty made in the Loan Documents by Holdings and the Borrowers with respect to such ABL Guarantor, as applicable, and each ABL Guarantor hereby further acknowledges and agrees with respect to itself that such ABL Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this ABL Guaranty and each other Loan Document to which it is or is to be a party, and such ABL Guarantor has established adequate means of obtaining from each other ABL Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of each other ABL Guarantor.

Section 2.11.    Covenants. Each ABL Guarantor covenants and agrees that until the Termination Date, such ABL Guarantor will perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that the Borrowers have agreed to cause such ABL Guarantor or such Restricted Subsidiary to perform or observe. Until the Termination Date, no ABL Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any

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bankruptcy, reorganization or insolvency case or proceeding against any Borrower or any ABL Guarantor (it being understood and agreed, for the avoidance of doubt, that nothing in this Section 2.11 shall prohibit any ABL Guarantor from commencing or joining with any Borrower or ABL Guarantor as a co-debtor in any bankruptcy, reorganization or insolvency case or proceeding).

ARTICLE 3

GENERAL PROVISIONS

Section 3.01.    Liability Cumulative. The liability of each ABL Guarantor under this ABL Guaranty is in addition to and shall be cumulative with all liabilities of such ABL Guarantor to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents to which such ABL Guarantor is a party or in respect of any obligations or liabilities of the other ABL Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 3.02.    No Waiver; Amendments. No delay or omission of the Administrative Agent in exercising any right or remedy granted under this ABL Guaranty shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this ABL Guaranty whatsoever shall be valid unless in writing signed by the ABL Guarantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under and otherwise in accordance with Section 9.02 of the Credit Agreement and then only to the extent specifically set forth in such writing.

Section 3.03.    Severability of Provisions. To the extent permitted by applicable Requirements of Law, any provision of this ABL Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this ABL Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.04.    Additional Subsidiaries. Certain Persons may be required to enter into this ABL Guaranty as an ABL Guarantor pursuant to and in accordance the Credit Agreement, including in accordance with Section 5.12(a) thereof. Upon execution and delivery by the Administrative Agent and such Person of an instrument in substantially the form of Exhibit B hereto (each, a “Guaranty Supplement”), such Person shall become an ABL Guarantor hereunder with the same force and effect as if originally named as an ABL Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other ABL Guarantor hereunder. The rights and obligations of each ABL Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new ABL Guarantor as a party to this ABL Guaranty.

Section 3.05.    Headings. The titles of and section headings in this ABL Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this ABL Guaranty.

Section 3.06.    Entire Agreement. This ABL Guaranty and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

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Section 3.07.    CHOICE OF LAW. THIS ABL GUARANTY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ABL GUARANTY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.08.    CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ABL GUARANTY AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ABL GUARANTY AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(c) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS ABL GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY TO THIS ABL GUARANTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 3.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL

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PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ABL GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS ABL GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.10.    Indemnity. Each ABL Guarantor hereby agrees to indemnify the Administrative Agent and the other Indemnitees, as set forth in Section 9.03 of the Credit Agreement.

Section 3.11.    Counterparts. This ABL Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this ABL Guaranty by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this ABL Guaranty.

Section 3.12.    [Reserved].

Section 3.13.    Successors and Assigns. Whenever in this ABL Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any ABL Guarantor or the Administrative Agent that are contained in this ABL Guaranty shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction permitted under the Credit Agreement, no ABL Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 3.14.    Survival of Agreement. Without limitation of any provision of the Credit Agreement or Section 3.10 hereof, all covenants, agreements, indemnities, representations and warranties made by the ABL Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this ABL Guaranty or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual ABL Guarantor until such ABL Guarantor is otherwise released from its obligations under this ABL Guaranty in accordance with Section 3.15.

Section 3.15.    Release of ABL Guarantors. An ABL Guarantor shall automatically be released from its obligations hereunder and its ABL Guaranty shall be automatically released in the circumstances described in the Credit Agreement, including Section 8.01 and Section 9.23 thereof. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any ABL Guarantor, at such ABL Guarantor’s expense, all documents that such ABL Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 3.15 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

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Section 3.16.    Payments. All payments made by any ABL Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrowers under Sections 2.17 and 2.18 of the Credit Agreement.

Section 3.17.    Notice, etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(a) if to any ABL Guarantor, addressed to it in care of the US Borrower at its address specified in Section 9.01 of the Credit Agreement;

(b) if to the Administrative Agent or any Lender, at its address specified in Section 9.01 of the Credit Agreement;

(c) if to any Secured Party in respect of any Secured Hedging Obligations, at its address specified in the Hedge Agreement to which it is a party; or

(d) if to any Secured Party in respect of any Banking Services Obligations, at its address specified in the relevant documentation to which it is a party.

Section 3.18.    Set Off. In addition to any rights now or hereafter granted under applicable Requirements of Law and not by way of limitation of any such rights, while an Event of Default exists, the Administrative Agent, each Lender, each Issuing Bank and each of their respective Affiliates shall be entitled to rights of setoff to the extent provided in Section 9.09 of the Credit Agreement.

Section 3.19.    Waiver of Consequential Damages, Etc. To the extent permitted by applicable Requirements of Law, none of the ABL Guarantors nor the Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this ABL Guaranty or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the ABL Guarantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 3.10.

Section 3.20.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Non-ECP Guarantor to honor all of its obligations under this ABL Guaranty in respect of Swap Obligations that would otherwise be Excluded Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.20 for the maximum amount of such liability that can be hereby incurred, and otherwise subject to the limitations on the obligations of ABL Guarantors contained in this ABL Guaranty, without rendering its obligations under this Section 3.20, or otherwise under this ABL Guaranty, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 3.20 shall remain in full force and effect until the Termination Date. This Section 3.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Non-ECP Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each ABL Guarantor and the Administrative Agent have executed this ABL Guaranty as of the date first above written.

CPQ MIDCO I CORPORATION

By:
Name: Joseph S. Koscinski
Title: Secretary and Vice President

PQ CORPORATION

By:
Name: Joseph S. Koscinski
Title: Vice President, Secretary and General Counsel

COMMERCIAL RESEARCH ASSOCIATES, INC. DELPEN CORPORATION PQ ASIA INC. PQ EXPORT COMPANY PQ SYSTEMS INCORPORATED PHILADELPHIA QUARTZ COMPANY

By:
Name: Joseph S. Koscinski
Title: Vice President and Secretary

PQ INTERNATIONAL, INC.

By:
Name: Joseph S. Koscinski
Title: President and Secretary

Signature Page to ABL Guaranty

ECO SERVICES OPERATIONS CORP. POTTERS INDUSTRIES, LLC

By:
Name: Joseph S. Koscinski
Title: Vice President, General Counsel and Secretary

POTTERS INDUSTRIES HOLDING, INC.

By:
Name: Joseph S. Koscinski
Title: Secretary

SAJB HOLDING COMPANY, LLC

By:
Name: Joseph S. Koscinski
Title: Treasurer, Chief Financial Officer and Vice President

POTTERS HOLDINGS II, L.P.

By: POTTERS HOLDINGS II GP, LLC, its general partner

By:
Name: Joseph S. Koscinski
Title: Secretary and Vice President

Signature Page to ABL Guaranty

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to ABL Guaranty

EXHIBIT A

SUBSIDIARY PARTIES

Eco Services Operations Corp.

Delpen Corporation

Commercial Research Associates, Inc.

PQ Asia Inc.

PQ Export Company

PQ International, Inc.

Philadelphia Quartz Company

PQ Systems Incorporated

Potters Holdings II, L.P.

Potters Industries Holding, Inc.

Potters Industries, LLC

SAJB Holding Company, LLC

A-1

EXHIBIT B

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [•] [•], 20[•], is entered into among [•], a [•] (the “New Subsidiary”), and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) pursuant to that certain ABL Guaranty, dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Guaranty”), by and among CPQ Midco I Corporation, a Delaware corporation (“Holdings”), PQ Corporation, a Pennsylvania Corporation (the “US Borrower”), the Subsidiary Parties from time to time party thereto (Holdings, the US Borrower and the Subsidiary Parties, collectively, the “ABL Guarantors”) and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the ABL Guaranty.

[Each] [The] New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1. [Each] [The] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Subsidiary will be deemed to be an ABL Guarantor under the ABL Guaranty and an ABL Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of an ABL Guarantor thereunder as if it had executed the ABL Guaranty. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the ABL Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby absolutely and unconditionally guarantees, jointly and severally with the other ABL Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment and performance by each other ABL Guarantor of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the ABL Guaranty.

2. [Each] [The] New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

3. [Each] [The] New Subsidiary hereby (x) makes, as of the date hereof, each representation and warranty set forth in Section 2.10 of the ABL Guaranty and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenants set forth in Section 2.11 of the ABL Guaranty.

4. From and after the execution and delivery hereof by the parties hereto, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, [each] [the] New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J

[FORM OF]

US SECURITY AGREEMENT

[CIRCULATED SEPARATELY]

J-1

ABL PLEDGE AND SECURITY AGREEMENT

THIS ABL PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of May 4, 2016, by and among PQ Corporation, a Pennsylvania corporation (the “US Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Subsidiary Parties from time to time party hereto (Holdings, the Subsidiary Parties and the US Borrower collectively, the “Loan Parties”) and Citibank, N.A. (“Citibank”), in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Agent”).

PRELIMINARY STATEMENT

Holdings, the US Borrower, the Canadian Borrowers, the European Borrowers (the US Borrower, the Canadian Borrowers and the European Borrowers, collectively, the “Borrowers”), the Agent, the Lenders (as defined below) and others are entering into that certain ABL Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrowers under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and each agreement relating to Banking Services the obligations under which constitute Banking Services Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply to this Security Agreement as if specifically incorporated herein, mutatis mutandis.

Section 1.02. Terms Defined in UCC. Terms defined in the UCC (as defined below) that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Commodities Account,” “Deposit Accounts,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Securities Account,” “Securities Entitlement,” “Security,” “Supporting Obligation,” and “Tangible Chattel Paper”).

Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and the Preliminary Statement above, the following terms shall have the following meanings:

“Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrowers” has the meaning set forth in the Preliminary Statement.

“Citibank” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Copyrights (as such term is defined in the Credit Agreement).

“Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Equity Rights” means all dividends, cash, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Grantors” means Holdings, the US Borrower and each of the Subsidiary Parties.

“Holdings” has the meaning specified in the preamble.

“Intellectual Property Collateral” means collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software.

“Intellectual Property Security Agreement Supplements” means (a) a Trademark Security Agreement Supplement, (b) a Patent Security Agreement Supplement or (c) a Copyright Security Agreement Supplement, in each case, substantially in the form of Exhibit A to the relevant Intellectual Property Security Agreement, as applicable.

“Lenders” means the “Lenders” under and as defined in the Credit Agreement.

“Licenses” means, with respect to any Grantor, whether licensor or licensee, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements with respect to (1) Patents, (2) Copyrights, (3) Trademarks, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Loan Parties” has the meaning set forth in the preamble.

“Money” has the meaning set forth in Article 1 of the UCC.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Patents (as such term is defined in the Credit Agreement).

“Permits” shall mean, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.

“Pledged Collateral” means all Pledged Equity and Equity Rights, including all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Equity or other Equity Rights that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof, but in any case, excluding any items constituting Excluded Assets.

“Pledged Equity” means, with respect to any Grantor, the shares of Capital Stock described in Schedule 3 to the Perfection Certificate as held by such Grantor, together with any other shares of Capital Stock hereafter acquired by such Grantor, excluding any items constituting Excluded Assets.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) any and all Equity Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money or that is otherwise included as Collateral, but in any case, excluding any item constituting an Excluded Asset.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Subsidiary Parties” means (a) the Subsidiaries of the US Borrower party hereto on the Closing Date and (b) each Domestic Subsidiary that becomes a party to this Security Agreement after the date hereof in accordance with Section 7.10 hereof and Section 5.12 of the Credit Agreement.

“Trade Secrets” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to the following: (a) confidential and proprietary information, including unpatented inventions, invention disclosures, engineering or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements or misappropriations thereof; (c) all rights to sue for past, present and future infringements or misappropriations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Trademarks (as such term is defined in the Credit Agreement).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or such other jurisdiction as the context may require.

“US Borrower” has the meaning set forth in the preamble.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.01. Grant of Security Interest. (a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”), including:

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all Intellectual Property Collateral;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property, Pledged Equity and other Pledged Collateral;

(xii) all Money, cash and cash equivalents;

(xiii) all letters of credit and Letter-of-Credit Rights;

(xiv) all Deposit Accounts, Securities Accounts, Commodities Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any bank or other financial institution and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xv) all Securities Entitlements in any or all of the foregoing;

(xvi) all Commercial Tort Claims described on Schedule 6 to the Perfection Certificate (including any supplements to such schedule);

(xvii) all Permits;

(xviii) all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xix) all Contracts, together with all Contract Rights arising thereunder;

(xx) all other personal property not otherwise described in clauses (i) through (xix) above;

(xxi) all Supporting Obligations; and

(xxii) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and Guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Credit Agreement, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, all relevant previously restricted or conditioned rights, interests or other assets, as the case may be, as if such restriction or condition had never been in effect. For the avoidance of doubt, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

(c) For the avoidance of doubt, it is understood, agreed and intended by the parties hereto that, notwithstanding anything to the contrary herein or in any other Loan Document, (i) under no circumstance shall the Agent, any Lender or any Participant have recourse to more than 65% of the voting Capital Stock of any CFC and (ii) under no circumstance shall any CFC or any direct or indirect subsidiary of a CFC be a Guarantor under the Credit Agreement or under any

Loan Document or in any other way be required to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” in the Credit Agreement; provided, that this clause (ii) shall not apply to any direct or indirect subsidiary of Potters LP or Potters GP that is a Guarantor as of the date hereof to the extent this clause would otherwise apply solely by reason of Potters LP or Potters GP becoming a CFC after the date hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent as and when required under the Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01. Title, Perfection and Priority; Filing Collateral. Subject to the Legal Reservations, this Security Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Agent for the ratable benefit of the Secured Parties and, subject to satisfaction of the Perfection Requirements, the Agent will have a fully perfected first priority Lien (subject to Permitted Liens) on such Collateral.

Section 3.02. Names, Type and Jurisdiction of Organization, Organizational and Identification Numbers.

(a)(i) As of the Closing Date, the exact legal name of each Grantor, as such name appears in its respective Organizational Documents filed with the Secretary of State of such Grantor’s jurisdiction of organization, is set forth in Schedule 1(a) to the Perfection Certificate and (ii) as of the Closing Date, each Grantor is the type of entity disclosed next to its name in Schedule 1(a) to the Perfection Certificate. Also, as of the Closing Date, set forth in Schedule 1(a) to the Perfection Certificate is the organizational identification number, if any, of each Grantor, the Federal Taxpayer Identification Number of each Grantor and the jurisdiction of organization of each Grantor.

(b) Except as otherwise disclosed in Schedule 1(c) to the Perfection Certificate, as of the Closing Date, set forth in Schedule 1(b) to the Perfection Certificate is any other legal name that any Grantor has had in the past five years, together with the date of the relevant change.

(c) As of the Closing Date, set forth in Schedule 1(c) to the Perfection Certificate is a list of the information required by Section 1(a) of the Perfection Certificate for any other Person (i) to which any Grantor became the successor by merger, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, any Grantor, at any time within the four months preceding the Closing Date.

(d) As of the Closing Date, except as set forth in Schedule 1(d) to the Perfection Certificate or as otherwise disclosed in Schedule 1(c) to the Perfection Certificate, no Grantor has changed its jurisdiction of organization or form of entity at any time during the past four months.

Section 3.03. Locations. The address of each Grantor’s chief executive office as of the Closing Date is accurately disclosed on Schedule 2 to the Perfection Certificate.

Section 3.04. Intellectual Property.

(a) As of the Closing Date, attached as Schedule 5(a) to the Perfection Certificate is a true, correct and complete schedule setting forth all of each Grantor’s United States Patents issued by (and applied for in), and United States Trademarks registered with (and applied for in), the United States Patent and Trademark Office (excluding, for the avoidance of doubt, any Patent or Trademark that has expired or been abandoned in the same manner as permitted in the Credit Agreement, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the owner and patent number, the registration number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.

(b) As of the Closing Date, attached as Schedule 5(b) to the Perfection Certificate is a schedule setting forth all of each Grantor’s United States Copyrights registered with (or for which registration has been applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned in the same manner as permitted in the Credit Agreement), including the name of the owner and the registration number (or, if applicable, the applicant and the application number) of each such United States Copyright.

(c) Upon filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor and the filing of the applicable Intellectual Property Security Agreement with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, the Agent shall have a fully perfected first priority Lien (subject to Permitted Liens) on the Collateral constituting United States issued or registered Patents, Trademarks and Copyrights (and applications therefor) under the UCC and the laws of the United States for the ratable benefit of the Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations.

(d) No Grantor is aware of (i) any third-party claim (A) that any of its owned Patent, Trademark or Copyright registrations or applications is invalid or unenforceable, or (B) challenging such Grantor’s rights to such registrations and applications or (ii) any basis for such claims, other than, in each case, to the extent any such third-party claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Pledged Collateral; Instruments and Chattel Paper.

(a) As of the Closing Date, attached as Schedule 3 to the Perfection Certificate is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Grantor constituting Pledged Equity, the beneficial owner of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

(b) As of the Closing Date, attached as Schedule 4 to the Perfection Certificate is a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case having a face amount exceeding $15,000,000, held by any Grantor as of the date of the Perfection Certificate, including the names of the obligors, amounts owing and due dates.

(c) (i) All Pledged Equity has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Collateral) by the issuer thereof and is fully paid and non-assessable, (ii) each Grantor is the direct owner, beneficially and of record, of the Pledged Equity described in Schedule 3 to the Perfection Certificate as held by such Grantor,

(iii) each Grantor holds the Pledged Equity described in Schedule 3 to the Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens), (iv) with respect to any certificates delivered to the Agent (or its bailee) representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the relevant Grantor has so informed the Agent and taken the necessary steps so that the Agent may perfect its security interest therein as a General Intangible and (v) as of the Closing Date, all certificates or instruments representing or evidencing the Pledged Collateral which are required to be delivered pursuant to Section 4.02 hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority (subject to Permitted Liens) security interest therein.

Section 3.06. Commercial Tort Claims. As of the Closing Date, attached as Schedule 6 to the Perfection Certificate is a true and correct list of all Commercial Tort Claims with an individual value (as reasonably estimated by the US Borrower) in excess of $15,000,000, held by any Grantor, including a brief description thereof.

Section 3.07. Recourse. This Security Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and otherwise in writing in connection herewith and therewith.

ARTICLE 4

COVENANTS

From the date hereof, and thereafter until the Termination Date:

Section 4.01. General.

(a) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Agent to file (A) all financing statements (including amendments and continuations thereto) with respect to the Collateral naming such Grantor as debtor and the Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction, (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Agent in United States issued, registered or applied for Patents, Trademarks and Copyrights and naming such Grantor as debtor and the Agent as secured party and (C) other documents and, subject to the terms of the Loan Documents, to take such other actions as may from time to time be reasonably requested by the Agent in order to establish and maintain a valid, enforceable (subject to the Legal Reservations) and perfected first priority (subject to Permitted Liens) security interest in and subject, in the case of Pledged Collateral, Deposit Accounts and Securities Accounts to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with Section 9.03(a) of the Credit Agreement. Any financing statement filed by the Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the relevant real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request.

(b) Further Assurances. Each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Agent’s Lien) and to defend the security interest of the Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Change of Name, Etc. Following delivery of any notice required by Section 5.01(i) of the Credit Agreement, the relevant Grantor shall promptly prepare (and authorize the Agent to make) all filings required under the UCC or other applicable Requirements of Law and take all other actions reasonably requested by the Agent and deemed by the Agent to be necessary or reasonable and appropriate to ensure that the Agent shall continue at all times following such change to have a valid, legal, enforceable (subject to the Legal Reservations) and perfected first priority Lien in such Collateral (subject to Permitted Liens) for its benefit and the benefit of the other Secured Parties.

Section 4.02. Pledged Collateral.

(a) Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents; Deposit Accounts and Securities Accounts. Each Grantor will (i) on the Closing Date, deliver to the Agent for the benefit of the Secured Parties, the originals of all (x) certificated Securities and (y) Tangible Chattel Paper and Instruments, in each case under this clause (y), having a face amount in excess of $15,000,000, in each case under clauses (x) and (y), constituting Collateral owned by such Grantor as of the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank, (ii) after the Closing Date, hold in trust for the Agent upon receipt and (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Agent may reasonably agree), deliver to the Agent for the benefit of the Secured Parties any (1) certificated Securities representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper and Instruments (A) in each case under this clause (2), having an outstanding balance in excess of $15,000,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank, (iii) upon the occurrence and during the continuance of an Event of Default and upon the Agent’s request, deliver to the Agent, and thereafter hold in trust for the Agent upon receipt and promptly deliver to the Agent any other Chattel Paper, Instrument or Document evidencing or constituting Collateral and (iv) in the case of Deposit Accounts and Securities Accounts (other than Excluded Accounts), take any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto to the extent required hereunder, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in form and substance reasonably satisfactory to the Agent to the extent required pursuant to Section 5.16 of the Credit Agreement; provided that, notwithstanding anything to the contrary contained herein, no Grantor will be required to deliver to the Agent the original of any Instrument executed in connection with a NMTC Transaction.

(b) Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest owned by any Grantor required to be pledged to the Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate and which is not a Security for purposes of the UCC, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest to (i) enter into any agreement with any Person, other than the Agent or any holder of a Permitted Lien, whereby such issuer effectively delivers “control” of such partnership interests or limited liability company interests (as applicable) under the UCC to such Person, or (ii) allow such partnership interests or limited liability company interests (as applicable) to become Securities unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral hereby agrees to comply with all instructions from the Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof.

(c) Registration in Nominee Name; Denominations. The Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent, but at any time when an Event of Default exists and upon one Business Day notice to the US Borrower, the Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default exists, the Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d) Exercise of Rights in Pledged Collateral. It is agreed that,

(i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;

(ii) each Grantor will permit the Agent or its nominee at any time at any time when an Event of Default exists to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii) subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Agent as and to the extent required by clause (a) above. So long as no Event of Default then exists, the Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer thereof in connection with any redemption or exchange of such Pledged Collateral permitted by the Credit Agreement in accordance with Section 8.01 of the Credit Agreement.

Section 4.03. Intellectual Property. (a) At any time when an Event of Default exists and upon the written request of the Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor in the U.S. to enable the Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License.

(b) Each Grantor shall notify the Agent promptly if it knows or reasonably expects that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, for Dispositions permitted under the Credit Agreement or where such occurrences individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) After the Closing Date, in the event that any Grantor (i) files an application for the registration or issuance of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, (ii) acquires any such application, registration or issuance by purchase or assignment, or (iii) files a “Statement of Use” or an “Amendment to Allege Use” with respect to any intent-to-use trademark or service mark application owned by such Grantor, in each case that is not then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement or, with respect to clause (ii), other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement supplement becoming registered, it shall, (i) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the case of each of clauses (i) and (ii), such longer period as the Agent may reasonably agree), execute and deliver to the Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or any other instrument as the Agent may reasonably request required to evidence the Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and Copyright that constitutes Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if consistent with good business judgment, by initiating opposition and interference and cancellation proceedings against third parties, maintain and protect the secrecy or confidentiality of its Trade Secrets and otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (i) could not reasonably be expected to result in a Material Adverse Effect, or (ii) is otherwise permitted under the Credit Agreement.

(e) Each Grantor shall promptly notify the Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware and shall take such actions as are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04. Commercial Tort Claims. After the Closing Date, (i) if the event giving rise to the obligation under this Section 4.04 occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (i) and (ii), such longer period as the Agent may reasonably agree), each relevant Grantor shall notify the Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the US Borrower) in excess of $15,000,000 acquired by it, together with an update to Schedule 6 to the Perfection Certificate describing the details thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05. Insurance. Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Loan Documents, the Agent shall, at the time any proceeds of any insurance are distributed to the Secured Parties, apply such proceeds in accordance with Section 5.04 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

Section 4.06. Grantors Remain Liable Under Contracts. Each Grantor (rather than the Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.07. Grantors Remain Liable Under Accounts. Notwithstanding anything herein to the contrary, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Agent nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

ARTICLE 5

REMEDIES

Section 5.01. Remedies. (a) Each Grantor agrees that, at any time when an Event of Default exists, the Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law or in equity):

(i) the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.01(a) shall not limit any rights available to the Agent prior to an Event of Default;

(ii) the rights and remedies available to a secured party under the UCC of each relevant jurisdiction (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) without notice (except as required by law), demand or advertisement of any kind to any Grantor or any other Person, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(iv) upon one Business Day written notice to any Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof; and

(v) to take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Agent at any reasonable place or places designated by the Agent, in which event such Grantor shall at its own expense:

(1) forthwith cause the same to be moved to the place or places so designated by the Agent and there delivered to the Agent;

(2) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent; and

(3) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition.

(b) Each Grantor acknowledges and agrees that compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right in any public sale and, to the extent permitted by law, in any private sale, to purchase for the benefit of the Agent and the Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Agent. At any time when an Event of Default exists, the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, the Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect Guarantee thereof, (ii) marshal the Collateral or any Guarantee of the Secured Obligations or to resort to the Collateral or any such Guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so.

Section 5.02. Grantors’ Obligations Upon Default. Upon the request of the Agent at any time when an Event of Default exists, each Grantor will:

(a) at its own cost and expense (i) assemble and make available to the Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Agent so directs and in a form and in a manner reasonably satisfactory to the Agent, legend the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Agent and that the Agent has a security interest therein; and

(b) permit the Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03. Intellectual Property Remedies. (a) For the purpose of enabling the Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar or domain name registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and each application for any such registration, and record the same. At any time when an Event of Default exists, the Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Agent for the benefit of the Secured Parties, and the Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Intellectual Property Collateral, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b) For the purpose of enabling the Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and is continuing and at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent, to the extent it has the right to do so, an irrevocable (until the Termination Date), nonexclusive, royalty-free, world-wide license to use, license or sublicense any Intellectual Property Collateral now owned or licensed, or hereafter acquired or licensed by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Agent pursuant to the preceding sentence may be exercised, at the option of the Agent, only when an Event of Default exists; provided that, any license, sublicense or other transaction entered into by the Agent in accordance with this clause (b) shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Section 5.04. Application of Proceeds. (a) The Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 2.18(b) of the Credit Agreement.

(b) Except as otherwise provided herein or in any other Loan Document, the Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.01. Account Verification. The Agent may at any time and from time to time when an Event of Default exists, in the Agent’s own name, in the name of a nominee of the Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02. Receivables. The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation in respect thereof and diligently exercise each material right it may have under any Receivable and any such Supporting Obligation, in each case, at its own expense consistent with its reasonable business judgment; provided, however, that the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall forthwith (and, in any event, within two (2) Business Days) be deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Agent, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

Section 6.03. Authorization for the Agent to Take Certain Action. (a) Each Grantor hereby irrevocably authorizes the Agent and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion (A) to execute (to the extent necessary under the law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (B) to file a carbon, photographic or other reproduction of this Security Agreement as a financing statement and to file any amendment of a financing statement with respect to the Collateral (which would not add new collateral or add a debtor, except as otherwise provided for herein or in any other Loan Document) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, and (C) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Agent Control over such Pledged Collateral in accordance with the terms hereof; (ii) at any time when an Event of Default exists in the sole discretion of the Agent (in the name of such Grantor or otherwise), (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, (B) to demand payment or enforce payment of any Receivable in the name of the Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (I) to change the address for delivery of mail addressed to such Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (J) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (K) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (L) to make all determinations and decisions with respect thereto and (M) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement, such Grantor agrees to reimburse the Agent for any payment made in connection with this paragraph or any expense (including attorneys’ fees, court costs and expenses) and other charges related thereto incurred by the Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.02 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.04. PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE) CONSTITUTES AND APPOINTS THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL,

WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT EXISTS AND UPON ONE BUSINESS DAY PRIOR WRITTEN NOTICE TO THE US BORROWER.

Section 6.05. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.12. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.19 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7

GENERAL PROVISIONS

Section 7.01. Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private Disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the gross negligence or willful misconduct of the Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02. Limitation on the Agent’s and Secured Party’s Duty with Respect to the Collateral. The Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. Neither the Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or of such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (a) to fail to incur expenses to prepare Collateral for Disposition or otherwise to transform raw material or work in process into finished goods or other finished products for Disposition, (b) to fail to obtain third party consents for access to Collateral to be Disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or Disposition of Collateral to be collected or Disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise Dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the Disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to Dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to Dispose of assets in wholesale rather than retail markets, (j) to disclaim Disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss in connection with any collection or Disposition of Collateral or to provide to the Agent a guaranteed return from the collection or Disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or Disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default exists, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.04. Agent Performance of Debtor Obligations. Without having any obligation to do so, the Agent may, at any time when an Event of Default exists, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.04. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement.

Section 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Agent (subject to the provisions of Section 8.01 of the Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Agent until the Termination Date.

Section 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07. Security Interest Absolute. All rights of the Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent hereunder for the benefit of the Agent and the Secured Parties.

Section 7.09. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 7.10. Additional Subsidiaries. Each Person required to become a Loan Party pursuant to and in accordance with Section 5.12 of the Credit Agreement, shall, within the time periods specified in Sections 5.12 of the Credit Agreement, execute an instrument in the form of Exhibit A. Upon the execution and delivery by the Agent and any Restricted Subsidiary of an instrument in the form of Exhibit A in accordance with Section 5.12(a) of the Credit Agreement, such Restricted Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if such Restricted Subsidiary was originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

Section 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12. Termination or Release. (a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted hereunder shall automatically be released in the circumstances described in Section 8.01 of the Credit Agreement.

(b) In connection with any termination or release pursuant to paragraph (a) above, the Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Agent or any Secured Party. The Borrowers shall reimburse the Agent for all costs and expenses, including any fees and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.

(c) At any time that a Grantor desires that the Agent take any action to acknowledge or give effect to any release pursuant to the foregoing Section 7.12(a), the Agent may require that such Grantor deliver to the Agent a certificate signed by a Responsible Officer of such Grantor stating that the release is permitted pursuant to such Section 7.12(a) and the terms of the Credit Agreement; provided that no such certificate shall be required in connection with the occurrence of the Termination Date. The Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Agent relating to the Collateral.

Section 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT THE AGENT AND LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT.

(b) TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Credit Agreement.

Section 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.20. Mortgages. In the case of a conflict between this Security Agreement and any Mortgage with respect to any Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of such Mortgage (including Fixtures) securing the Secured Obligations, the terms of such Mortgage shall govern with respect to such Material Real Estate Asset and the terms of this Security Agreement shall control in the case of all other Collateral.

Section 7.21. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, promises and agreements by or on behalf of any Grantor or the Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Agent.

Section 7.22. Survival of Agreement. Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

ARTICLE 8

NOTICES

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein”, “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

Section 8.02. Change in Address for Notices. The Agent, any Grantor and any Lender may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE 9

THE AGENT

Citibank has been appointed Agent for the Lenders hereunder pursuant to Section 8.01 of the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Section 8.01. Any successor Agent appointed pursuant to Section 8.01 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

By accepting the benefits of this Security Agreement and each other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

The Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in Section 5.01(i) of the Credit Agreement. If any Grantor fails to provide information to the Agent about such changes on a timely basis, the Agent shall not be liable or responsible to any Secured Party for any failure to maintain a perfected security interest in such Grantor’s property constituting Collateral, for which the Agent needed to have information relating to such changes. The Agent shall have no duty to inquire about such changes if any Grantor does not inform the Agent of such changes, the Secured Parties acknowledging and agreeing that it would not be feasible or practical for the Agent to search for information on such changes if such information is not provided by any Grantor.

ARTICLE 10

INTERCREDITOR AGREEMENTS GOVERN

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS. THE REQUIREMENTS OF THIS SECURITY AGREEMENT TO DELIVER PLEDGED COLLATERAL AND ANY CERTIFICATES, INSTRUMENTS OR DOCUMENTS IN RELATION THERETO TO THE AGENT OR ANY OBLIGATION WITH RESPECT TO THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION OF VOTING RIGHTS WITH RESPECT TO ANY COLLATERAL SHALL BE DEEMED SATISFIED BY THE DELIVERY, TRANSFER, CONTROL, NOTATION OR PROVISION IN FAVOR OF THE APPLICABLE COLLATERAL AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS AND THIS SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

For the purposes of this Article 10, “Applicable Collateral Agent” means (i) with respect to ABL Collateral, the Agent (or other analogous term in another Acceptable Intercreditor Agreement, as applicable), (ii) with respect to Pari Passu Priority Collateral, the Designated Term Representative (as defined in the ABL Intercreditor Agreement) (or other analogous term in another Acceptable Intercreditor Agreement, as applicable) or (iii) if at any time there is no ABL Intercreditor Agreement, Pari Passu Intercreditor Agreement or other intercreditor agreement as described in the definition of Acceptable Intercreditor Agreement then in effect, the Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

PQ CORPORATION

By:

Name:	Joseph S. Koscinski
Title:	Vice President, Secretary and General
Counsel

CPQ MIDCO I CORPORATION

By:

Name:	Joseph S. Koscinski
Title:	Secretary and Vice President

COMMERCIAL RESEARCH ASSOCIATES, INC.
DELPEN CORPORATION
PQ ASIA INC.
PQ EXPORT COMPANY
PQ SYSTEMS INCORPORATED
PHILADELPHIA QUARTZ COMPANY

By:

Name:	Joseph S. Koscinski
Title:	Vice President and Secretary

PQ INTERNATIONAL, INC.

By:

Name:	Joseph S. Koscinski
Title:	President and Secretary

Signature Page to ABL Pledge and Security Agreement

ECO SERVICES OPERATIONS CORP.
POTTERS INDUSTRIES, LLC

By:

Name:	Joseph S. Koscinski
Title:	Vice President, General Counsel and Secretary

POTTERS INDUSTRIES HOLDING, INC.

By:

Name:	Joseph S. Koscinski
Title:	Secretary

SAJB HOLDING COMPANY, LLC

By:

Name:	Joseph S. Koscinski
Title:	Treasurer, Chief Financial Officer and Vice President

POTTERS HOLDINGS II, L.P.

By: POTTERS HOLDINGS II GP, LLC, its general partner

By:

Name:	Joseph S. Koscinski
Title:	Secretary and Vice President

Signature Page to ABL Pledge and Security Agreement

CITIBANK, N.A., as Agent

By:

Name:
Title:

By:

Name:
Title:

Signature Page to ABL Pledge and Security Agreement

EXHIBIT A

[FORM OF] SECURITY AGREEMENT JOINDER

A. SUPPLEMENT NO. [●] dated as of [●] (this “Supplement”), to the ABL Pledge and Security Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among PQ Corporation, a Pennsylvania corporation (the “US Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Subsidiary Parties from time to time party hereto (Holdings, the Subsidiary Parties and the US Borrower collectively, the “Loan Parties”) and Citibank, N.A., in its capacity as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Agent”).

B. Reference is made to the ABL Credit Agreement dated as of May 4, 2016, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Loan Parties, the Canadian Borrowers, the European Borrowers, the lenders from time to time party thereto and the Agent.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

D. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.10 of the Security Agreement and Section 5.12 of the Credit Agreement provide that additional Domestic Subsidiaries of the US Borrower may become Subsidiary Parties under the Security Agreement by executing and delivering an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Party and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants as of the date hereof that the representations and warranties made by it as a Grantor thereunder that are qualified as to materiality are true and correct in all respects on and as of the date hereof and those that are not so qualified are true and correct in all material respects on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary. Each reference to a “Grantor” and “Subsidiary Party” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. [The] [Each] New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Subsidiary and the Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Attached hereto is a duly prepared, completed and executed Perfection Certificate with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. [The] [Each] New Subsidiary agrees to reimburse the Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 10. This Supplement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, [the] [each] New Subsidiary has dully executed this Supplement to the Security Agreement, and the Agent, for the benefit of the Secured Parties, has caused the same to be accepted, as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

CITIBANK, N.A., as Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT K-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), CPQ Midco I Corporation, a Delaware corporation, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent for the lenders.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Promissory Notes evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the US Borrower and the Administrative Agent with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the US Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished each of the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

K-1-1

EXHIBIT K-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), CPQ Midco I Corporation, a Delaware corporation, the other borrowers from time to time party thereto, the lenders from time to time party thereto and Citibank N.A., in its capacities as administrative agent and collateral agent for the lenders.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

K-2-1

EXHIBIT K-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the lenders from time to time party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent for the lenders.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

K-3-1

EXHIBIT K-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the lenders from time to time party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent for the lenders.

Pursuant to the provisions of Section 2.17(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Loan(s) (as well as any Promissory Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Loan(s) (as well as any Promissory Note(s) evidencing such Revolving Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the US Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the US Borrower and the Administrative Agent with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the US Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the US Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature Page Follows]

K-4-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

L-4-2

EXHIBIT L

[FORM OF]

SOLVENCY CERTIFICATE

[•] [•], 20[•]

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(g) of that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation (the “US Borrower”), the other borrowers from time to time party thereto, CPQ Midco I Corporation, a Delaware corporation, the lenders from time to time party thereto and Citibank, N.A., in its capacities as administrative agent and collateral agent for the lenders. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I, [•], the Chief Financial Officer of the US Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

1.	I am generally familiar with the businesses and assets of the US Borrower and its Restricted Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the US Borrower pursuant to the Credit Agreement; and

2.	As of the date hereof and after giving effect to the Transactions on the Closing Date and the incurrence of the indebtedness and obligations on the Closing Date in connection with the Credit Agreement and the Senior Note Indenture, that, (i) the sum of the debt (including contingent liabilities) of the US Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the US Borrower and its Restricted Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the US Borrower and its Restricted Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of the US Borrower and its Restricted Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the US Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the US Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the US Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standards No. 5).

[Signature Page Follows]

L-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

PQ CORPORATION

By:
Name:
Title:

L-2

EXHIBIT M

[FORM OF]

GLOBAL INTERCOMPANY NOTE

See attached.

THIS INSTRUMENT HAS BEEN PLEDGED PURSUANT TO, AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO, THE PROVISIONS OF THE SECURITY AGREEMENT (AS DEFINED IN THE TERM LOAN CREDIT AGREEMENT), THE US SECURITY AGREEMENT (AS DEFINED IN THE ABL CREDIT AGREEMENT) AND THE SECURITY DOCUMENTS (AS DEFINED IN THE INDENTURE) WHICH HAVE BEEN ENTERED INTO BY THE PAYEES IN ACCORDANCE WITH THE TERM LOAN CREDIT AGREEMENT, THE ABL CREDIT AGREEMENT AND THE INDENTURE, AS APPLICABLE, AND EACH PARTY TO THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS THEREOF.

GLOBAL INTERCOMPANY NOTE

New York, New York

May 4, 2016

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed upon from time to time by such Payor and such Payee, in immediately available funds, at such location in such country as such Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to (a) the Term Loan Credit Agreement dated as of May 4, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among PQ Corporation, a Pennsylvania corporation (the “Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Island Branch, as administrative and collateral agent (in such capacities, the “Term Loan Agent”), (b) the ABL Credit Agreement dated as of May 4, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the Borrower, Holdings, the other borrowers party thereto, the Lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”) and (c) the Indenture dated as of May 4, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture” and, together with the Credit Agreements, the “Credit Documents”), by the Borrower, as Issuer, certain Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent (in such capacities, the “Note Agent” and, together with the Term Loan Agent and the ABL Agent, the “Administrative Agents”). Terms used herein which are defined in the Credit Documents shall have such defined meanings in the applicable Credit Document unless otherwise defined herein.

This Global Intercompany Note (this “Note”) contains the subordination provisions referred to in the Credit Documents and has been pledged by each Payee that is a Loan Party to each of the Term Loan Agent, the ABL Agent and the Note Agent to the extent required pursuant to the terms of the Credit Documents, subject in all respects to that certain ABL Intercreditor Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among, the Term Agent, the ABL Agent, the Note Agent and acknowledged by Holdings, the Borrower and certain Subsidiaries of the Borrower.

Each Payee hereby acknowledges and agrees that, subject in all respects to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default (as defined in any Credit Document) each Administrative Agent may exercise all rights with respect to this Note in accordance with the Collateral Documents and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payee. Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment, pursuant to the relevant Collateral Documents, in respect of loans, advances and any other amounts evidenced by this Note owed to any Payee that is a Loan Party and further acknowledges the receipt of such notice of assignment.

Other than to the extent explicitly specified herein, the loans and advances evidenced by this Note owexd by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (such term “Obligations” as used herein shall mean the “Obligations” as defined in the applicable Credit Document) of such Payor under the Credit Documents (such Obligations being hereinafter collectively referred to as “Senior Indebtedness”) as follows:

(i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, of any Payor that is a Loan Party, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor in connection with an insolvency or bankruptcy event referred to above, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any such Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default (as defined under any Credit Document) occurs and is continuing and either (x) any Administrative Agent has given written notice to the Borrower that such Administrative Agent is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required in the case of an Event of Default arising under Section 7.01(f) or 7.01(g) of either Credit Agreement or under Section 6.01(g) or 6.01(h) of the Indenture) or (y) the Obligations under any Credit Document have been accelerated, then in either case, (a) no payment or distribution of any kind or character shall be made by such Payor to such Payee with respect to this Note and (b) no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent on behalf of the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amount remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

It is understood that the indebtedness evidenced by this Note by any Payor to a Loan Party shall not be subject to the subordination provisions set forth herein.

If any Payee that is not a Loan Party shall acquire by indemnification, subrogation or otherwise, any Lien, estate, right or other interest in any of the assets or properties of any Payor that is a Loan Party, such Lien, estate, right or other interest shall be subordinate in right of payment and all other respects to the Senior Indebtedness and the Lien of the Senior Indebtedness as provided herein, and each such Payee hereby waives any and all such rights it may acquire by subrogation or otherwise to any Lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash.

If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by any other Loan Party or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any other Loan Party or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payee that is not a Loan Party or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee that is not a Loan Party and each Payor that is a Loan Party hereby agrees that the subordination of this Note is for the benefit of the Secured Parties under each of the Credit Documents and that any Administrative Agent may, on behalf of itself and its related other Secured Parties or Holdings, as applicable, proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor, and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, that the failure of any Payee to record such information shall not affect any Payor’s obligations.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind. Each Payor hereby acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, no amount owing by any Payor to any Payee shall be reduced in any way by any outstanding obligations of such Payee to such Payor, whether such obligations are monetary or otherwise.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns,

including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments heretofore outstanding which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any Payor.

From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto as Payor and as Payee, in each case by executing a Global Intercompany Note Joinder substantially in the form attached hereto as Exhibit A (each additional Subsidiary, a “New Note Party”). Upon delivery of such Global Intercompany Note Joinder to the Payees, notice of which is hereby waived by the other Payors, each New Note Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such New Note Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that (a) until such time as the Termination Date has occurred under the Term Loan Credit Agreement, the Term Loan Agent shall have provided its prior written consent to such amendment, modification, waiver or consent, (b) until such time as the Termination Date has occurred under the ABL Credit Agreement, the ABL Agent shall have provided its prior written consent to such amendment, modification, waiver or consent and (c) until such time as the Redemption Date has occurred under the Indenture, the Note Agent shall have provided its prior written consent to such amendment, modification, waiver or consent.

[SIGNATURE PAGES FOLLOWS]

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR EQUITY) OR OTHERWISE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CPQ MIDCO I CORPORATION

By:
Name:
Title:

PQ CORPORATION

By:
Name:
Title:

COMMERCIAL REASEARCH ASSOCIATES, INC. DELPEN CORPORATION PQ ASIA INC. PQ EXPORT COMPANY PQ SYSTEMS INCORPORATED PHILADELPHIA QUARTZ COMPANY

By:
Name:
Title:

PQ INTERNATIONAL, INC.

By:
Name:
Title:

ECO SERVICES OPERATIONS CORP. POTTERS INDUSTRIES, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

POTTERS INDUSTRIES HOLDING, INC.

By:
Name:
Title:

SAJB HOLDING COMPANY, LLC

By:
Name:
Title:

POTTERS HOLDINGS II, L.P.

By: POTTERS HOLDINGS II GP, LLC,
its general partner

By:
Name:
Title:

PQ INTERNATIONAL HOLDINGS INC.

By:
Name:
Title:

PQ NETHERLANDS HOLDING LLC

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

PQ INTERNATIONAL C.V.

By: PQ Netherlands Holding LLC,
its general partner

By:
Name:
Title:

PQ NETHERLANDS COOPERATIVE LLC

By:
Name:
Title:

PQ NETHERLANDS HOLDING LLC

By:
Name:
Title:

PQ INTERNATIONAL COÖPERATIE U.A.

By:
Name:
Title:

PQ ACQUISITION B.V.

By:
Name:
Title: Managing Director

PQ SILICAS BRAZIL LTDA

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

PQ CANADA COMPANY

By:
Name:
Title:

PQ SILICAS ASIA PACIFIC PTE. LTD.

By:
Name:
Title:

PQ EUROPE COÖPERATIE U.A

By:
Name:
Title:

PQ AUSTRALIA LLC

By:
Name:
Title:

NSL AUSTRALIA COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

NSL CANADA COMPANY

By:
Name:
Title:

NATIONAL SILICATES PARTNERSHIP

By:
Name:
Title:

PQ EUROPE APS

By:
Name:
Title:

PQ HOLDINGS I LIMITED

By:
Name:
Title:

NATIONAL SILICATES PARTNERSHIP

By:
Name:
Title:

PQ INTERMEDIATE LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

PQ GERMANY GMBH

By:
Name:
Title:

PT PQ SILICAS INDONESIA

By:
Name:
Title:

PQ SWEDEN A.B.

By:
Name:
Title:

PQ FINLAND OY

By:
Name:
Title:

PQ SILICAS HOLDINGS SOUTH AFRICA PTY. LTD.

By:
Name:
Title:

PQ SILICAS SOUTH AFRICA PTY LTD

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

PQ SILICAS B.V.

By:
Name:
Title:

PQ SILICAS B.V.

By:
Name:
Title:

PQ ZEOLITES B.V.

By:
Name:
Title:

PQ ITALY S.r.L.

By:
Name:
Title:

PQ FRANCE S.A.S

By:
Name:
Title:

PQ SILICAS UK LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

PQ CHEMICALS (THAILAND) LTD.

By:
Name:
Title:

PQ HOLDINGS MEXICANA, S.A. DE C.V.

By:
Name:
Title:

SILICATOS Y DERIVADOS, S.A. DE C.V.

By:
Name:
Title:

PQ CHINA (HONG KONG) LIMITED

By:
Name:
Title:

PQ HOLDINGS AUSTRALIA PTY LIMITED

By:
Name:
Title:

PQ AUSTRALIA PTY LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

POTTERS HOLDINGS GP, LTD.

By:
Name:
Title:

POTTERS HOLDINGS, L.P.

By: Potters Holdings GP, Ltd.,
its general partner

By:
Name:
Title:

POTTERS HOLDINGS II GP, LLC

By:
Name:
Title:

POTTERS INTERNATIONAL HOLDINGS S. À R.L

By:
Name:
Title:

POTTERS BALLOTINI S.A.S.

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

SOCIETE RECYCLAGE PRODUIT VERRIER INDUSTRIEL

By:
Name:
Title:

INTERMINGLASS HOLDING SP. Z.O.O.

By:
Name:
Title:

INTERMINGLASS SP. Z.O.O.

By:
Name:
Title:

POTTERS (THAILAND) LIMITED

By:
Name:
Title:

POTTERS INDUSTRIES ACQUISITION PTY LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

POTTERS INDUSTRIES PTY. LTD.

By:
Name:
Title:

POTTERS INDUSTRIAL LTDA.

By:
Name:
Title:

POTTERS CANADA HOLDING COMPANY

By:
Name:
Title:

POTTERS CANADA HOLDING II COMPANY

By:
Name
Title:

PNA PARTNERSHIP

By:
Name:
Title:

POTTERS-BALLOTINI CO., LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

POTTERS NEDERLAND B.V.

By:
Name:
Title:

BALLOTINI PANAMERICANA S. de. R.L. DE C.V.

By:
Name:
Title:

POTTERS BALLOTINI ACQUISITION GMBH

By:
Name:
Title:

POTTERS BALLOTINI GMBH

By:
Name:
Title:

POTTERS-BALLOTINI LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

NORTHERN CULLET LIMITED

By:
Name:
Title:

[SIGNATURE PAGE TO GLOBAL INTERCOMPANY NOTE]

EXHIBIT A

[FORM OF] GLOBAL INTERCOMPANY NOTE JOINDER

This JOINDER dated as of [•] (this “Joinder”), to that certain Global Intercompany Note dated May [•], 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”), by and among the entities listed on the signature pages thereto from time to time.

Reference is made to (a) the Term Loan Credit Agreement dated as of May [•], 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among PQ Corporation, a Pennsylvania corporation (the “Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Subsidiaries of the Borrower party thereto from time to time, the Lenders party thereto from time to time and Credit Suisse AG, Cayman Island Branch, as administrative and collateral agent (in such capacities, the “Term Loan Agent”), (b) the ABL Credit Agreement dated as of May [•], 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the Borrower, Holdings, the other borrowers party thereto, the Lenders party thereto from time to time and Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “ABL Agent”) and (c) the Indenture dated as of May 4, 2016 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture” and, together with the Credit Agreements, the “Credit Documents”), by the Borrower, as Issuer, certain Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent (in such capacities, the “Note Agent” and, together with the Term Loan Agent and the ABL Agent, the “Administrative Agents”). Terms used herein which are defined in the Credit Documents shall have such defined meanings in the applicable Credit Document unless otherwise defined herein.

The undersigned party (the “New Note Party”) is executing this Joinder in accordance with the requirements of the Credit Documents and subject to the terms thereof. Accordingly, the New Note Party agrees as follows:

The New Note Party by its signature below becomes a Payor and a Payee, as applicable, under the Note with the same force and effect as if originally named therein as a Payor and a Payee, as applicable, and the New Note Party hereby agrees to all the terms and provisions of the Note applicable to it as a Payor and a Payee, as applicable, thereunder. All references to Payor and Payee, as applicable, in the Note shall be deemed to include the New Note Party. The Note is hereby incorporated herein by reference, including, for sake of clarification only and without limitation, the subordination provisions set forth therein. Except as expressly supplemented hereby, the Note shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the New Note Party has duly executed this Joinder as of the day and year first above written.

[NAME OF NEW NOTE PARTY]

By:
Name:
Title:

A-2

EXHIBIT N

[FORM OF]

US, CANADIAN AND EUROPEAN

BORROWING BASE CERTICATE

See attached.

N-1

FORM OF BORROWING BASE CERTIFICATE

PQ CORPORATION

Borrowing Base Certificate

As of

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

under the Credit Agreement referred to below

390 Greenwich Street

1st Floor

New York, NY 10013

Reference is made to the ABL CREDIT AGREEMENT, dated as of May 4, 2016 (the “Credit Agreement”), by and among PQ Corporation, a Pennsylvania corporation (“US Borrower”), CPQ Midco I Corporation, a Delaware corporation (“Holdings”), the Canadian Borrowers from time to time party thereto, the European Borrowers from time to time party thereto, the Lenders from time to time party thereto and Citibank, N.A. (“Citi”), in its capacities as administrative agent and collateral agent for the Lenders (the “Administrative Agent”).Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned Responsible Officer of the Lead Borrower hereby certifies that attached is the Borrowing Base Certificate as of                      prepared pursuant to and in accordance with the ABL Credit Agreement and further certifies that (i) the calculation of the Borrowing Base as of                      is true and correct, (ii) all Accounts included in the calculation of Eligible Accounts satisfy the applicable requirements included in the definition of “Eligible Accounts” and (iii) all Inventory included in the calculation of Eligible Inventory satisfy the applicable requirements included in the definition of “Eligible Inventory,” in each case, in all material respects.

PQ CORPORATION, as Lead Borrower

By:

Name:

Title:

Note: It is understood and agree that this form of Borrowing Base Certificate presents the US Borrowing Base, Canadian Borrowing Base and European Borrowing Base on a combined basis for convenience only and that the Borrowers shall be permitted to modify this form of Borrowing Base Certificate as necessary to present each Borrowing Base on a standalone basis and, with the reasonable consent of the Administrative Agent, to make any other changes to the form of Borrowing Base Certificate.

DRAFT

PQ CORPORATION

BORROWING BASE CERTIFICATE

Period ending

U.S. Dollars

	U.S.		Canada		Europe		Total

Qualified Cash	$—		$—		$—		$—
Advance Rate	100%		100%		100%

Cash Availability (A)	$—		$—		$—		$—

Accounts Receivable	$—		$—		$—		$—

Ineligibles	—		—		—		—

Eligible	—		—		—		—
Advance Rate	85%		85%		85%

A/R Availability	$—		$—		$—		$—

Raw Materials	$—		$—		$—		$—

Ineligibles	—		—		—		—

Eligible	—		—		—		—
Advance Rate (at 85% of NOLV Rate)		%		%		%

RM Availability	$—		$—		$—		$—

Work-In-Process	$—		$—		$—		$—

Ineligibles	—		—		—		—

Eligible	—		—		—		—
Advance Rate (at 85% of NOLV Rate)		%		%		%

WIP Availability	$—		$—		$—		$—

Finished Goods	$—		$—		$—		$—

Ineligibles	—		—		—		—

Eligible	—		—		—		—
Advance Rate (at 85% of NOLV Rate)		%		%		%

FG Availability	$—		$—		$—		$—

Inventory Availability at 85% of NOLV	$—		$—		$—		$—

Inventory Availability at 70%	$—		$—		$—		$—

Lesser of 85% of NOLV and 70%	$—		$—		$—		$—

Inventory Availability	$—		$—		$—		$—

Reserves
Rent and Charges Reserve	$—		$—		$—		$—

Hedge Product Reserve	—		—		—		—

Banking Services Reserve	—		—		—		—
Retention of Title Reserve	—		—		—		—

GST, HST, VAT Tax Reserve	—		—		—		—

Employee Reserves	—		—		—		—

Withholdings Reserves	—		—		—		—

Enterprise Act Reserve	—		—		—		—

Total Availability Reserves	$—		$—		$—		$—

Borrowing Base	$—		$—		$—		$—

Commitments	$—		$—		$—		$—

Line Cap	$—		$—		$—		$—

Revolving Loans	$—		$—		$—		$—

Protective Advances	—		—		—		—

L/C Exposure	—		—		—		—

Revolving Credit Exposure	$—		$—		$—		$—

Availability	$—		$—		$—		$—

(A)	may not exceed $25,000,000 in the aggregate

DRAFT

PQ CORPORATION

Accounts Receivable Availability

Period ending

(U.S. $)	United States				Canada			Europe			Grand Total
	PQ	Potters	ECO	Total	PQ	Potters	Total	PQ UK	PQ NL	Total

A/R Per Aging	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Ineligibles
Past Due Receivables (>60 days PD)	—	—	—	—	—	—	—	—	—	—	—
Credits in Past Due	—	—	—	—	—	—	—	—	—	—	—
Foreign Accounts	—	—	—	—	—	—	—	—	—	—	—
Excess Federal Government Accounts (i)	—	—	—	—	—	—	—	—	—	—	—
Intercompany Accounts	—	—	—	—	—	—	—	—	—	—	—
Affiliate Accounts	—	—	—	—	—	—	—	—	—	—	—
Bankrupt Accounts	—	—	—	—	—	—	—	—	—	—	—
Extended Terms (more than 180 days)	—	—	—	—	—	—	—	—	—	—	—
Receivables more than 90 days from invoice (ii)	—	—	—	—	—	—	—	—	—	—	—
Not Billed in Local Currency	—	—	—	—	—	—	—	—	—	—	—

Shortpays	—	—	—	—	—	—	—	—	—	—	—

Chargebacks	—	—	—	—	—	—	—	—	—	—	—
Special Payment Terms	—	—	—	—	—	—	—	—	—	—	—
Non-Trade A/R	—	—	—	—	—	—	—	—	—	—	—
Cross-Age (50%)	—	—	—	—	—	—	—	—	—	—	—
Contra-Accounts	—	—	—	—	—	—	—	—	—	—	—
Rebates Accrual	—	—	—	—	—	—	—	—	—	—	—
FOB Destination Adjustment	—	—	—	—	—	—	—	—	—	—	—
Specific Reserves	—	—	—	—	—	—	—	—	—	—	—
A/R Revaluation	—	—	—	—	—	—	—	—	—	—	—
Deferred Income	—	—	—	—	—	—	—	—	—	—	—

Total Ineligibles	—	—	—	—	—	—	—	—	—	—	—

Eligible Receivables	—	—	—	—	—	—	—	—	—	—	—

Advance Rate	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%	85%

Net Eligible Receivables	—	—	—	—	—	—	—	—	—	—	—

Dilution Reserve (>5%)	—	—	—	—	—	—	—	—	—	—	—

Accounts Receivable Availability	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

(i)	Government accounts in excess of $7,500,000 for the U.S. and $5,000,000 each for Canada, United Kingdom and The Netherlands.
(ii)	120 days for accounts not in excess of $5,000,000.

DRAFT

PQ CORPORATION Inventory Availability
Period ending

(U.S. $)	United States								Canada						Europe
	PQ		Potters		ECO		Total		PQ		Potters		Total		PQ UK		PQ NL		Total		Grand Total
Raw Materials

Inventory Per Perpetual Ledger	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—
Inventory In-Transit	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—

Gross Inventory	—		—		—		—		—		—		—		—		—		—		—

Ineligibles:

Packaging	—		—		—		—		—		—		—		—		—		—		—

Utilities	—		—		—		—		—		—		—		—		—		—		—
Inventory at Outside Processors	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Vendors to Company	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Company to Customer	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—
Inventory at Vendors	—		—		—		—		—		—		—		—		—		—		—
Inventory Consigned to Customer	—		—		—		—		—		—		—		—		—		—		—
Inventory at a Foreign Location	—		—		—		—		—		—		—		—		—		—		—
Damaged Inventory	—		—		—		—		—		—		—		—		—		—		—
Capitalized Variances	—		—		—		—		—		—		—		—		—		—		—
Non Standard Inventory	—		—		—		—		—		—		—		—		—		—		—
Obsolete Items	—		—		—		—		—		—		—		—		—		—		—
Slow Moving Inventory	—		—		—		—		—		—		—		—		—		—		—
Supplies and Other Low Cost Inventory	—		—		—		—		—		—		—		—		—		—		—
Trial Inventory Items	—		—		—		—		—		—		—		—		—		—		—
Inventory Locations Less Than $50,000	—		—		—		—		—		—		—		—		—		—		—
Intercompany Profit In Inventory	—		—		—		—		—		—		—		—		—		—		—
In-Transit Returns	—		—		—		—		—		—		—		—		—		—		—
Revaluation Adjustment	—		—		—		—		—		—		—		—		—		—		—
Net Realizable Value Reserve	—		—		—		—		—		—		—		—		—		—		—
Unreconciled Difference	—		—		—		—		—		—		—		—		—		—		—

Total Ineligibles	—		—		—		—		—		—		—		—		—		—		—

Total Eligible RM Inventory	—		—		—		—		—		—		—		—		—		—		—
Advance Rate		%		%		%		%		%		%		%		%		%		%		%

RM Availability	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—

Work-In-Process

Inventory Per Perpetual Ledger	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—
Inventory In-Transit	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—

Gross Inventory	—		—		—		—		—		—		—		—		—		—		—

Ineligibles:

Packaging	—		—		—		—		—		—		—		—		—		—		—

Utilities	—		—		—		—		—		—		—		—		—		—		—
Inventory at Outside Processors	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Vendors to Company	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Company to Customer	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—
Inventory at Vendors	—		—		—		—		—		—		—		—		—		—		—
Inventory Consigned to Customer	—		—		—		—		—		—		—		—		—		—		—
Inventory at a Foreign Location	—		—		—		—		—		—		—		—		—		—		—
Damaged Inventory	—		—		—		—		—		—		—		—		—		—		—
Capitalized Variances	—		—		—		—		—		—		—		—		—		—		—
Non Standard Inventory	—		—		—		—		—		—		—		—		—		—		—
Obsolete Items	—		—		—		—		—		—		—		—		—		—		—
Slow Moving Inventory	—		—		—		—		—		—		—		—		—		—		—
Supplies and Other Low Cost Inventory	—		—		—		—		—		—		—		—		—		—		—
Trial Inventory Items	—		—		—		—		—		—		—		—		—		—		—
Inventory Locations Less Than $50,000	—		—		—		—		—		—		—		—		—		—		—
Intercompany Profit In Inventory	—		—		—		—		—		—		—		—		—		—		—
In-Transit Returns	—		—		—		—		—		—		—		—		—		—		—
Revaluation Adjustment	—		—		—		—		—		—		—		—		—		—		—
Net Realizable Value Reserve	—		—		—		—		—		—		—		—		—		—		—
Unreconciled Difference	—		—		—		—		—		—		—		—		—		—		—

Total Ineligibles	—		—		—		—		—		—		—		—		—		—		—

Eligible WIP Inventory	—		—		—		—		—		—		—		—		—		—		—
Advance Rate		%		%		%		%		%		%		%		%		%		%		%

WIP Availability	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—

(U.S. $)	United States								Canada						Europe
	PQ		Potters		ECO		Total		PQ		Potters		Total		PQ UK		PQ NL		Total		Grand Total

Finished Goods

Inventory Per Perpetual Ledger	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—
Inventory In-Transit	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—

Gross Inventory	—		—		—		—		—		—		—		—		—		—		—

Ineligibles:

Packaging	—		—		—		—		—		—		—		—		—		—		—

Utilities	—		—		—		—		—		—		—		—		—		—		—
Inventory at Outside Processors	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Vendors to Company	—		—		—		—		—		—		—		—		—		—		—
In-Transit from Company to Customer	—		—		—		—		—		—		—		—		—		—		—
Intercompany In-Transit	—		—		—		—		—		—		—		—		—		—		—
Inventory at Vendors	—		—		—		—		—		—		—		—		—		—		—
Inventory Consigned to Customer	—		—		—		—		—		—		—		—		—		—		—
Inventory at a Foreign Location	—		—		—		—		—		—		—		—		—		—		—
Damaged Inventory	—		—		—		—		—		—		—		—		—		—		—
Capitalized Variances	—		—		—		—		—		—		—		—		—		—		—
Non Standard Inventory	—		—		—		—		—		—		—		—		—		—		—
Obsolete Items	—		—		—		—		—		—		—		—		—		—		—
Slow Moving Inventory	—		—		—		—		—		—		—		—		—		—		—
Supplies and Other Low Cost Inventory	—		—		—		—		—		—		—		—		—		—		—
Trial Inventory Items	—		—		—		—		—		—		—		—		—		—		—
Inventory Locations Less Than $50,000	—		—		—		—		—		—		—		—		—		—		—
Intercompany Profit In Inventory	—		—		—		—		—		—		—		—		—		—		—
In-Transit Returns	—		—		—		—		—		—		—		—		—		—		—
Revaluation Adjustment	—		—		—		—		—		—		—		—		—		—		—
Net Realizable Value Reserve	—		—		—		—		—		—		—		—		—		—		—
Unreconciled Difference	—		—		—		—		—		—		—		—		—		—		—

Total Ineligibles	—		—		—		—		—		—		—		—		—		—		—

Total Eligible FG Inventory	—		—		—		—		—		—		—		—		—		—		—
Advance Rate		%		%		%		%		%		%		%		%		%		%		%

FG Inventory Availability	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—

Total Inventory Availability	$—		$—		$—		$—		$—		$—		$—		$—		$—		$—		$—

EXHIBIT O

[FORM OF]

HEDGE AGREEMENT DESIGNATION NOTICE

Citibank, N.A.,

Citigroup – ABTF Global Loans

1615 Brett Road

New Castle, DE 19720

Telephone: 302-323-3657

Facsimile: 646-274-5025

Attention: Nicholas Malascalza

Email: Nicholas.Malasalza@citi.com

[•] [•], 20[•]

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement dated as of May 4, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among, PQ Corporation, a Pennsylvania corporation, CPQ Midco I Corporation, a Delaware corporation, the other Borrowers from time to time party thereto, the Lenders from time to time party thereto, Citibank, N.A., in its capacities as administrative agent and collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to the Credit Agreement of the existence of a [Canadian Secured Hedging Obligation][European Secured Hedging Obligation][US Secured Hedging Obligation] pursuant to [                    ]35 and the maximum amount of obligations of the undersigned that may arise thereunder is $[                    ].

[Signature Page Follows]

[35]	Describe Hedging Agreement.

B-1

EXHIBIT O

[•][36]

By:
Name:
Title:

[36]	Name of applicable Loan Party.

O-1